Prospectus Supplement (Sales Report) No. 10 dated October 6, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 360677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360677	$22,000	$22,000	11.48%	1.00%	October 1, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 360677. Member loan 360677 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	3.33%
Length of employment:	2 years 11 months	Location:	Charlotte, NC

Home town:
Current & past employers:	Bank of America Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, I am looking for a loan to emabark in a house remodeling project. I have a stable job with a Fortune 500 company making $80K a year. My experian credit score is 771 and I do not carry other major debt except for my house mortgage at $1,530 on a 30yr fix rate and a credit card with a balance under $1,500. My car and my wife's car are paid in full. I really like the concept of peer to peer lending I was a lender in another peer to peer lending website until they could not receive more lending funds due to a SEC application. My user name is freshbroccoli and I invested over $6,000 in loans to other people. I heard of this site and I decided to give it a try instead of going to my local bank.

A credit bureau reported the following information about this borrower member on August 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,628.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you contact Lending Club and have your income verified, there will be a higher level of lender confidence in your loan.	Thank you for the advice. I am new to lending club, I was under the impression that they would verify it along with the bank account.
Hi, I had a few questions about your loan. 1. Could you call lendingclub.com and verify your income? 2. Can you provide a detailed breakdown of your monthly expense payments? 3. What is your after/tax, after retirement contributions take home pay? How much is your wife's? I'm trying to get a total income contribution amount. 4. What do you do at BOA? Thanks -Zohebh786	1. If it hasn't been, I will. 2.- My biggest monthly expenses are my mortgage ~$1,500 and preschool for my youngest son ~$500. Food ~$350. Other expenses $400. Cars fully paid, no college loans or other type of loans. 3.- Out of my gross take 30% and that is close to my net. Wife brings additionally $2,000 a month net. 4. Sr. Fin Anlayst in Corp. Finance. Hope this answer your questions. Thank you for your interest

Member Payment Dependent Notes Series 389965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389965	$12,000	$12,000	12.18%	1.00%	October 2, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389965. Member loan 389965 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,238 / month
Current employer:	Applebee's	Debt-to-income ratio:	9.03%
Length of employment:	8 years 3 months	Location:	Somerset, MA

Home town:	Cranston
Current & past employers:	Applebee's
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to recieve a loan so I can go out and purchase a car. My current Jeep Grand Cherokee Laredo is 10 years old and has seen better days. My credit is excellent. I am trying this, instead of a loan at the dealer because I always feel as though I am getting fleeced at the dealership. This way I can negotiate only the car price and not worry about the intrest rate. Thanks for our help.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	50
Revolving Credit Balance:	$16,353.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 400248

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400248	$8,000	$8,000	16.00%	1.00%	October 5, 2009	October 11, 2012	October 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400248. Member loan 400248 was requested on September 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	New Hope Christian Academy	Debt-to-income ratio:	17.21%
Length of employment:	7 years 9 months	Location:	Memphis, TX

Home town:	Memphis
Current & past employers:	New Hope Christian Academy, Stream International, Memphis City Schools, Antioch M.B. Church, New Chicago, Inc.
Education:	University of Memphis

This borrower member posted the following loan description, which has not been verified:

Hello, I am a real estate investor in Memphis, TN, looking for a lender to help fund my rehab project. I have purchased seven duplexes. Six of the duplexes are occupied. The vacant duplex will need about $8,000 worth of work to it. Look forward to doing business with you

A credit bureau reported the following information about this borrower member on April 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	41
Revolving Credit Balance:	$26,596.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Could you please have your Employment and Income verified by lending club? To do this please contact general member support at (866) 754-4094. 2. Could you please explain your last credit delinquency 41 months ago? What exactly happened? 3. Is your gross income reported one wage earner or two wage earners? 4. Your credit lists a revolving credit balance of $26,596 and a utilization of 35.60%. Can you explain what these amounts consist of? 5. Can you please provide me with a list of your current monthly expenses? 6. Tell me a little bit about the your expected Return on Assets. That is, how much profit (after all expenses) will the rental properties be generating per month in relation to how much you paid to acquire the properties. 7. What is the monthly cost of the mortgage on these duplexes? Assuming that there is a mortgage. Thanks in advance for answering these questions. They should also help others decide on whether to fund your loan and should answer most of the questions others will have.	1. I will do this today. 2. I'm not sure which delinquency you're referring to. I don't have any on record. 3. My gross income is from myself only. 4. I used this card for the down payment of my investment properties 5. The monthly gross rent is $4900, property management fees are $490 (including maintenance reserve), mortgage is $1250. Taxes and insurance are paid in full. 6. The ROA is 10.5% ($3160 in monthly cashflow/30K downpayment) 7.The current mortgage on these properties is $1250.
Hello, I have a couple follow up questions: 1. If your cash flow is $3,160 per month, that's $37,920 per year -- which would be a 126% annual return on your $30,000 investment -- is that correct?! 2. You said that the gross rent on your 6 occupied duplexes is $4,900 -- which is about $400 per unit -- is that correct? 3. What is the turnover rate for your renters and/or how much vacancy have you had on them? Thanks, Sumner	I apologize for the previous response. I gave the lender figures for all 7 duplexes instead of the current 6 that are occupied. The 6 duplexes that are occupied (12 units total) bring in $350/mth per unit. Gross monthly rent is $4200. Expenses include mgmt fees ($420), and a maintenance reserve of $100 a month. NOI=$3730-1250 (mtg)=$2480. Therefore, ROI=2480/30000=8.2% Since the purchase of the properties in July, there were 3 vacant units, including the two that need repair. The first vacant unit was leased Oct. 1st so now we are at 85% occupancy. Fortunately, we are blessed with a wonderful property manager that truly cares about the tenants and provides excellent customer service.

Member Payment Dependent Notes Series 415465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415465	$4,550	$4,550	13.57%	1.00%	October 1, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415465. Member loan 415465 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	Trilogy Studios, Inc	Debt-to-income ratio:	17.46%
Length of employment:	3 months	Location:	Burbank, CA

Home town:	San Luis Obispo
Current & past employers:	Trilogy Studios, Inc, Walt Disney Co., SEGA
Education:	California State Polytechnic University-San Luis Obispo, Cuesta College

This borrower member posted the following loan description, which has not been verified:

We are looking for a short-term loan to cover out-of-pocket costs associated with an unexpected hospitalization (related to the anticipated birth of our daughter). We are a small, honest, and hard-working family, but we have recently been aggressively eliminating debt at the expense of savings, and therefore, we don't have sufficient savings to cover these expenses. The hospitalization also coincided with a brief three month stint of unemployment following a large reduction at Disney (I was with Disney for 2.5 years). My income is again stable, and in the unlikely event of job loss, my top-tier skills coupled with over 13 years of industry experience help to make finding suitable positions more likely. We plan to repay this loan within one to three years. We are reliable and punctual with payments.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	54
Revolving Credit Balance:	$66,461.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 416212

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416212	$11,000	$11,000	11.83%	1.00%	October 1, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416212. Member loan 416212 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Walgreen	Debt-to-income ratio:	19.67%
Length of employment:	32 years	Location:	Happy Valley, OR

Home town:	San Jose
Current & past employers:	Walgreen, Rite Aid
Education:	Oregon State University

This borrower member posted the following loan description, which has not been verified:

this will be a bridge loan to carry over until retirement and property closes, in about 9 months- money will be used to pay down some debt and help kids finish school

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1978	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	62
Revolving Credit Balance:	$32,818.00	Public Records On File:	1
Revolving Line Utilization:	87.10%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 416615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416615	$15,000	$15,000	8.94%	1.00%	October 1, 2009	October 11, 2012	October 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416615. Member loan 416615 was requested on September 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Trump Taj Mahal Associates	Debt-to-income ratio:	10.20%
Length of employment:	21 years 8 months	Location:	Newfield, NJ

Home town:	Oradell
Current & past employers:	Trump Taj Mahal Associates
Education:	Thomas Edison State College

This borrower member posted the following loan description, which has not been verified:

I am helping my daughter with expenses incurred in getting her Masters degree. She put a lot of her education expense on her credit card, and the card company jacked up her rate. She just started teaching and will pay me as she is able - but I will be responsible for this loan. I have good credit, a good job and a house, and I have never failed to pay a debt. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 14, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1973	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,254.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Could you please have your Employment and Income verified by lending club? To do this please contact general member support at (866) 754-4094.	Type your answer here. No problem.

Member Payment Dependent Notes Series 429404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429404	$5,300	$5,300	11.14%	1.00%	October 2, 2009	October 10, 2012	October 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429404. Member loan 429404 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Tahitian Noni Int'l	Debt-to-income ratio:	8.47%
Length of employment:	3 years 9 months	Location:	Mona, UT

Home town:	Salt Lake City
Current & past employers:	Tahitian Noni Int'l
Education:	Brigham Young University

This borrower member posted the following loan description, which has not been verified:

I have one personal ($7,300, monthly pmt=218.00) and one business ($5,800, monthly pmt=202.00) credit card that, as a platinum member of the credit union, jumped from 7.25% to 11.65% for new purchases. This loan is to take care of the business credit card which was used to purchase a trailer for business. I would like to reduce the monthly payment now and pay the loan off within 1 to 2 years. I fear that if I keep the balance on the card it may take years to pay off. Having a fixed-time period payoff (36 months) is a huge benefit to reduce the amount of total interest paid. Credit: I have great credit, never any defaults or late payments. Income: I make a 6-figure income at my present full-time employment as an IT Senior Manager for a stable company. I also have a side business making between $15,000 and $25,000 annually. Expenses: My monthly expenses total about $6,000 which includes an SBA loan, home mortgage, HELOC, and other expenses. I have no problem covering this monthly payment. I would pay off both credit cards with cash now but would like to reserve the cash I have on hand for emergencies and use future business income for payoffs.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$73,258.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430205

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430205	$14,000	$14,000	11.83%	1.00%	October 1, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430205. Member loan 430205 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,833 / month
Current employer:	Food Lion	Debt-to-income ratio:	8.23%
Length of employment:	1 month	Location:	Hopewell, VA

Home town:	Atlanta
Current & past employers:	Food Lion, C&S Wholesale Grocers, Inc.
Education:	Cornell University

This borrower member posted the following loan description, which has not been verified:

I am investing in real estate and need extra money fro repairs.

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I had a few questions. 1. What do you do at food lion? 2. Can you provide a detailed breakdown of monthly expenses? Do you have revolving or installment debt? 3. How much is it going to investment in real estate, and how much is going to repairs?	1. I am a supervisor at Food Lion. 2. My total monthly expenses amount to $2,200/month. Student Loan 175 Vehicle Payment 200 Insurance 50 Rent 500 Cable 100 Electric 75 Gym 50 Gas 250 Food 400 Mics 400 Total 2200 I have a student loan and a vehicle payment (included above). 3. The majority, meaning 95-100% will be going towards reparis.
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	Income is being verified by Lending CLub now.
What type of real estate have you invested in? Apartments, single family homes, etc. What is the value of your investments and how much do you owe on mortgages? Thanks.	Single family detached, tax assesment is in the 130K range and mortgage is 70K.

Member Payment Dependent Notes Series 430697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430697	$18,500	$18,500	13.57%	1.00%	October 5, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430697. Member loan 430697 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Raytheon	Debt-to-income ratio:	10.68%
Length of employment:	4 years 7 months	Location:	Tewksbury, MA

Home town:	Lynn
Current & past employers:	Raytheon
Education:

This borrower member posted the following loan description, which has not been verified:

looking to get pre approved for up to 18500

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	3
Revolving Credit Balance:	$6,495.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please explain the delinquency three months ago? describe the "muscle car" you are wanting to purchase. What is the price of the car?	There is no delinquency , I paid that CC of back in May 2006 and closed account as you can clearly see , I have had abosulty no activity on that card again if you look at it closely you will see that acount was closed by me in 2006 , I had taken a consildation loan to pay off CC and improve credit , all of the sudden this acoount show me owing money some months up to $ 8 and now down to $ 1 it is clearly a mistake and I have tried several time to have it removed and bank just keeps coming back eith it is my account ?? I'm so fruestranted with this bank I have filed a complaint with the Federal Trade Commision hoping that they will be able to clear it up , but please look at it closely you can tell it is a mistake , bank is not even looking at it and it is hurting my credit and I'm not please , why would I ever hurt my credit for $ 1 . Thank you:
I understand your frustrations. That is why we have Lending Club :) We do not have access to the information you are referring to. Could you please answer the other two questions? describe the "muscle car" you are wanting to purchase. What is the price of the car?	I'm currently looking for a 1967 - 1969 Camaro , I have been watching them and looking around for a few months and I'm thinking to purchase something of any real value I would have to pay somewere in that range, So I'm trying to get pre approved to get funding so I can bid on e bay or negotiate with a dealership , I have done enough looking , I would like to make a purchase , right now and over the next month prices will be coming down and I should be able to get a Camaro in this price range that will increase in value. Thank You .
Can you list out all of your monthly expenses, savings?	mortagage $1405 credit cards $ 250 other misc $ 450 2 savings average $1500 monthly between the 2.

Member Payment Dependent Notes Series 432225

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432225	$15,000	$15,000	14.26%	1.00%	October 1, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432225. Member loan 432225 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Hi-Link Technology Group	Debt-to-income ratio:	19.68%
Length of employment:	13 years 4 months	Location:	Stamford, CT

Home town:
Current & past employers:	Hi-Link Technology Group
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for long term loan

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,918.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.16.2009 I an considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Hi-Link Technology are? 2. $4,333 income is: 1 or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? 6. One summary total usual monthly expenses is? (i.e., entertainment, food, fuel, medical, phone, utilities expenses) Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investment in loans occurs AFTER I received answers.	1) I am computer/printer technician and work in Hi-Link Technology Group (former Hi-Link Computer Corp.) since march 15,1996. 2) My gross montly salary is $3925.40, I probably miscalculate by entering $4333. 3) Rent is $950/month 4) Car loan is $310/month 5) credit cards are about $800/month 6) other expenses are about $400-$500/month
1) What debts are you trying to consolidate? 2) When you say long term, how many months are you talking about? 3) What are your current monthly expenses? 4) Please describe how you currently use your credit cards - is it on a daily basis? 5) How did you accumulate ~ 23K in revolving credit balance?	1) pay off auto loan ($300/month) and loan from my employer ($600/month). This will let me save about $400 monthly that I could use to mpay off credit cards more effectivly. 2) I was hoping for 60 or 72 months, lower payments are my goal. I don't care how long it takes, as long I can afford it. 3) rent - $950, bills $350, credit cards - about $800, loans - $910, than whatever left for groceries and neccecities. 4)I have reached close to the limits on most of my cards, so I am using it only in emergency i.e. when I need gas and have no cash with me. 5) In the begining by my stupidity and recless purchasing, later by neccesity (have to borrow to pay my other bills couple of times) and couple of visits to my girlfriend in Europe contributed to it. Now I'm maried with her, so no more trips.
Could you please elaborate on what debt you intend to consolidate with the loan and how you foresee this $500+ per month payment fitting into your current budget and expenses? Thank you in advance for your responses.	Fist is auto loan $310/month, second is a loan from my employer that I am repaying at $600/month. Total of $15000 together @ $910/month. By taking this loan I could reduce my payments and save about $400 which could help me to pay off my credit cards bills on time and more effectively.

Member Payment Dependent Notes Series 435196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435196	$14,500	$14,500	8.94%	1.00%	October 1, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435196. Member loan 435196 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	PS Business Parks	Debt-to-income ratio:	17.20%
Length of employment:	4 years	Location:	Irvine, CA

Home town:	Norfolk
Current & past employers:	PS Business Parks
Education:	Orange Coast College

This borrower member posted the following loan description, which has not been verified:

I have excellent credit. I have a family with a wife and two children. I currently own a home that we've lived in the last 4 years. I am currently a Senior Property Manager for a publicly traded REIT. I have worked for this company for 4 years. The company is financially sound and the stock price continues to go up. I have credit card debt that has been ongoing for some time and the amount continues to stay about the same due to interest rates even though I have the best interest rates these card companies offer. It is my hope that I can consolidate these cards into a lump sum monthly payment thus having an end in sight to pay these down. I've not actually used these cards for several months but the interest rate is such that the payments will be on-going for many years unless I'm able to use a different strategy to erase the debt. I was hoping to wipe out my credit card debt by borrowing 22,000, but the maximum per the above limit is 20,000. I appreciate your time and consideration. Please let me know if there is any further information I can provide. Respectfully, Richard

A credit bureau reported the following information about this borrower member on August 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,564.00	Public Records On File:	0
Revolving Line Utilization:	20.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your balance is reported by the credit bureaus as $5564, but you are asking for $14,500 to consolidate with. Can you explain what the additional $9,000 will be used for?	Hello. Thank you for your question. I'm not sure why it is reported as $5564.00. I can provide copies of statements from Chase (my credit card company) showing that the balance is much higher. I can provide any information needed to verify that I have a higher balance on my cards. I also suggested that the payment go directly to the cards to ensure the lender this is specifically what the loan amount is going towards. Respectfully, Richard H

Member Payment Dependent Notes Series 440058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440058	$13,800	$13,800	11.48%	1.00%	October 1, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440058. Member loan 440058 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,600 / month
Current employer:	the home depot	Debt-to-income ratio:	23.61%
Length of employment:	16 years 6 months	Location:	paterson, NJ

Home town:	paterson
Current & past employers:	the home depot, sears
Education:

This borrower member posted the following loan description, which has not been verified:

loan is to pay off and close out a loan from ctifinancial and a home depot credit card interest rates to high on these accounts

A credit bureau reported the following information about this borrower member on September 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,698.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the rates on both accounts? Just wondering how much higher they could be compared to the current loan.	one is 22.99% the other is 22.49%

Member Payment Dependent Notes Series 440108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440108	$20,000	$20,000	11.48%	1.00%	October 5, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440108. Member loan 440108 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	REZ-1	Debt-to-income ratio:	5.72%
Length of employment:	5 years 8 months	Location:	Needham, MA

Home town:	Baroda
Current & past employers:	REZ-1
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

The good news is that I won the lottery, 1,000,000 over the next 20 years. The bad news, I can only access 35,000 a year after taxes. Most of the companies that will give loans on winning have unreasonable requirements. This loan is to pay off the debt my parents accumulated when they lost their business this year. The took money out on the their credit cards and now are at a very high interest. They are able to live comfortably but can not make a dent in the 65,000 because the interest alone comes out to $1,100 a month. I am willing to take out several loans in my name and pay off their high interest credit cards. Hopefully you can help get rid of this debt and they can enjoy their golden years stress-free. Thank you

A credit bureau reported the following information about this borrower member on September 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,863.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please contact LC to verify income.	78,000
With your income and your lottery winnings of $35K a year, couldn't you comfortably pay of the $65K debt? Why borrow from Lending Club?	The interest on 65k is so substantial that every year i lose 15k just to interest. With a loan at a lower APR i can pay off the debt with more money going towards principle rather then lossing money towards interest. Thanks, Ravi
Is there anyway you can verify that you won the lottery? Is there a website that shows past lottery winners or something like that.	I checked masslottery.com but there is no listing of past winners but the information is public. You can contact the Massachusetts lottery directly and confirm. Here is the number i got from the website: (781) 848-7755 and an e-mail webmaster@masslottery.com. Thanks, Ravi
Ravi, Remember that any gifts in excess of $13,000 per year (not sure if that is the exact limit) are also hit with a gift tax.	I am unclear about the comment. Can you please elaborate? Are you referring to the winnings? Thanks, Ravi
No, the gift tax is for giving money to other people (not your winnings). If the gift is under the limit then there is no tax. You may want to contact a tax planner or financial planner or try looking it up online. Here is what Wikipedia says: A gift tax is a tax imposed on the gratuitous transfer of ownership of property. When a taxable gift is made the tax is usually imposed on the donor (the giver) unless there is a retention of an interest which delays completion of the gift. A transfer is completely gratuitous where the donor receives nothing of value in exchange for the gifted property. A transfer is gratuitous in part where the donor receives some value but the value of the property received by the donor is substantially less than the value of the property given by the donor. In this case, the amount of the gift is the difference. There are two levels of exemption from the gift tax. First, transfers of a present interest up to (as of 2009) $13,000 per person per year are not subject to the tax. An individual can make gifts up to this amount to as many people as he/she wishes each year. A married couple can pool their individual gift exemptions to make gifts worth up to $26,000 per couple per year without incurring any gift tax. A lifetime gifting limit of $1,000,000 (gifts above the annual exclusions) is allowed before a gift tax is incurred.	I will double check with my accountant. Thank you, Ravi

Member Payment Dependent Notes Series 440548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440548	$4,000	$4,000	8.59%	1.00%	October 1, 2009	October 3, 2012	October 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440548. Member loan 440548 was requested on September 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Insight Communications	Debt-to-income ratio:	7.30%
Length of employment:	2 years 4 months	Location:	NEW YORK, NY

Home town:	Cleveland
Current & past employers:	Insight Communications
Education:	Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am moving and need a quick loan to pay for expenses involving movers, broker fee and security deposit.

A credit bureau reported the following information about this borrower member on September 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,817.00	Public Records On File:	0
Revolving Line Utilization:	64.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Are you moving across town or across country? Will you still have a job after the move? Do you plan to repay this loan early? Regards; Art	I'm moving across town to a cheaper place and will still be at the same job. Unfortanately, I don't have the cash on hand at the moment for all the fees. I would love to repay the loan early rather than spread it out over years.

Member Payment Dependent Notes Series 440579

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440579	$12,875	$12,875	15.31%	1.00%	October 1, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440579. Member loan 440579 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	561 Attorney	Debt-to-income ratio:	24.17%
Length of employment:	3 months	Location:	Wellington, FL

Home town:	West Palm Beach
Current & past employers:	561 Attorney, State of Florida
Education:	Washington & Jefferson College, Thomas M Cooley Law School

This borrower member posted the following loan description, which has not been verified:

I need to consolidate my debt into, so I can get a better interest rate. My bills are paid on time and I do not miss payments. I believe this loan will place me in a better financial situation becuse of the lower interest rate, which will reduce my total financial liability each month. Additionally, this Loan would help me obtain a new bed, crib, and various other things for my house and newborn baby. Finally, this loan would aid me in paying the hospital bill .

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,256.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in loan. Questions are: 1. Position and brief job description 561 Attorney are? 2. $4,1675 income: 1 or 2 wage-earners? 3. Rent payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Investors more confident when borrowers employment|income verified; borrowers benefit is loan funds faster. Employment|income verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply. Good luck loan's 100% funding.	1. I am a managing member of 561 Attorney. I am attorney with two toher partners we all own 1/3 of the business. 2. That is just my income. 3. My part of rent $500. 4. $192.42 a month for car payments. I will pay of the rest of the loan I asked for from Lending Club. 5. My medical, fuel, and phone are taking care of through the business. Most of the credit card expenses will be paid off by this loan, leaving about $42 a month in credit card payments. The rest of the expenses should come to about $1500-$2000 monthly. Hoope this answers your questions.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	I will complete this task the week of 09-14-09. This question was not answered in timely fashion because my son was born this past weekend.
Congratulations on the birth of your son! What a momentous event!!	Thanks for the support.

Member Payment Dependent Notes Series 441016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441016	$12,000	$12,000	14.96%	1.00%	October 6, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441016. Member loan 441016 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	The Car Works	Debt-to-income ratio:	10.10%
Length of employment:	3 years 3 months	Location:	WESTERLY, RI

Home town:	Koszalin
Current & past employers:	The Car Works, Firestone
Education:	New England Institute of Technology

This borrower member posted the following loan description, which has not been verified:

Weddings aren't cheap... Credit card company raised rates after I paid for wedding costs with the card. Wedding is 95% paid for now I just need to get rid of crazy fees and rediculous interest rates. Thank you 534662 added on 10/06/09 > Plan to pay off my credit card with high interest rates. I have a very stable job and stable income. In 5 months once I get married I will save an extra $200 a month because I will get free health coverage through my fiance's employer, which will go towards paying the loan even quicker.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	32
Revolving Credit Balance:	$12,315.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.24.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description The Car Works are? 2. $3,167 income is: 1 (you) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	I am an ASE Certified Master Automotive Technician. We are an automotive repair facility. I am a 1 wage earner. My car is paid for as well as my student loans. I currently live with my fiance. My CC payments are $300-$400 a month.
Do you live with your fiance? Or the wife who is a product of the wedding you just paid for? I'm confused.	I currently live with my fiance...we don't marry until March 21 (end of tax season) but she's an accountant so we are trying to get everything done and paid for before tax season starts. She'd go crazy working 6 days a week during taxes and planning the wedding.

Member Payment Dependent Notes Series 441028

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441028	$7,000	$7,000	12.53%	1.00%	October 2, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441028. Member loan 441028 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	The Hartford	Debt-to-income ratio:	15.93%
Length of employment:	5 years	Location:	ALTAMONTE SPRINGS, FL

Home town:	Detroit
Current & past employers:	The Hartford, Current Employer: CCI
Education:	Capella University

This borrower member posted the following loan description, which has not been verified:

I just bought a new home so I am requesting some money for upgrades.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,125.00	Public Records On File:	0
Revolving Line Utilization:	59.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 441435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441435	$10,000	$10,000	15.31%	1.00%	October 1, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441435. Member loan 441435 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Bochner Chiropractic Care	Debt-to-income ratio:	1.38%
Length of employment:	1 year 6 months	Location:	Brooklyn, NY

Home town:	Albuquerque
Current & past employers:	Bochner Chiropractic Care, M & B Superior Care, Whole Foods Market, Dance Fever
Education:	Southwest Institute of Healing Arts, University of New Mexico-Main Campus

This borrower member posted the following loan description, which has not been verified:

A loan of the above amount would satisfy the rest of my income needs for starting our turnkey business with Sears home repair services. This would be a franchise with rights to carry the Sears name and receive their clientele/ lead database for home repair services in a specific southwest region. The total cost of the business is approx. $32,000 of which Sears will finance the first half and leave me with a balance of approx $16,000. We have approx $20k secured in funds, but would like to keep a sufficient amount of it as backup/ collateral. A $10k loan would suffice the remaining cost for set up and get this rolling here.

A credit bureau reported the following information about this borrower member on September 12, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$425.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 2. Will you keep your current job with Bochner while you start up your business 3. Will you be able to repay this loan if the business does not pan out as well as you anticipate? How?	The stated income is from my job only. My fiance brings in a separate income which also assists us, but is not stated here. I will continue to bring in a supplemental income of $2400 while starting up the business. I will be able to pay back this loan due to the collateral money kept aside in case of emergency plus my other earnings.

Member Payment Dependent Notes Series 441460

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441460	$20,000	$20,000	16.70%	1.00%	October 1, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441460. Member loan 441460 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,042 / month
Current employer:	Inova Health System	Debt-to-income ratio:	20.94%
Length of employment:	2 years	Location:	ALEXANDRIA, VA

Home town:	Stuart
Current & past employers:	Inova Health System, American Mobile Healthcare
Education:	University of Virginia (UVA)

This borrower member posted the following loan description, which has not been verified:

I am seeking out a loan to consolidate high interest credit card debt. I have been employed as a registered nurse for 13 years and have very stable income. I am married and in a stable home. I am not looking to further extend my credit, but rather to pay it off. The loan will be used to pay off my credit cards and close my accounts to these higher intersest lines. My car is paid off and my husband pays the mortgage on our home therfore my primary financial focus is now to pay off debt. The payment on this loan will not be additional money from my income but the same minimum monthly credit card payments used much more wisely! I have borrowed from various lenders in the past with a good credit history and intend to continue to pay my debts in the same reponsible manner. I consider myself to be an excellent candidate for this loan and hope that you do as well.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	16
Revolving Credit Balance:	$28,332.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.17.2009 I an considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Inova Health Systems are? 2. $5,042 income is: 1 or 2 wage-earners? 3. Rent payment per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investment in loans occurs AFTER I received answers.	Type your answer here. I am a nurse in a large hospital. The income stated is my income alone. I pay 200.00/ month towards the mortgage. Thanks for inquiring.
You say your husband pays the mortgage but your application says you rent. Please explain.	Type your answer here.The home is in my husbands name and he is responsible for the mortgage. I typically give him about 200 dollars/ month towards the mortgage/utilities/etc.. I responded that I rent due to the fact the house is not in my name and rent was the other option.

Member Payment Dependent Notes Series 441787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441787	$10,000	$10,000	13.57%	1.00%	October 1, 2009	September 27, 2012	September 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441787. Member loan 441787 was requested on September 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,882 / month
Current employer:	East Los Angeles College	Debt-to-income ratio:	21.17%
Length of employment:	3 years 2 months	Location:	Los Angeles, CA

Home town:	Los Angeles
Current & past employers:	East Los Angeles College, Los Angeles Community College District
Education:	Pace University-New York, East Los Angeles College, Los Angeles City College

This borrower member posted the following loan description, which has not been verified:

Hello, I am requesting a loan to pay off at least three of my major debts so that my daughter and I can team up to purchase our family's first home. My plan is to pay off the most major balances so that my FICO score will rise and we can get the home loan with the best rates. This loan would also help to eliminate the number of creditors owed to. I have a credit tracker for all three bureaus, so I hope from that information that it?s obvious I?m serious about keeping up with whom I owe money to. I am always looking for ways to make sure my debts are paid on time and I always try to give more than the minimum due whenever possible. To clarify, I have been working at my job as an administrative secretary at East Los Angeles College for 3 years and have been with the Community College district since 1999. My gross income is approximately $4488 monthly. I just need help to pay off two or three of my largest debts until my husband finds a traditional job and can assist further. Ideally the automatic payments for this loan should be taken on the 15th rather than the 27th of the month and that would be my only caveat. My two wonderful boys and college graduate daughter would love to get into in a house while prices are low and start our search on a level financial playing field; I know that living in our own home would be the answer to a longstanding dream. I sincerely hope you'll be able to help us. Thank you.

A credit bureau reported the following information about this borrower member on September 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	80
Revolving Credit Balance:	$9,114.00	Public Records On File:	0
Revolving Line Utilization:	57.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.14.2009 Considering $350 investment in your loan. Questions I have are: 1. Position|very brief job description East Los Angeles Collge are ? 2. $3,882 income is: 1 or 2 wage-earners? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1040 Tax Return. After verification completed both upper-right corner "Credit Review Status" and "Income" shows (*). When loan 100% funded Lending Club can more quickly deposit $ into your bank account. Good luck with your loan's funding and issuing promissory note. Contacts: 8-5 PT M-F General Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527. Note: I invest in selected loans only AFTER I received answers to above questions.	1. As the administrative secretary for the Vice President of Student Services my main duties are to assist the vice president with students, faculty and administrators who may need help remedying academic issues, grievances, disputes and things of that nature. I type and prepare various correspondences, handle the logistics of meetings and hearings, attend meetings, take minutes, select and fill out proper forms and provide assistance to students who come into the office, manage the office and supervise student workers, with other duties as assigned. 2. The $3882 income is mainly 1 wage earner at this point, although my husband assists as he can with his job as a freelance computer and media technician. 3. The rent is $1106 per month which is split between myself and spouse- he pays half. 4. One car is paid off; the other is $342 per month, which again is split between me and spouse. 5. My expenses per month for the items mentioned amount to approximately $600.00.

Member Payment Dependent Notes Series 441792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441792	$4,000	$4,000	8.59%	1.00%	October 2, 2009	October 10, 2012	October 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441792. Member loan 441792 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Creighton School District	Debt-to-income ratio:	4.72%
Length of employment:	4 years	Location:	Laveen, AZ

Home town:	Yuma
Current & past employers:	Creighton School District
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

I have never been late on any payments, quicker and quicker I have been getting out of debt. My wife and I both teach and we simply want to refinance and get rid of our remaining credit card debt from college. We have 2 credit cards, this one and one with a $3000 balance. We have a repayment plan but we really don't want to pay 19% on this card. I figure if they are going to jack up my interest to 19% Id rather refinance and give the interest to actual people instead of corporations. Plus Ill get a better fixed rate. Please consider funding our loan and if you have any questions feel free to ask. Thanks!

A credit bureau reported the following information about this borrower member on September 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,347.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 442052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442052	$20,000	$20,000	12.18%	1.00%	October 1, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442052. Member loan 442052 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	XL Capital	Debt-to-income ratio:	18.45%
Length of employment:	2 years 2 months	Location:	Harleysville, PA

Home town:	Philadelphia
Current & past employers:	XL Capital, Philadelphia Insurance Company
Education:	La Salle University, Villanova University

This borrower member posted the following loan description, which has not been verified:

I would like a loan to payoff my 2 major credit cards, both of whon are with Chase. I had a low fixed interest rate on both cards and then the rate and minimum payment amount was raised last December. The minimum payments are killing me and when I try to pay more than the minimum, I am left with nothing to live on until the next paycheck. I just bought a condo in December before then rates were increased. I am responsible with my payments and feel if I can just get the interest rate lowered, than I will be able to pay the cards off with no problem. I contacted Chase and asked them to lower the rates and they declined my request, not suprisingly.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,074.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you going to close your chase accounts if you get this loan and pay them off?	I will close one and keep the other open only for emergencies. I thought that if you actually closed out accounts even if they were at $0 balance it went against your credit.
You are correct that if you close out all your cards your credit score will be negatively effected. One of the big factors in you credit score is percentage credit used divided by the amount of credit you have available (you want a low number), but if the amount available is zero, well then the division isn't a number, and they don't like that "no credit isn't good credit". This also why if they drop someone's credit limit it can hurt their credit score because the X / "lower available credit" gets larger. I believe that also keeping the card that you have longer is also better.	Thanks for the information. I have had one of the cards almost 10 years I believe, so that is the one I would most likely keep open after it is paid off.
If the minimum payments are killing you (your words) then how do you expect to make a $666 monthly payment without being killed each month.	Because I was paying more than the minimum payments on both to try and get them paid off earlier. I was leaving nothing for myself at the end of each pay cycle. Since the rate on this will be a lot lower, I would be able to pay the $666/month and know that it will be paid off in 3 years and also not be paying as much in interest.

Member Payment Dependent Notes Series 442140

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442140	$25,000	$25,000	14.61%	1.00%	October 6, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442140. Member loan 442140 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	TriNet	Debt-to-income ratio:	20.52%
Length of employment:	5 months	Location:	SAN FRANCISCO, CA

Home town:	Aiea
Current & past employers:	TriNet, Mervyns, GAP
Education:	University of Hawaii at Manoa, Santa Clara University

This borrower member posted the following loan description, which has not been verified:

During a stint where my ex-wife and I were on unemployment my credit card debt ballooned and my interest rates were increased. I'm seeking to lower my Credit Card debt and pay back as quick as possible. I'm currently paying 4 short term debts at $700 month but I am incurring at least $200 month in interest which is making this slow going. I have $10k in cash I will be using along with the $25k I'm borrowing to eliminate 2 cards totally $32k. I will use the remainder on a third card totalling $20k. I am a responsible IT Professional with a stable income making $120k a year. Unfortunately bad decisions in the past have been keeping me from being able to gain some momentum. Paying off these debts would go a long way towards financial recovery for myself. I really appreciate the help. Thanks!

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$78,468.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Will you tell me what your $78k of revolving debt consists of? Thank you.	17k credit card 1 16k credit card 2 20k credit card 3 20k of personal loan I have quite a bit to pay down so this 25k is the first step. I'd love to be able to pay it all down now but I can't take a 78k loan right off the bat. I'm paying about $700 a month per card and loan making my total $2800 a month in payments. I can pay that but it doesn't help to pay down the principal very much.
I see that you have only been employed for five months. What have you done as working for the past two years. Best Regards, Charles	Prior to my current job, I was an IT manager at another company for 2.5 years. That company went bankrupt in October 2008. From November to April I was unemployed. That was the first and only time I was unemployed since middle school. Very strange feeling.

Member Payment Dependent Notes Series 442232

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442232	$20,000	$20,000	11.83%	1.00%	October 1, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442232. Member loan 442232 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	self employer	Debt-to-income ratio:	12.95%
Length of employment:	14 years	Location:	WILBRAHAM, MA

Home town:	Collingswood
Current & past employers:	self employer, Perkins School for the Blind, Royal New Zealand Foundation for the BLind, Hillsborough County Schools
Education:	University of Florida; Western Michigan University

This borrower member posted the following loan description, which has not been verified:

We desperately need to renovate a part of our home. I would like to take out a loan to do this. I have fully started back to work this year. I make between $6,000.00 to $8,000.00 a month, so I will be able to pay this loan and a few credit cards down this year. I just need help to do it.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,586.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 442775

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442775	$10,000	$10,000	12.53%	1.00%	October 1, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442775. Member loan 442775 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	FBC of Westfield	Debt-to-income ratio:	20.46%
Length of employment:	9 months	Location:	Clementon, NJ

Home town:	Clementon
Current & past employers:	FBC of Westfield, CVS Caremark Corp., Clementon Park and Splash World, YMCA
Education:	West Chester University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

2008 was a tough year. I spent the entire year unemployed or underemployed due to various workplace closings and position eliminations. I was forced to decide each month which bills I'd be able to pay, and this hurt my credit big time. I often had to pay for bills using a credit card... and then I'd have the same payment due for the card the next month. It was a mess. In the beginning of this year, I accepted a new position as a Youth Leader/Asst Music Director at a church, and I am loving every minute of it. The really great thing here is that I am receiving a paycheck that allows me to pay off my debt from last year. Unfortunately, my delinquency from last year has sky-rocketed the interest rates on these debts. I would love to be able to pay off the debt I accrued ASAP because I have a long commute, and if I didn't have such huge payments every month I could afford housing closer to where I work, and maybe even an engagement ring! (don't tell!) Thank you so much and God bless you for all your help!

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,722.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 442958

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442958	$8,000	$8,000	8.94%	1.00%	October 5, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442958. Member loan 442958 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Northeast Wisconsin Technical College	Debt-to-income ratio:	2.70%
Length of employment:	8 years 9 months	Location:	Coleman, WI

Home town:	Oconto Falls
Current & past employers:	Northeast Wisconsin Technical College, Paula Crum, DDS, MS
Education:	Silver Lake College

This borrower member posted the following loan description, which has not been verified:

I am currently approved for a home mortgage loan but need a short term loan for the down payment. I have recently divorced with my home on the market for sale. Once the home sells, I will have the finances to pay the short term loan off. I am unable to withdraw money from my retirmentment program or borrow against the policy due to it being a pension plan vs. a 401k.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,914.00	Public Records On File:	0
Revolving Line Utilization:	15.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long has your home been on the market? Do you have equity in the home you are selling?	The current home that I own with my ex-husband has been on the market since May. The home appraisal is $260,000 and we have it on the market for that price. The balance on the mortgage is $195,000 with the profit of the home to be split between my ex and I.
Why do you need an 8k loan when your monthly income is 9500 ?	That is gross monthly income, not net income. I am currently making a monthly rent payment along with paying the full mortgage on the co-owned home that is on the market. Having gone through a recent divorce, my additional funds available were spent on legal fees.
Interested in funding your loan, but curious: If your mortgage balance is well below your asking price, and the home has been on the market since May, why not lower the price and get it sold right away?	My current mortgage for the co-owned home is in a rural location with several other homes on the market as well. We are currently working with the realtor to try and draw a target population in for the home. Unfortunately, the homes in our community that have sold within the last year have been at $175,000 or less.

Member Payment Dependent Notes Series 443110

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443110	$13,475	$13,475	14.26%	1.00%	October 1, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443110. Member loan 443110 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Bravo Development INC	Debt-to-income ratio:	22.11%
Length of employment:	1 year 7 months	Location:	Ellisville, MO

Home town:	St. Louis
Current & past employers:	Bravo Development INC, Brinker International
Education:	St. Louis Community College - Forest Park

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to pay off my credit card balances and consolidate the debts into a single, lower interest rate loan. Traditional lending has not met my needs, as my bank does not offer debt consolidation loans and I am not a home owner (so I do not have equity available to me).

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,522.00	Public Records On File:	0
Revolving Line Utilization:	93.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your current position and give a brief job description? Last employment and for how long? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ?	1) I am a server trainer for a high-volume restaurant [sales of 10M+ per year]. This includes not only working as a server, but conducting training seminars, reviews, and scheduling. 2) The stated income is solely mine, however my husband also works. His income, NOT included in the listed total is approximately $32,000/year (around $2,700/month) 3) Rent is $450/month 4) Car payments are zero. We each own outright our own car. 5) CC payments are approximately $600/month.

Member Payment Dependent Notes Series 443151

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443151	$9,250	$9,250	12.87%	1.00%	October 2, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443151. Member loan 443151 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,288 / month
Current employer:	WIL Research Laboratories	Debt-to-income ratio:	18.97%
Length of employment:	1 year 6 months	Location:	ASHLAND, OH

Home town:	Cincinnati
Current & past employers:	WIL Research Laboratories, Olive Garden, Bankers Life and Casualty
Education:	Grove City College

This borrower member posted the following loan description, which has not been verified:

It took me two years out of college to find a decent paying job in my field of study. In those two years, I had a few jobs which didn't pay particularly well and a few months of unemployment. I relied too heavily on credit cards to fill the gaps when my job wasn't enough. Before I knew it, I was buried in credit card debt and the rates on the majority of the debt had more than doubled. I have since found a secure job in my field of study (which I have been at for almost two years now) and have learned to budget and stop using/relying on credit cards. However, my debt haunts me and I would like to consolidate my three accounts into one fixed (and lower) APR so I can pay them off as soon as possible and be finished with them. The amount requested will cover all three cards and will fit nicely into my budget. Also, having a fixed-term loan, as opposed to the open-ended credit cards, would be a great personal relief that gives me a set date that the total debt will be repaid. I'm still young but I'm starting to think of my financial future and I'm confident this is the first step.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,666.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 443194

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443194	$15,000	$15,000	13.22%	1.00%	October 1, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443194. Member loan 443194 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Self Employed	Debt-to-income ratio:	1.96%
Length of employment:	2 years	Location:	MIDLOTHIAN, VA

Home town:	Kent
Current & past employers:	Self Employed, Childcare Provider, Home Stationery Business
Education:

This borrower member posted the following loan description, which has not been verified:

I'd like to pay off all of my debt, in a set time, for a set amount each month. I want to be rid of my debt, but am not one of those people that walks away or defaults on their credit. My credit score is something I pride myself on!

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,425.00	Public Records On File:	0
Revolving Line Utilization:	29.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Please explain your income Sources? Job description? What type of business? How secure is future income? Is it based on contracts or retail sales? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? How will this payment of over $500 per month fit into your overall budget?	Hi there, My income source (after tax) is a mix of my online retail store, selling customized stationery (approx $500 a month, $200 from wholesale accounts, $300 from my website). I have repeat customers that order each month. $2600 from my husbands teacher salary (has been teaching solidly for 12 years) and $600 a month from my job as a Nanny. The rent on our house is $750, utilities approx $550 (including car insurance and cell phones). No car payments, we paid our cars off in April 2008. My finance payments total $560 a month, which consists of 6 lines of credit. My husband and I unfortunately had to charge recent flights to England, as my Grandmother is dying of a brain tumor and we felt it important for her to meet my daughter and for me to say goodbye. It was $5000 we did not have at the time and we would now just like to pay the debt off. The $507 a month payment will simply replace the credit payments we are paying now, we will just have an end date for the debt. Several of our lines of credit have high interest rates and although I am paying off more than the minimum each month, I feel like I am getting nowhere. I'd like to be able to pay a set amount each month, knowing that in 3 years, I'll be debt free. I keep a budget spreadsheet each month, tracking our household and entertainment expenses and we rarely, if ever, live outside of our means. 3 years from now (when the loan would be paid off), my daughter will be 5. Starting school and getting involved in activities. I would like to see the payments we now put into paying our debt down, go towards her future. I hope the above is enough information and that I did not drag things out too much! Thank you for looking at my profile and I look forward to hearing from you. Chloe
Good answers. Will help. and Good luck.	Thank you so much!
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	Thanks! I emailed them the other day, but have heard nothing back. Will call tomorrow.
YOU SHOW ONLY $2425 REVOLVING CREDIT BALANCE. WHAT ARE THE OTHER 5 BALANCES YOU OWE. PLEASE LIST BALANCES AND WHAT BANKS OR LOAN COMPANIES YOU ARE PAYING TO. THANK YOU. WILL HELP WITH YOUR LOAN . GOOD LUCK	Hi, The balances showing are the ones in my name only. The majority of the debt is in my husbands name and is a result of my husband and I paying for the recent trip to visit my Grandmother and for the legal/immigration fees for my husband and I to get married (I am British. We have been married for 3 years now and we are STILL paying money to the government for my resident visa! I live here legally, able to work, go to school. We have a child together and couldn't be happier - apart from our debt!) We owe (approx - I can give actual's once I receive statements this month): Bank of America $7100 Bank of America NEA $4220 Bank of America $572 Juniper: $2150 Chase: $700 Capitol One: $500 It comes to a little more than what I'm asking, but those are estimates from before our most recent payments. Our interest rates on the cards range from 7.99 - 29.99%. The highest card (of $700) has a 29.99% rate and we've never missed a payment. Our balance just doesn't seem to move. We pay more than the minimum, but it makes hardly any difference. I honestly cannot wait to have one single loan, that I'll be able to pay off in a set amount of time. All but 2 of our cards have already been cut up, my husband and I simply keep one each in case our car breaks down or for other high cost emergencies. Sorry - went off topic! Thanks for your interest in investing in me/us. You don't know how much this means!
no so much a question as a comment, I am very excited to help you out, your story compelled me to invest in you, I understand how hard it is to get out from under that debt rock. i was able to fund $50 toward your loan I wish I could invest more and I wish you and your family the best! - Ches	Thank you ches! Knowing that I'm paying back generous people, rather than money hungry banks just makes my daughters future look even more hopeful! People like you really make a difference. Thank you very very much.
I will invest. good luck to you & your family.	Thanks so mcuh SEHBabineau!

Member Payment Dependent Notes Series 443206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443206	$20,000	$20,000	12.53%	1.00%	October 1, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443206. Member loan 443206 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,483 / month
Current employer:	bankers life and casualty company	Debt-to-income ratio:	18.72%
Length of employment:	11 years 10 months	Location:	chicago, IL

Home town:	Richmond
Current & past employers:	bankers life and casualty company, pioneer insurance
Education:	McHenry County College

This borrower member posted the following loan description, which has not been verified:

I will use this money to pay off debts faster and help retire debt free after that. I am a full time employee at same company for approx 12 years and pay all my bills on time - I just nee a payment structure with lower interest rates to get this done sooner

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,770.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Here's hoping we can all retire debt-free! Can you have your income verified by Lending Club? And are you salaried or paid on commission? Also - is that DTI number correct? If you are paying 20% of $7500/mo, does that mean you are paying a Chicago area mortgage AND covering $55K of credit card payments for only $1350 a month? Am I missing something?	I am a salaried employee - I did not list any bonus I might be entitled to. I am married and my husband covers the mortgage payment. I am trying to pay off my credit card debt so we can retire with none and we are working toward paying off our mortgage in 5 years. hope this helps
May I ask what kind of debt this is? Is it all credit card? How many years to retirement? Does your husband pay all of the bills on his salary? What does your income currently go towards?	all credit card debt - stupid I know My salary goes to daily living expenses including credit cards - my husbands goes to paying off the mortgage early need less time to payoff all the credit cards then the 20years if just minimum payments made - this will be same amount as my min payment but paid off $20,000 worth in 3 years 8 years till retirement hope this helps

Member Payment Dependent Notes Series 443237

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443237	$6,250	$6,250	12.87%	1.00%	October 5, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443237. Member loan 443237 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Complete Flooring Installation Inc.	Debt-to-income ratio:	21.84%
Length of employment:	3 years	Location:	PALM BEACH GARDENS, FL

Home town:	Decatur
Current & past employers:	Complete Flooring Installation Inc., Elhilow, Smith & Company, LLC
Education:	Indiana University-Purdue University-Fort Wayne, Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

using to pay off credit cards

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	35
Revolving Credit Balance:	$28,565.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 443239

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443239	$15,350	$15,350	12.18%	1.00%	October 1, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443239. Member loan 443239 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,524 / month
Current employer:	St.Lukes Hospital	Debt-to-income ratio:	15.47%
Length of employment:	3 years 6 months	Location:	OVERLAND PARK, KS

Home town:	Moran
Current & past employers:	St.Lukes Hospital, Shawnee Mission Medical Center, Good Samaritan Hospital, Emerson Hospital
Education:	Kansas State University, Washburn University, University of Cincinnati-Main Campus

This borrower member posted the following loan description, which has not been verified:

I'm using this loan so finish my masters degree.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,713.00	Public Records On File:	0
Revolving Line Utilization:	27.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will your employment continue while you go to school? Also, if you have your income verified thru the Lending Club, investors will have more confidence in your loan.	Yes, I am continuing my employment, so it will be no problem to pay this loan, I'm just using it to supplement, paying for graduate school tuition.
Can you please do an income verification by contacting the Lending Club service? Also, why have you had so many inquiries in the last 6 months?	inquiries were from applying for a couple of other student loans, but, I didn't realize I qualified for another federal loan, so I went with that. I also switched to a 0% interest on a credit card. I thought lending club was already doing an income verification. I'm a nurse, and attending graduate school to get my master's in nursing, so my income is pretty standard for this location as an RN. I've been an RN for 8 years.

Member Payment Dependent Notes Series 443262

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443262	$14,000	$14,000	15.65%	1.00%	October 1, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443262. Member loan 443262 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Ipsco Koppel Tubulars Corp	Debt-to-income ratio:	6.00%
Length of employment:	3 years 8 months	Location:	Ambridge, PA

Home town:	Aliquippa
Current & past employers:	Ipsco Koppel Tubulars Corp, Ergonomics and Safety Services Inc.
Education:	Slippery Rock University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I am humbly requesting a loan amount of $14,000. I came across your program from my financial advisor and you have also helped a couple of my friends with great success. The money that I'm requesting will put me in a better financial situation. I plan to use the money to pay off my vehicles, 2 credit cards, and my 401k loan. I understand that this is a 3 year program which is perfect for me because I am a steelworker and we signed a 3 year contract with my Union for an even bigger hourly rate. The reality is that if you don't have a good history with credit, one can't really do much. I have made a few mistakes with my credit but it's healing very well with a score of 666. I sincerely hope I can receive the help you have so generously gave my friends. Thank You!

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	28
Revolving Credit Balance:	$1,221.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.17.2009 I an considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Ipsco Koppel Tubulars Corp are? 2. $4,167 income is: 1 or 2 wage-earners? 3. Rent payment per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investment in loans occurs AFTER I received answers.	I appreciate the questions. I am a Hot Metal Crane Operator and I am responsible for handling molten metal in a melt shop and caster in a steel mill environment. $4,167 is just my income, and my rent payment is $550.00 all utilities included except electric...Thank u again!!!
1. What is your current position and give a brief job description? Who was your prior employer and for how long? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Itemize your CC payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ?	Thank you for the questions Jose C! I am a hot Metal Crane Operator in a steel mill and I am responsible for handling molten metal in 180 ton ladles to be casted into seamless pipe for underground natural gas drilling. I'm holding that position for approx. 3yrs and 8 months. Prior to that, I worked for a company called ESS(Ergonomics and Safety Services) for 3 years until they reduced their work force. $The 4, 200 monthly income is just me and my wife works part time and brings in $500.00 per month. Our rent is $550.00 per month with all utilities included. Car payments are$250.00 and $200.00. My credit cards are as follows....1 has a $1200 limit with a $40 monthly payment, 1 has a $5,000 limit with a 30$ monthly payment and a 401k loan with a $42 payment. All other expenses are approx. $450-$500. I hope this answers all of your questions. If not, please feel free to ask more. Thank You kindly!
Please forgive the duplication in the questions. Retired posted his before I did but when I posted, they were not visible yet. Will help.	No problem at all Jose C. I am greatly appreciative and humbled for your help. If there are any other questions, please do not hesitate to ask. And once again I thank you kindly!

Member Payment Dependent Notes Series 443376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443376	$20,000	$20,000	13.92%	1.00%	October 1, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443376. Member loan 443376 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	S. C. Johnson & Son, Inc.	Debt-to-income ratio:	14.99%
Length of employment:	9 years 10 months	Location:	Racine, WI

Home town:	Racine
Current & past employers:	S. C. Johnson & Son, Inc., Lafarge, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

For payment of Credit Card acquired in Divorce

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,631.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.17.2009 I an considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description S C Johnson Co are? 2. $5,750 income is: 1 or 2 wage-earners? 3. Rent payment per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investment in loans occurs AFTER I received answers.	Thanks Very much for your question. I am the Senior Shuttle Coordinator for SCJ. We have 14,000 travelers per year (24-7) I am responsible for coordinating the requests, Drivers and vehicle to execute these trips. Including Johnson Family members, VP's, employees and guests. The income is single earner (me) Rent is currently $300.00 per month. Thank you again!
Please summarize your monthly expenses. Thanks.	Car Payment - $245.00 Insurance- $110.00 Am - Ex $196.00 US Bank $821.00 Rent - $300.00 Cell - $130.00
Hello, your credit balance is listed at $13,631, but the amount you are requesting is $20,000. What is the purpose of the extra $6400?	Hello and thanks for the question. The 13,631 on the report is for the car that has been refinanced. The 20,000. In a previous question, I detailed my expenses - and I am refinancing the US Bank Card at 20,000. Thanks again, Scott Fox

Member Payment Dependent Notes Series 443444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443444	$20,000	$20,000	16.35%	1.00%	October 1, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443444. Member loan 443444 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Capital One Financial	Debt-to-income ratio:	2.87%
Length of employment:	1 year 7 months	Location:	Richmond, VA

Home town:	Jacksonville
Current & past employers:	Capital One Financial
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

I am seeking funding to open a high school math and science tutoring business in my local mall I am a well-paid banker and would eventually be able to fund this myself but I want to move quickly while prices are low and school is starting

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,341.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What mall?	Short Pump Town Center (or the strip malls adjacent to it)
1. What is your current position and give a brief job description? What was prior employment and for how long? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ?	1. Operations Analyst - Analyze operating metrics for company and build strategies for improvement 2. Single earner 3. Rent of 1050 4. $0 car payment 5. $150 CC Payment 6. Other expenses: $800
thank you, but I would like to know who your previous employer was and how long you were employed there?	This is my first salaried position out of college

Member Payment Dependent Notes Series 443530

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443530	$20,000	$20,000	19.47%	1.00%	October 1, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443530. Member loan 443530 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Department of Homeland Security (DHS)	Debt-to-income ratio:	0.98%
Length of employment:	12 years 7 months	Location:	Brooklyn, NY

Home town:
Current & past employers:	Department of Homeland Security (DHS)
Education:

This borrower member posted the following loan description, which has not been verified:

This loan request will be to pay down debt and to have cash on hand to ease the financial burden created by a job relocation from New York to Hawaii.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	36
Revolving Credit Balance:	$29,518.00	Public Records On File:	0
Revolving Line Utilization:	97.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have been working for the Department of Homeland Security for 12 years and 7 months?	I worked for a government agency that was incorporated into the establishment of the Department of Homeland Security in 2002 (12 years 7 months of continuous government service). Thanks for your inquiry.
Is your job in Hawaii still with the DHS?	Yes
Why isn't the DHL covering your relocation expenses?	DHS did. Unfortunately due to current market conditions I paid the government $26,000.00 in negative equity to purchase my home in NYC (completely my choice - I could have held on to the property and rented it but the rental income/numbers generated would not have worked out). With my current salary and very limited expenses on my balance sheet (I'm single, no children/dependents, no car payments, and currently renting at $950.00 a month I will be comfortably cash flow positive in several months. I am utilizing this service as a mechanism to have the availability of cash on hand and knock down some credit card debt. Thanks for your inquiry.
Can you tell us a little bit about your last deliquency? Thank you!	The delinquency stems from a switch in phone service providers to take advantage of more competitive rates. Having been on an overseas assignment I was paying all my financial obligations via online banking. AT&T (new phone service provider) never made any formal notification to my former service provider (Verizon) that the phone line had switched over (as I was led to believe by the sales associate) resulting in a continuous monthly charge to be incurred through Verizon (my service provider for several years at that address without any payment issues and more often than not a credit balance due to overpayment). Unfortunately I was advised of the situation when I was contacted by a collection service for approximately $100.00 reference this debt moving from deliquent status to collection status. Due to the fact that I am single, was deployed overseas, paid my obligations online and was NEVER contacted by Verizon via phoneline (ironic) about the matter resulted in the unnecessary delinquency as well as an immediate payment of the debt owed Verizon and confirmed cancellation of the Verizon service. Matter resolved. I hope this clarifies the rating and thanks for your inquiry

Member Payment Dependent Notes Series 443682

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443682	$15,000	$15,000	11.83%	1.00%	October 1, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443682. Member loan 443682 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,375 / month
Current employer:	CSC	Debt-to-income ratio:	11.00%
Length of employment:	2 years 8 months	Location:	CINCINNATI, OH

Home town:	Albany
Current & past employers:	CSC, Convergys Corp., Best Buy Co. Inc., Xavier University Department of Computer Science, Target
Education:	Xavier University

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I am seeking to manage and eliminate my current credit card debt in as short a time as possible. In the past two years, I have eliminated almost two-thirds of the debt I had accrued during and after college, as well as the credit card debt that I had accumulated while furnishing my home. It is time for me to eliminate the last of my credit card debt, and it would, in my estimation, be most prudent to do so by means of a debt consolidation loan. In addition to eliminating my current credit card debt in a more manageable and sustainable way than exhausting my available cash flow each month, I also intend to utilize some of the monthly cash flow that this loan would "free up" in order to make small repairs and improvements to my home which will increase its value and position it better within the local housing market for sale at such a time when it becomes prudent to sell. The purpose of this loan, again, is to help me eliminate the remainder of my unsecured debt in a manageable and sustainable way, such that I do not find myself in credit card debt again in the future. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,318.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	Thank you for your advice. I will pursue this.
Please summarize your monthly expenses. Thanks.	Monthly income/expense summary $ 3500 - Net Monthly Income (after payroll deductions) ($ 925) - Mortgage & Homeowners Association Dues ($ 325) - Car Payment ($ 150) - Energy ($ 150) - Phone/Internet ($ 75) - Auto Insurance ($ 100) - Recurring Medical Expenses ($ 100) - Deposit to Savings ------------------------- $ 1675 - Remaining after fixed monthly expenses ------------------------- ($ 500) - Monthly Spending Budget (Food / Entertainment) ($ 160) - Average Monthly Gasoline ------------------------- $ 1015 - Remaining for debt repayment With the proceeds from this loan, I will consolidate all remaining debt (with the exception of my mortgage and auto loan) into one fixed monthly payment of $497.01. This will allow me to free up additional funds both to increase my monthly savings deposits, and to make repairs and improvements to my home.

Member Payment Dependent Notes Series 443719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443719	$3,250	$3,250	14.26%	1.00%	October 1, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443719. Member loan 443719 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Information Handling Services	Debt-to-income ratio:	19.20%
Length of employment:	5 years 11 months	Location:	Parker, CO

Home town:	Port Jefferson
Current & past employers:	Information Handling Services
Education:	SUNY Brockport, BOMI

This borrower member posted the following loan description, which has not been verified:

I will use the loan to pay off ALL debt with the exception of my House and one Van. I have too many payments and it would be nice and prefefable to only have one payment. It's just easier that way. I am a good candidate for a loan for several reasons. I am extremely hard working and have been at my job for over six years. My company is global and is thriving in these tough market conditions. My job is safe. I plan to pay back the loan earlier then the terms and don't forsee any problems doing so. Please consider me for this loan. Thank you

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	35
Revolving Credit Balance:	$9,625.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.23.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Information Handking Services are? 2. $4,167 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. Assitant Manger of Facilities. I am in charge and responsible for the grounds for both buildings here. I also support our global facilities teams with global leases and improvements to facilities across the globe. 2. Thats just me. My wife is self-employed and brings in aditional income to our household. 3. $1550 4. $375-my wifes mini-van. 5. Aprox $150 dollars. Thanks for looking and considering my loan!!!!!
Have you stopped using your credit cards?	Yes
Thank you for your prompt response. I am investing in your loan. You may find some of the free sites online helpful in managing your finances. I use yodlee.com, and others have told me that mint.com is also good. Good luck to you.	Thank you very much!! It is greatly appreciated and I will use those websites as tools. Again, Thanks!!!!

Member Payment Dependent Notes Series 443815

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443815	$15,000	$15,000	12.18%	1.00%	October 1, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443815. Member loan 443815 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Wal-mart	Debt-to-income ratio:	21.24%
Length of employment:	8 years 4 months	Location:	zephyrhills, FL

Home town:	Tampa
Current & past employers:	Wal-mart, kask n karry
Education:	zephryhills high school

This borrower member posted the following loan description, which has not been verified:

having a baby in febuary and trying to get debt caught up.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,322.00	Public Records On File:	0
Revolving Line Utilization:	31.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are requesting $15,000 to pay off your debt I understand, but you only have a little over $7,000 as Revolving Credit Balance. Can you please, inform us on your discrepancy?	MY FIANCE IS HAVING A BABY IN FEBUARY SO I HAVE ABOUT 8000 GOING TO CREDIT CARDS AND 3500 GOING TO PAY FOR THE BIRTH OF MY CHILD AND THE REST IS GOING TO BE PUT IN A SAVINGS ACCOUNT AND GET US THRU THE 4 MONTHS THATS SHES TAKING OFF WORK.THANKS FOR THE QUESTION

Member Payment Dependent Notes Series 443823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443823	$12,400	$12,400	11.83%	1.00%	October 1, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443823. Member loan 443823 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,833 / month
Current employer:	Overseas Council	Debt-to-income ratio:	17.38%
Length of employment:	5 years 3 months	Location:	Indianapolis, IL

Home town:	Millersburg
Current & past employers:	Overseas Council, Latin America Mission
Education:	Wheaton College, Gordon-Conwell Theological Seminary, University of Cambridge

This borrower member posted the following loan description, which has not been verified:

I am a solid earning and reliable professional with longevity in my career path: 16 years teaching and serving as the president of a theological seminary (1988-2004) and five years and going strong as he President and CEO of a respected not-for-profit agency with work in sixty-two countries. I have reliable earning power and a 769 credit score. I am in the final two years of putting my two sons through college, taking care of unreimbursed medical and dental bills, and making improvements to our backyard and fencing that will improve security for our rescued (blind) Rhodesian Ridgeback, who as he's recovered from his abused former life has developed a roaming instinct. I pay my bills and was going to apply for a bank loan to help with the three projects I've mentioned when news reports led me to the 'relationship lending' project. I like the idea of it, would like to utilize its power as a loan recipient now, and eventually as an investor/lender.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	27
Revolving Credit Balance:	$452.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about the delinquency from 27 months ago? Thanks.	Dear dielbry, Thank you for your questions. I am looking at my credit report at this moment. I do not find a delinquency. Are you able to be more specific? Many thanks.
Hello, As potential lenders, we only see limited information about you so the narrative you presented is quite helpful. The "delinquency" that the previous member pointed out is listed on your credit report data so that question should be directed to the reporting agency. As you know there are three major ones to check with. Additionally, you may choose to "verify" your income with Lending Club; it is something that you must initiate from your end with them. Once that is accomplished, we, as potential lenders see a small asterisk on your application. It is that notation that provides additional reassurances for lenders. Good luck in your loan application and I hope that as you mentioned, one day you also will be able to participate with the Lending Club from the "other side" of the process.	Dear RetVet, Many thanks for this. I've now located where the delinquency note appears on the LendingClub site. I mistaken thought the previous member had data to which I did not have access, thus my question to him. I'll now take the matter up with the credit reporting agency or agencies. Thanks again for your input.

Member Payment Dependent Notes Series 443833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443833	$14,400	$14,400	13.57%	1.00%	October 2, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443833. Member loan 443833 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	First Baptist Church, Odessa	Debt-to-income ratio:	18.18%
Length of employment:	8 years 8 months	Location:	Odessa, TX

Home town:	Hobbs
Current & past employers:	First Baptist Church, Odessa, Bayshore Baptist Church
Education:	Southwestern Baptist Theological Seminary

This borrower member posted the following loan description, which has not been verified:

This loan is to help pay off credit card debt that we are carrying at unbelievable percentage rates.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	37
Revolving Credit Balance:	$8,927.00	Public Records On File:	1
Revolving Line Utilization:	51.90%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.19.2009 I an considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description First Baptist Church Odessa are? 2. $5,000 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Pastor Media... 1 wage earner... mortgage $940... no car payment... credit card...$500
What is the breakdown of your debt by total amount due, monthly payment and APR%? Can you explain the 4 credit inquiries in the last few months and your public record...was that a bankruptcy?	debt... 14,000... payments - $500... refinanced mortgage and they tried to get me a line of credit.... bankruptcy in 2003.

Member Payment Dependent Notes Series 443838

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443838	$20,000	$20,000	11.48%	1.00%	October 2, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443838. Member loan 443838 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,132 / month
Current employer:	Silverpop Systems Inc.	Debt-to-income ratio:	10.19%
Length of employment:	2 years 8 months	Location:	MOORHEAD, MN

Home town:
Current & past employers:	Silverpop Systems Inc., MN State Univ. Moorhead - Alumni Foundation, Trinity Lutheran Church
Education:	Minnesota State University-Moorhead

This borrower member posted the following loan description, which has not been verified:

Loan proceeds will be invested into a profitable 1 year old online marketing company that is looking to expand. Based upon past performance and projected expansion, my monthly proceeds from this business would be around $2,000. I am a solid candidate for this loan as my credit history is perfect. I have a B.A. in Speech Communications and my employment is very stable. My only debts are the $5K credit card balance and my monthly lease payment of $319. Also, I have no housing payment. The repayment of this loan is very affordable even without the monthly income I would receive from the business investment. Currently, my monthly household expenses are less than 25% of my monthly employer income. LendingClub Lenders, thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,110.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 443878

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443878	$20,000	$20,000	17.74%	1.00%	October 5, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443878. Member loan 443878 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,364 / month
Current employer:	California Emergency Management Agency	Debt-to-income ratio:	7.04%
Length of employment:	14 years 5 months	Location:	Fair Oaks, CA

Home town:	Sacramento
Current & past employers:	California Emergency Management Agency, Department of Justice (DOJ)
Education:

This borrower member posted the following loan description, which has not been verified:

Hello. My name is Michelle and I am trying to open a taekwondo school. This is the last amount I need. It is a franchise called Robinson's Taekwondo. I am a second degree black belt and I will test for my third very soon. I have 6 years of experience working in a taekwondo school. I am being mentored by some of the most successful instructors in the Sacramento area. The loan will be used to get the lease on a 2400 sq ft space as well as all of the supplies to open the school. I will be buying mats, mirrors, and workout equipment. My plan is to enroll at least 20 students a month - which is the average for our area. Once I reach 90 students I will be a the break even point. In six months, the business will have a profit. I will be using the profits to ensure that the loan is repaid. I will also still be working at my full time job with the State of California so that the loan payment will never be missed.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,829.00	Public Records On File:	1
Revolving Line Utilization:	74.40%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.18.2009 I an considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description California Emergency Management Agency are? 2. $6,364 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. I am the supervisor over 20 staff in the Accounting Office. 2. $5080 is my monthly salary and $1284 is social security I receive for my daughter. 3. Mortgage is $1282/mo 4. No car payment 5. $300 in credit card payments
Will you tell us about your existing credit line? Please list out the amounts and the interest rates for each credit line. Also, is your reported income 1 or 2 earners? Thanks and good luck with your business.	I have a credit line of $11,900 with an interest of 16.99. For the business I just got two other lines of credit $4000 and $6000 with an interest of 14.99. The income is $5080 my monthly salary and $1284 a monthly income from social security that I receive for my daughter.
Can you please talk about the public record, and the ~$12k of revolving debt listed? Thanks.	The revolving debt listed was money used to repair the house I bought last year. It was a fixer. The bankruptcy is 9 years old. I will try to get it removed next year. I had to file when I was getting a divorce. The person I was married to was living in the house we owned but not making the payments. I could not take over because I had a restraining order against him and he could not know where I lived because he kept trying to take our daughter. He became bipolar and was very unstable. He is now deceased. I have maintained very good credit since then.
Where do you plan to get your 20 enrollments per month? Do you currently have a list of good potential students? If so how many?	We follow a very specific marketing plan set up by the other schools. We already have a list of about 10-15 students who would like to sign up from knowing us or being taught by us. We also plan to do school talks around the area to get enrollments and we have agreements with local fairs and farmers markets to set up booths. We also market at local businesses. The franchise has advertisements in the local paper, on local tv, and we get advertising when we volunteer and the local public access network.
Sorry, two more questions. Pressed the submit buton too quick. 1. How much is there in the loan after purchasing supplies to allow for operating expenses while you are building up your business? 2. Will you be able to pay off this loan if the business does not pan out?	This loan is for start up purchasing only. I also have some money set aside for operating expenses. I plan to keep my current job with the State until the business is turning a profit. So should the business not pan out, I can pay back the loan with my state wages.
Why did you not get a small business loan from your bank or local venture firm? possibly talk to the chamber of commerce in your area?	I have tried all of the local banks. They are not willing to fund a start up business. Right now they want a business that has been established for at least 2 years with financials to back it up. If I were purchasing an established business, they would have given me a loan. That is the response I received from 4 different lenders in the area.
Hello. Since you are working full time at your state job. How much time will you be able to devote to your venture and more over what kind of work will you do in making your venture a profit?	I will be able to work nights,Fridays (we are furloughed) and weekends on my business. Most all of the classes are on nights and Saturdays. My boyfriend, also a second degree, will be working during the day to get more students. We will both be working booths and talking at the local schools to get more students. Once we have a student base, we recruit heavily through referrals while still going around locally through booths, fairs, and other businesses.

Member Payment Dependent Notes Series 443913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443913	$20,000	$20,000	13.57%	1.00%	October 5, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443913. Member loan 443913 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Cedars-SInai Medical Center	Debt-to-income ratio:	5.13%
Length of employment:	9 months	Location:	LOS ANGELES, CA

Home town:	Quezon City
Current & past employers:	Cedars-SInai Medical Center, Ez Staffing Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I am a full time hardworking Registered Nurse at a very stable company ( Cedars Sinai Hospital ) and have always been dedicated to my commitments. I have been working as an RN for 7 years now and with my job stability I surely make an excellent candidate for making prompt payments. I just need cash at the moment to consolidate all my credit card and personal debts totalling around $22000. I have a very good if not excellent credit history and will definitely appreciate a personal loan of a reasonable rate at this time. Thank you so much for the assistance.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	16
Revolving Credit Balance:	$17,470.00	Public Records On File:	0
Revolving Line Utilization:	25.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly payment to service your credit cards? What is the interest rate on your cards? What will you do to ensure you don't rack up more credit card debt after you pay them off?	I pay around $2500 monthly for my credit cards. I am hoping for assistance for debt consolidation to lower my monthly payments. I am a responsible borrower and prompt in payments. To prevent future unmanageable debts i will only spend within my means / capability to pay. I just need to payoff my credit cards immediately to prepare for the birth of a new addition in the family. Thank you very much for your assistance
09.21.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description are Cedars Sinai Medical Center are? 2. $7,500 income is: 1 or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? I've visited Phils many times and am familiar with National Capitol Region. Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1.) Im a Registered Nurse . 2.) I solely earn a gross income of $7500 k monthly .3. )Monthly apartment rent is $1125 4.) Car is fully paid off 5.) Credit Card payments total around $2500 monthly. Thank u for your assistance

Member Payment Dependent Notes Series 443923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443923	$24,250	$24,250	12.87%	1.00%	October 2, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443923. Member loan 443923 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,500 / month
Current employer:	Zurich Financial Services - Global Corporate	Debt-to-income ratio:	8.13%
Length of employment:	2 years 4 months	Location:	VERNON ROCKVILLE, CT

Home town:	Holyoke
Current & past employers:	Zurich Financial Services - Global Corporate, Hartford Financial Services Group
Education:	University of Connecticut

This borrower member posted the following loan description, which has not been verified:

As the cost of credit has gotten more expensive, a couple of my credit cards, on which I maintain significant balances, have increased the interest rates as their cost of borrowing has risen. American express, for example, was at 6.99% last year, and has made 2 universal increases and now stands at 15.99%, even though my credit situation has not changed and I have never been late on any payments to any lender. This is a practice which it seems is becoming more common. For example, on Amex - http://www.credit.com/forum/posts/list/339.page#1121 http://www.creditaddict.com/archives/american-express-amex-change-in-cardmember-terms-apr-rate-increases/ http://www.complaintsboard.com/complaints/american-express-c142633.html I wish to avoid the random increases and consolidate at a lower rate. Also, the 3 year term and consolidated payment make it easier for me to manage. I have a revolving line of credit from Bank of America which has available monies to consolidate, but again at a higher rate. I want to try this site, as it appears to be more cost effective. I am a reliable person, as I've had no late payments on any account anywhere in my credit history. I take my credit rating very seriously and am scrupulous in my management and payment of my debts. For this reason, I am a good credit risk. My credit is perfect, although I do have a relatively high debt load as a result of student loans that I used to obtain my MBA.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	56	Months Since Last Delinquency:	22
Revolving Credit Balance:	$30,159.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit history, as reported by Lending Club, indicates one delinquency 22 months ago. Please explain. Thank you.	This just showed up on my credit report and I was made aware by your question. I have formally disputed this. This was once a Citibank account that was paid off and closed in August 2007. There were some regular charges that were made after the account after it was closed that Citibank (unbenownst to me). Once I was aware, I contacted them and the problem was corrected. and the error was removed from my credit report at that time. I believe now that the account is owned by a new lender, this is being incorrectly reported. I have asked to have this corrected with Chase, they are working on it, and I have disputed the error with all 3 credit bureaus.

Member Payment Dependent Notes Series 443965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443965	$13,000	$13,000	12.53%	1.00%	October 2, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443965. Member loan 443965 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,000 / month
Current employer:	OSR Open Systems Resources, Inc.	Debt-to-income ratio:	10.06%
Length of employment:	14 years 10 months	Location:	Milford, NH

Home town:	Bishop
Current & past employers:	OSR Open Systems Resources, Inc., FORE Systems, Inc., Transarc Corporation, Stanford University
Education:	University of Chicago

This borrower member posted the following loan description, which has not been verified:

Over the past year, Bank of America has repeatedly changed the terms of my revolving credit card account with them, despite the fact that my business keeps over a half million dollars on deposit with them, and I have never been late or over the limit on the account. I grow tired of paying 28% interest and watching the balance shrink very slowly despite me making payments of 7-10% of the principal balance each month. Thus, Lending Club offers me an opportunity to lower the borrowing cost and know that the interest I am paying is going to real people, not a bank that penalizes its good customers for its own poor investment decisions. I am one of the two principles of a well established company in the computer software business - I have been doing this for the past 15 years, we've weathered multiple business cycles and have done well in the recent down-turn. Despite making a generous income, I have made some poor investment decisions that left me with considerable unsecured debt. In the past five years I have systematically whittled away at this so that I am now down to just two personal credit cards - Bank of America and Discover, and my expectation is that these will be paid off in the next three years - regardless of whether or not this loan funds.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$229,908.00	Public Records On File:	0
Revolving Line Utilization:	77.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 443972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443972	$20,500	$20,500	14.96%	1.00%	October 2, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443972. Member loan 443972 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Morgan School District	Debt-to-income ratio:	16.12%
Length of employment:	5 years 3 months	Location:	morgan, UT

Home town:
Current & past employers:	Morgan School District
Education:	Weber State University

This borrower member posted the following loan description, which has not been verified:

This is a working capital loan to fund growth for our small company. We have spent a lot of money in developing an excellent product and have now started rolling it out. These funds will be used specifically to purchase more advertising on the Internet. We have determined that each dollar spent on Internet leads generates $5 of revenues for us. We are excited to fund this program and use the proceeds to amortize the debt then reinvest the profits to fuel more growth.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1981	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,090.00	Public Records On File:	0
Revolving Line Utilization:	7.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.19.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Morgan School District are? 2. $7,500 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	My position is General Manager. I over see all construction, maintenance, operations and budgets. We are currently building one new school and expanding another. Income is mine only. Mortgage payment is $1,200, No car payments, I pay down credit cards each month to 0, the average payment is about $1,000 (I charge some household expenses during the month and then pay when the statement comes).
Hello. Interested in helping to fund your loan, but I have a few questions: 1. What type of business are you expanding? 2. Have you advertised on the Internet before and has your prior advertising generated the 5-to-1 returns you seek? 3. You mention paying off your credit card bill each month, but your profile shows a little over $5000 in revolving credit. Could you please explain this amount? Thanks!	1. Our business is called Money Mastery For Life. Go to www.mmforlife.com to and watch the 3 minute video. It really is a cool product. 2. Yes we are currently doing a very small campaign our return is now about $7 to $1. 3. I think they take that from my credit report. That report shows balances during the month at any given time and is based on what the credit card companies report to them. I was able to pay down my last outstanding balance about 3 months ago even though I still use one card for all my gas purchases and a second one for all of my normal expenses so that I can earn the reward points.
Hello from a fellow small town Utahn! Wondering why your business is in Woods Cross (as listed in the Contact page of your web site) when you live and your full time job is in Morgan. Also, how many current customers do you have? Thank you in advance	This business is run by my brothers who both live in that area. WE currently have 710 subscribers growing at about 2 to 3 a day.

Member Payment Dependent Notes Series 444020

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444020	$25,000	$25,000	15.65%	1.00%	October 2, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444020. Member loan 444020 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	Personnel Specialists, LTD	Debt-to-income ratio:	9.01%
Length of employment:	1 year 1 month	Location:	Waunakee, WI

Home town:	Sauk City
Current & past employers:	Personnel Specialists, LTD, The Information House, Global Insights, Inc
Education:	University of Wisconsin-Madison, Herzing College-Madison

This borrower member posted the following loan description, which has not been verified:

I have a business that is doing well and I would like to take the next step to grow the business. To do this, I need additional capital. This will be used to pay for additional employees and marketing. I have always been responsible with money and have never missed paying a loan on time.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,307.00	Public Records On File:	0
Revolving Line Utilization:	62.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.19.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Personnel Specialists LTD are? 2. $8,417 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. IT Consultant; Doing work as a business analyst; I have been consulting for 10 years 2. Income is 1 wage earner 3. Mortgage is 2,100/ month 4. No car payment 5. Credit cards 900/month
I am interested in investing in your loan but I have a few questions: Is the loan only for hiring additional employees and marketing, if not what else will it be used for? What do you are you planning to do in terms of marketing? Does your company have a website? Thank you and good luck	The loan will only be used for additional employees and marketing. Marketing will include exposure in appropriate magazines as well as paying a consultant to update documentation, training materials and brochures advertising the company. In addition, a website is being created, but the site is not yet available.

Member Payment Dependent Notes Series 444037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444037	$13,075	$13,075	16.70%	1.00%	October 1, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444037. Member loan 444037 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,767 / month
Current employer:	n/a	Debt-to-income ratio:	19.89%
Length of employment:	2 years	Location:	Boston, MA

Home town:	Colorado Springs
Current & past employers:	Digitas, Hunt Alternatives, Goucher College
Education:	Goucher College, Suffolk University

This borrower member posted the following loan description, which has not been verified:

Between getting married and having our first child, we have accumulated credit card debt and the interest rates have just kept increasing. This loan would go to pay down high-interest credit card debt and in turn allow us to save more for a mortgage down payment. We have seen what irresponsible lending/borrowing has done to so many families and we want to make sure we have an ample deposit a few years down the road to avoid such situations. Though I would be the one repaying the loan, we both have a solid track record of on-time payments and have enough income to cover the necessary payments of this loan. I do have substantial student loans from private undergraduate and graduate schools, but have them on manageable payment plans. I appreciate you taking the time to consider this loan that would help our family immensely.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,368.00	Public Records On File:	0
Revolving Line Utilization:	99.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.19.2009 I am considering $250 investment in your loan. Questions I have are: 1. You show Current Employer as "N/A" but Length of Emplymnet as 2 years. If employed please provide employers name, position and very briefest job description are? 2. $4,767 income is: 1 or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Thank you for the consideration. My parents were both in the Air Force, so I have the utmost respect for the military. 1. I did not realize that's how it would show up on the final screen. I work for a firm called Paul-McCoy, where I am employed as a Financial Consulant/ Family Advisor. We provide a wide range of financial services to high net worth families in the Boston area. Mostly my role is preparing tax returns for the families and their trusts and/or partnerships. 2. $4,767 is just my gross income 3. My half of the rent is $775 4. No car payments - paid off 5. This loan would eliminate all of my credit card payments. Thanks again for considering investing in my loan.
What do you do? Do you and your wife have health insurance? What are your current monthly expenses?	Thank you for considering my loan. I am a Financial Consultant/Family Advisor at a small firm in Boston. We both have health insurance and mine is completely covered by my employer. My expenses are currently running around $4,500 a month. This includes current credit card payments, which would be eliminated by this loan. This also includes high daycare costs that will be for the next 10 months while my wife teaches. After that, her school will have a free daycare for teachers. Thank you again for considering me.
Can you please give us prospective lenders a rundown of your current $4500 monthly expenses? What will this loan be used to pay off? What will expenses will you have left over? Thanks	Hello - below is how my $4,500 expenses are broken out: $1,400 daycare $775 rent $300 groceries $475 credit card payments $550 student loan payments $400 personal loan payment $150 transportation, gas, car maintenance $300 utilities (including cable and internet) $75 baby misc. $75 occasional dining out, take out, work lunches The loan would replace my credit card payments and allow me to pay them off in the 3 year term of the loan, as the credit card interest is quite high. Thank you for your consideration.
So am I understanding correctly that the payment of $464.19 will essentially be replacing the current credit card payment of $475. each month?	That is correct. It will not change cash flow that much, but will allow the debt to be paid off quicker and I can avoid a large amount of interest.
Sounds like you and your wife work. How much do you have left over after monthly bills and how much change will this loan make for that cashflow?	Between $100 to $200. The loan will not change cashflow all that much. It will allow me to pay off the bills quicker and not lose as much to interest. Thank you for your follow up question.

Member Payment Dependent Notes Series 444119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444119	$8,000	$8,000	12.87%	1.00%	October 1, 2009	October 3, 2012	October 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444119. Member loan 444119 was requested on September 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	the cobalt group	Debt-to-income ratio:	15.04%
Length of employment:	1 year 10 months	Location:	lynnwood, WA

Home town:	richmond
Current & past employers:	the cobalt group, 24 hour fitness
Education:	James Madison University

This borrower member posted the following loan description, which has not been verified:

Will be investing in a company that produces rock shows. guranteed return of 15%

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1983	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	22
Revolving Credit Balance:	$4,616.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What have you received that designates your investment in this company is 15% guaranteed?	Well, i have two very close friends that have been using this service for years. I know its hard to believe as there is no formal website. But contracts are written, and i know the person well that I am in contact with.
The contract states that you will receive 15% interest, guaranteed?	Yes sir.
I hope you have your attorney review the contract. So if you were to get 15% return, and the money you are investing is costing you 12.87%, your net return is ___?	The 15% return is given in 60 days. The life of this loan is over 3 years. Yes I do have an attorney.

Member Payment Dependent Notes Series 444122

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444122	$15,000	$15,000	11.83%	1.00%	October 1, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444122. Member loan 444122 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,269 / month
Current employer:	Retired	Debt-to-income ratio:	15.87%
Length of employment:	n/a	Location:	Valencia, CA

Home town:	Savanna
Current & past employers:	Retired, Northrop Grumman
Education:	USAF college

This borrower member posted the following loan description, which has not been verified:

I would like this loan to consolidate my debts so that I can have extra cash for my on-line business. I am relaible. I have a very good credit rating and I have never had a late or missed payment and no judgements of any kind toward me. I am starting an online website selling consumer electronics and I need cash to buy products and use some of the products for examples to my customers so that my business will prosper. Thank You

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,127.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of online business do you have and how will you market the products on your website. What is expected cash flow per month. Thanks.	my online business consists of selling consumer electronics, Computers, laptops, cameras, camcorders, TV,s and Cell phones. I am still in the marketing process, using google Adwords, email campaign and advertising on Facebook, MySpace and Twitter. I have a coach who is guiding me. I believe starting the 1st of October, I can expect to bring in $500-$1000.00 per month and increase that in 3-6 moonths. Thank you for your inquiry. Wesley L Roberts Sr

Member Payment Dependent Notes Series 444165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444165	$13,000	$13,000	13.57%	1.00%	October 2, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444165. Member loan 444165 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,307 / month
Current employer:	Peace Health	Debt-to-income ratio:	24.04%
Length of employment:	1 year 9 months	Location:	Clatskanie, OR

Home town:	The Dalles
Current & past employers:	Peace Health, Western Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Although I do not qualify for conventional loan with today's economical situation, I have always maintained excellent credit! I have NEVER defaulted on any loan or debt I have had. I am a hard worker, never miss work and take any extra hours offered me at work. I have a very secure job, working in a hospital food service department. And I also receive $26,000 a year in alimony. I just do not own anything (in my name) to use as collateral. My ex-husband makes the mortgage payment on my home, so I do not have that as an expense. I want to be able to close my credit card accounts and have just one payment to make, knowing that this debt will be paid off, finally and FOREVER! I am an excellent candidate for your consideration because I will pay you back and you will be helping me to find a way to pay off my debt. Please help me! Thank you!

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,688.00	Public Records On File:	0
Revolving Line Utilization:	91.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please give us prospective lenders a rundown of your current monthly expenses? What will this loan be used to pay off? What will expenses will you have left over? Thanks	I do not have a mortgage, as it is paid by my ex-husband (after almost 30 years of marriage). I have water/garbage of about $30, electric that varies from $20-$90 seasonally, and groceries and gas. I have a car loan of $280 a month, but I always pay $300. I bought a Honda Fit about 18 mo ago to save on gas back 'n forth to work. That has helped my finances a lot. I work MON_FRI, and drive about 20 miles each way to work. I am paying all of my bills on time, but I don't see any end to it! With this loan, I would be able to pay off my debt in three years time. I am able to get health insurance through work (perk of working for a hospital). And that has also helped me out. I live in rural Oregon, that is why my utilities are so low. I have a garden and can a lot of what I grow and that helps with the grocery bill as well. With this loan I would be able to pay off my credit card debt, almost completely. And this would lower my monthly payments by about $100. I would put that into a savings acct, for house hold improvements and emergencies. I hope this answers your questions. Thank you for your consideration.
How did you accumulate >20K in debt?	Most of the debt, I think you are referring to his my auto loan, which I purchased about 18 months ago. I was driving a old gas hog back and forth to work, Mon-Fri.. I was spending about 1 days' wages, per week on fuel. I work short shifts and sometimes have to double back at work. I take all the hours I can get, hoping for more permanent work. But sometimes that means working a 4 hour shift, getting 4 hours off and them returning to work. My old diesel dodge truck was costing me more than I made! So I did some research and decided to purchase a Honda Fit. I also purchased (financed) an extended warranty with it as well. That is a big part of my debt. But the fuel savings is a huge savings for me. The rest of the debt was a lot of misc. things. I am a divorced, 52 year old women, learning to do things for herself, for the first time in my life! I have a older home, that needed a lot of work, and part of the debt went to that. I needed new wiring, and the septic drained and the foundation sealed. I also had no appliances and so part of it went to that. When my ex-husband and I separated, I kept thinking we would work it out and get back together. I thought a lot of the financial problems I was dealing with would be "temporary". Hind-sight is always 20-20! I would do a lot of things differently now, looking back. One of the things that caught me off guard, was the fact that I had/have to pay state and federal taxes on the alimony I receive from my ex-husband. I paid some of the taxes the first couple of years, using a credit card. I now have those taxes paid in advance, so that doesn't happen again. I am NOT a shop-aholic...if that is what you are interested in. I love the fact that I grow my own vegetables, have a couple of chickens for eggs. I can and freeze a lot of what I grow. Once the divorce was final I also had to pay for my own health insurance, which cost me $450 a month. I am proud to say that the job I have now, includes health insurance and that has been a huge saving for me in the last two years, as well. Thank you for your consideration. I hope I have answered your question!

Member Payment Dependent Notes Series 444186

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444186	$2,800	$2,800	16.00%	1.00%	October 1, 2009	October 3, 2012	October 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444186. Member loan 444186 was requested on September 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,783 / month
Current employer:	aargon agency	Debt-to-income ratio:	14.77%
Length of employment:	3 years 3 months	Location:	LAS VEGAS, NV

Home town:	las vegas
Current & past employers:	aargon agency, villa pizza
Education:

This borrower member posted the following loan description, which has not been verified:

medical expenses

A credit bureau reported the following information about this borrower member on September 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	32
Revolving Credit Balance:	$339.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.20.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Aargon Agency are? 2. $2,783 income is: 1 or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. manager medical collections, one, 750, 366,150
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents? What is your position at aargon? Are you paid commission or salary based? if so, what part of your salary is commission?	900, 50, cell 130, 2 kids, manager, salary+comm.1/3.

Member Payment Dependent Notes Series 444192

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444192	$10,000	$10,000	12.87%	1.00%	October 1, 2009	October 3, 2012	October 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444192. Member loan 444192 was requested on September 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	LU. 1249	Debt-to-income ratio:	15.29%
Length of employment:	3 years	Location:	KIRKVILLE, NY

Home town:	Syracuse
Current & past employers:	LU. 1249
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for a lower intrest rate than we are currently paying on our mutiple credit cards

A credit bureau reported the following information about this borrower member on September 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,386.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 444197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444197	$7,000	$7,000	12.53%	1.00%	October 1, 2009	October 3, 2012	October 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444197. Member loan 444197 was requested on September 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	AREVA	Debt-to-income ratio:	21.23%
Length of employment:	8 years 10 months	Location:	Forest, VA

Home town:	Conneaut
Current & past employers:	AREVA, United States Air Force, USAF, Ericsson
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

Full-time employeed professional looking to consolidate debt and pay it off faster. Want to become debt-free and stay that way!

A credit bureau reported the following information about this borrower member on September 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,606.00	Public Records On File:	0
Revolving Line Utilization:	84.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - I noticed your credit card utilization and debt to income ratios are fairly high. Is there anything you are doing to reduce spending or increase income? Best of luck on your loan; Art	One os my steps is to try and consolidate my debt. I will then use the extra money and apply it to my debt to pay it off faster. I have started using a budget for the past six months and have cut out unnecessary expentidures (eating out, movies, etc.). Once I have consolidated my debt, I plan to close the accounts. I am serious about paying off my debt and staying out of debt.
Could you describe how you accrued your current debt and what steps you are taking to live within your current budget? Your revolving credit balance is at $28,606 and you are asking for $8000. Could you elaborate on what debt you'd like to pay with this loan and what other debt will still be left after this consolidation? Do you have or are you working toward building a savings account? Thanks in advance for your responses.	We recently built a home a little more than two years ago. To save money on the mortgage, We did some of the work ourselves. A significant part of the debt is related to that effort. I am trying to consolidate the accounts that have high (>15%) interest rates. The money I save I plan to apply back to paying off the debt faster. This is my first time trying this and if it works out well, I may try to consolidate a bigger portion of the remaining higher interest debt to get me completely debt free so that I can stay that way.
How much is your mortgage + taxes & insurance? How much is your utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Mortgage- 1440, Utilities-200, Transportation-200. Ongoing payments: Student Loan-120, Auto Payment-210. I have 4 dependents. I have eliminated all other unnecessary expenses (eating out, movies, etc.) and having been living by a budget for the past six months. My goal is to pay off my debt completely within the next five years and stay debt free. I would appreciate your help. Thank you.

Member Payment Dependent Notes Series 444208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444208	$11,200	$11,200	12.18%	1.00%	October 1, 2009	October 3, 2012	October 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444208. Member loan 444208 was requested on September 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Candu Enterprises Inc	Debt-to-income ratio:	11.10%
Length of employment:	8 years 2 months	Location:	SALEM, UT

Home town:	Walla Walla
Current & past employers:	Candu Enterprises Inc, PTI Communications
Education:	Portland Community College

This borrower member posted the following loan description, which has not been verified:

One creditor, AAC, want our debt to paid up in full $7000 or they will garnished our wage of $727 a month. Which it will hurt us financially. Another creditor, Chase Bank, charging interest rate at 25% and the balance is $950. Both of these creditors are closed accounts. There are no way that Ill borrow money again from these creditors.

A credit bureau reported the following information about this borrower member on September 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,715.00	Public Records On File:	0
Revolving Line Utilization:	79.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444216

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444216	$15,000	$15,000	16.35%	1.00%	October 2, 2009	October 3, 2012	October 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444216. Member loan 444216 was requested on September 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,625 / month
Current employer:	TPP Certified Public Accountants	Debt-to-income ratio:	9.00%
Length of employment:	1 year 10 months	Location:	Greenwood, MO

Home town:	Harrisonville
Current & past employers:	TPP Certified Public Accountants
Education:	University of Missouri-Kansas City

This borrower member posted the following loan description, which has not been verified:

I will use this money to pay off my credit card debt and heloc so I am only making one monthly payment and actually making some headway on my debt. I make sufficient money but I got into a mess when I went through a divorce. I have never defaulted on a loan and I don't plan to start now. My job is secure. There really is no risk here.

A credit bureau reported the following information about this borrower member on September 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,201.00	Public Records On File:	0
Revolving Line Utilization:	71.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.20.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description TPP CPA's are? 2. $5,625 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. staff accountant in a cpa firm 2. one wage earner 3. $1,060 4. None 5. $500 (which will all go away with this loan) Thanks for considering me.
Is the interest rate you will get on this loan more favorable than what you are currently paying on your credit cards and HELOC? Or are you doing this simply for the convenience of a single payment? How many cards do you have and what are the amounts owed and rates? Thanks in advance for your responses.	The interest rate will be better because the majority of my debt is one credit card at 21.65%. I have two credit cards with small balances. They are store credit cards and I am not sure the rates on those. The payment on this loan would be the same as the total of all my minimum payments. Of course, as long as I am paying minimum payments I am not making any head way on paying down the debt. With this loan I would be out of debt, other than my mortgage, in 3 years.
What are you monthly expenses? What are you interest rates for your heloc and credit cards?	I believe I answered most of your question in the last question. My monthly expenses include my monthly mortage $1060, my credit card and heloc payments which run around $500 to pay the min. payments, utilities and phone run around around $500. Then I have food and gas.
Can you confirm your income by sending LendingClub your w-2s or your income tax return?	Yes, but it was my understanding that Lending Club verified my income through my employer already. I will send my W-2 tonight.

Member Payment Dependent Notes Series 444234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444234	$15,000	$15,000	11.83%	1.00%	October 1, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444234. Member loan 444234 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,208 / month
Current employer:	EmblemHealth	Debt-to-income ratio:	9.26%
Length of employment:	3 years 3 months	Location:	CARMEL, NY

Home town:	New York
Current & past employers:	EmblemHealth
Education:	Long Island University-Brooklyn Campus

This borrower member posted the following loan description, which has not been verified:

Credit Card Debt Consolidation

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	23
Revolving Credit Balance:	$75,854.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444280	$4,500	$4,500	12.18%	1.00%	October 1, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444280. Member loan 444280 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	cando fitness	Debt-to-income ratio:	0.07%
Length of employment:	10 months	Location:	PRINCETON, NJ

Home town:	haifa
Current & past employers:	cando fitness, ymca
Education:	Kean University

This borrower member posted the following loan description, which has not been verified:

Hi, my name is Diana. I am a mother of three and have been married for eight years! My husband and I met when we were 17 and have been together ever since! We started with very little and were not able to afford much. I am very lucky because my husband is a very hard worker and has been able to bring us to a better place. He has always put us first, and being that we have three children, he has put them and their interest first for so long. Since we got married so young, we were unable to buy a nice wedding ring set for either one of us, and now that we have been together for over 10years, he really wants to buy me a nice wedding ring set. We have shopped around a lot and have seen the prices on the market right now. Most of the sets are too expensive, except for one we both agree is beautiful, and not too much. The reason for this loan is to purchase this symbol of our love and to improve our credit at the same time! the best of both worlds!! =)

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	71
Revolving Credit Balance:	$5.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444305

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444305	$4,000	$4,000	11.83%	1.00%	October 1, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444305. Member loan 444305 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Local Concepts Marketing LLP	Debt-to-income ratio:	1.57%
Length of employment:	2 months	Location:	FAIRFIELD, CT

Home town:	Norwalk
Current & past employers:	Local Concepts Marketing LLP, Gartner, Inc., Swarthmore College
Education:	Swarthmore College, Yale University

This borrower member posted the following loan description, which has not been verified:

I recently graduated from college and am looking for a loan to cover my moving expenses and first months rent and security deposit for a new job I have in Connecticut. I will be making $45,000 annually, and begin employment October 1.

A credit bureau reported the following information about this borrower member on September 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1981	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,680.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Local Concepts? Your loan would be alot more appealing if you verified your income. Call lending club to find out how.	I am a computer programmer at Local Concepts. I will call lending club today to find out how to verify my income. Also of note, my revolving credit line balance of $49,680 is vastly inflated. In college I had an American Express card for emergencies that was linked to my parent's account, and their account currently has a balance of over $46,000. I had my parents cancel my card yesterday, so my revolving credit line balance should drop to below $3,500 once my credit report is updated.
Dear Sir, Do you have a rental agreement which allows you to pay for your rent & security deposit with funds from a loan?	Yes, my rental agreement does not prohibit paying rent and security deposit with funds from a loan. Thank you for your interest.

Member Payment Dependent Notes Series 444315

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444315	$7,200	$7,200	13.22%	1.00%	October 5, 2009	October 3, 2012	October 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444315. Member loan 444315 was requested on September 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,201 / month
Current employer:	Stored Value Solutions	Debt-to-income ratio:	12.62%
Length of employment:	1 year	Location:	Louisville, KY

Home town:
Current & past employers:	Stored Value Solutions, TEK Systems, Smoothstone IP Communications, Insight Communications
Education:	ITT Technical Institute, University of Louisville

This borrower member posted the following loan description, which has not been verified:

I have a Transunion credit score of 702. I make $50414.93/yr and have very little expenses. I can easily afford to save/pay $600/month. I would prefer to finance the ring depending on the interest rate so that I can propose sooner--rather than saving for several months to a year. I have tried for a personal unsecure loan at a traditional financial institution and was able to borrow $2000 but unable to borrow the $6000 that I requested without having something as collateral. Hopefully lendingclub.com is right for me!

A credit bureau reported the following information about this borrower member on September 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	20	Months Since Last Delinquency:	21
Revolving Credit Balance:	$1,007.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the 4 delinquencies within the past two years?	I was a full-time college student and living expenses along with college expenses was just a bit too much. If you have access to my credit report it should show all 4 deliquencies on November 2007. I have been perfect since then and in 3 months time I will have had 0 delinquencies for two years. I have no rent, no auto loan and make over 50k/yr, I will make all my payments on time and will most likely payoff in less that 36 months. I will also be contacting lendingtree.com member support to verify my income on Monday.
Congratulations on your forthcoming Engagement! I would like to help fund your loan, but have a few questions. Have you already found the ring you would like to purchase? Could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Stored Value Solutions? Do you have a savings account or any other kind of emergency fund? Good luck!	Thanks! Yes, I have already found the ring. My monthly expenses are as follows: Student Loans: $516.78 Condo Maintainence Fee (my half): $143 Cable and Internet: $120-$140 Credit Cards: I only have $600 in credit card debt currently. Will most likely have a $0 balance once this loan starts. Loan from Parents: $347.76 Gas: $50-$100 So pretty much I can cover all my monthly expenses with half of my monthly net income. I bring home or net at least $1300 every 2 weeks. I do have a savings account with a balance of ~$1000 but I have been concentrating most of my left over income on any debt that I have. That is why I'm ready to finance an engagement ring because I have paid off most of my debt, and I'm now in a position to start saving/investing my money. My girlfirend and I have a household income of over $80K annually and we live in a condo that was given to her by her father. Thanks for your consideration!

Member Payment Dependent Notes Series 444372

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444372	$24,000	$24,000	12.87%	1.00%	October 2, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444372. Member loan 444372 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	MDU	Debt-to-income ratio:	0.54%
Length of employment:	2 years 4 months	Location:	Rockville, MD

Home town:	Chicago
Current & past employers:	MDU
Education:	Rush University, University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

Business growing well. Have 2 high credit card rates caused by temporary credit report error due to billing error from physician office. The error is corrected, but the rates are still very high- over 20%. Very irritating. Paying down balance at over 5K a month each. Need a consolidated loan to pay down the balance in a sustainable way.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,068.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.21.2009 I am considering $500 investment in your loan. Questions I have are: 1. Position and very briefest job description Mid-Atlantic Urology are? 2. $25,000 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. Director of Laboratory for mid-atlantic urology. Diagnose cancers and infections for patients. 2. $25,000 is 1 wage earner. 3. Mortgage is $4895.00 a month. 4. Car payment is $640.00 a month. 5. Credit card minimum payments are $1000.00 per month. 6. If you want additional clarification or have more questions feel free to ask.
Your credit report shows a revolving balance of just over $5000, but you are asking for $24,000. Could you explain this discrepancy? Is the income you list of $25,000 just your income from the employer you list? Or does it include a spouses wages or income from other sources? Could you give a general breakdown of your monthly expenses? Do you have a savings account? Thanks in advance for your responses.	1. The credit report shows my personal credit card. The $24000 is for my business credit card, and it may not show up on my report. 2. The $25000 is from 2 employers. It includes income from a second part time employer. - It does not include spouse wages. 3. Monthly expenses are as follows- (www.mint.com): Mortgage- $4895.00 Bills & Utilities- $600 Credit card fees - $1000 Shopping - 619 Gas & Fuel - 391 Auto - $ 640 Kids Education, etc - 1500 Food & dining - $ 333 4. Yes. I have a saving account. Most savings I do through investment accounts.
Thank you for the clarification. In light of your expenses vs. income, it seems you would have enough discretionary income to pay down this amount relatively quickly. Do you have other debt that is not listed on the credit report in addition to the $24,000 that is preventing you from paying it off quickly?	You are correct, I can pay down relatively quickly, and I am doing so at a brisk rate. Having a rate up to 25% is extremely irritating and expensive, and if one can halve one's interest rate whilst paying down the debt, that makes sense. The cost of interest at that rate is significant even when you pay it down quickly.
Do I understand correctly that you're borrowing $24k to pay down $5k in revolving debt? And you earn $25k per month? Please provide details because this doesn't really add up.	The 24K is for a business credit card that was used for the start up of my business that now has good revenue, and this does not show up on my personal credit file, because I am a guarantor. I hope this helps.

Member Payment Dependent Notes Series 444384

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444384	$24,000	$24,000	15.65%	1.00%	October 5, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444384. Member loan 444384 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$27,083 / month
Current employer:	Nuclear-Oncology	Debt-to-income ratio:	5.32%
Length of employment:	18 years 2 months	Location:	Chicago, IL

Home town:	Joliet
Current & past employers:	Nuclear-Oncology
Education:	University of Illinois at Chicago

This borrower member posted the following loan description, which has not been verified:

I am a physician arranging for care of my fiancee during her recovery from surgery. We have an infant 4 months old and she recently had abdominal surgery and hospitalization for post-c-section complications. She is now recovering at home on a course of protracted IV antibiotics. She has been off work for several months and will not recover enough to resume work for several more months. We need in-home help for a few more months to care for her and our infant son. This loan will help cover some of the costs of that care. I am a radiation oncologist in a group practice that I have been with since 1991. I plan repayment of this loan over the next two years.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1972	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	13
Revolving Credit Balance:	$388,892.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.21.2009 Doctor, I am considering $500 investment in your loan. Questions I have are: 1. $27,083 income is: 1 wage-earner? 2. Mortgage payment per month is? 3. Car payment(s) per month is? 4. Credit card payments per month are? After 53 days in U S Naval Hospital as inpatient- Meliodosis bacteria infection and extensive complications- I recovered another 30 days at home. Home health care can be quite expensive. Fortunately military medical insurance covered almost all Home Health Care costs. Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1- gross salary, net about $15000 2- $5400 mortgage 3- $1600 cars 4- between 1500-3500 depending on total purchases Sorry to hear about your illness, I'm glad you recovered.
1.Your information as visible to lenders indicates that you have nearly $389,000 in revolving debt outstanding. How much of this (if any) is credit card debt? Student Loans? HELOC?	It is almost all HELOC (about 377,000), the rest is credit cards or store accounts, which typically I try to pay in full monthly or over a couple of months.

Member Payment Dependent Notes Series 444401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444401	$25,000	$25,000	15.65%	1.00%	October 5, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444401. Member loan 444401 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,667 / month
Current employer:	Federal Government & United States Air Force Reserves	Debt-to-income ratio:	21.02%
Length of employment:	20 years 3 months	Location:	Palm Springs, CA

Home town:	Chula Vista
Current & past employers:	Federal Government & United States Air Force Reserves
Education:	American Military University, Riverside Community College

This borrower member posted the following loan description, which has not been verified:

I am in the Air Force Reserves. I was recently mobilized and as a result - I lose a bit of money. I would like to consolidate my credit card debt. I actually need more than $25000 ($38000 to be exact) but I will be happy with any amount. I am current on all my payments. I am a home owner - but my house does not appraise high enough now as it would have 3 or 4 years ago to refinance to include my debt. Because I am current on all of my monthly bills - I am not interested in the "debt management" solution. I don't want anything to hurt my credit. I have to maintain a security clearance and maintaing a good credit rating is part of maintaining a favorable security clearance. I just want to consolidate my debt. Because I have been in the military for 26 years - I would like who ever may read this to know that I am committed to paying my debt and know that I have an obligation to both my current debtors and to the members of your company should you choose to assist me with a loan. If you look upon this request favorably - I will destroy and close the accounts I pay off with your consolidation loan. Thank you for your time and consideration

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	55	Months Since Last Delinquency:	14
Revolving Credit Balance:	$115,152.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.21.2009 I am considering $500 investment in your loan. Questions I have are: 1. Position and very briefest job description Federal Government are? 2. Rank/Grade/Occupation USAF Reserves are? 3. $10,667 income is: 1 or 2 wage-earners? 4. Mortgage payment per month is? 5. Car payment(s) per month is? 6. Credit card payments per month are? I support all branches American military. I've participated in several loans to military members- active duty, reserves and retired. Military instills in all service members an obligation to pay just debts. Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers. Master Sergeant USMC Retired (Finance Office)	I have two jobs with the same squadron. The application for the Lending Club did not allow me to delineate between two incomes. I am a civil servant for the squadron that I am also assigned to in the Reserves. I am an E-9 inflight refueling operator. I am the only wage earner. My mortgage payment is 1200.00. My two car payments are 700.00 per month. My credit card payments are approx 745.00 per month. I originally was going to borrow against my home. About 15 months ago my house was worth $330,000.00 now according to some potential lenders it is worth about $230,000.00. As for your question 3 - I am not sure what you are asking. If you could clarify - I will gladly answer. Thanks for your consideration and your service.
09.21.2009 Me again. Included in your reply was ..."I am the only wage earner." That answered Question number 3. My younger sister is former 20 years USAF Reserve waiting to attain minimum age eligibilty to receive her USAF Reserve Retirement. Her husband is former USAF active duty now retired receiving his retirement pay. They live in Alamogordo, NM. Real estate values took a "nose-dive" especially in California. Decline in values of 30%, 35%, and 40% are common; even 50% is not uncommon especially in hardest hit Southern California areas. I will be investing $500 in your loan. Semper Fidelis (USMC Motto)	You are awesome! Thank you.
Could you please discuss the delinquency from 14 months ago? Also, could you please verify your income with Lending Club? If you contact Lending Club, they will let you know what documents you should send them in order to do this. Thanks!	I pay my bills on line thru an online bill paying company as I deploy frequently. I was in the process of changing my checking account from a credit union to USAA. The delinquent bill was an $8.00 per month Enlisted Club due I pay monthly. I accidently paid the bill from the recently closed, old checking account from the credit union (basic bad keystroke on the computer). By the time the payment reached its payee, processed against a closed checking account, and then notification was sent to me - more than 30 days had passed and they had to report it delinquent. I tried to explain the situation to the company - but they said their hands were tied for the automatic reporting of anything over 30 days late. So it was about 35 days late for an $8.00 per month charge.

Member Payment Dependent Notes Series 444428

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444428	$25,000	$25,000	15.65%	1.00%	October 5, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444428. Member loan 444428 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	BERKSHIRE FACULTY SYSTEM	Debt-to-income ratio:	16.79%
Length of employment:	2 years 3 months	Location:	PITTSFIELD, MA

Home town:	PESHAWAR
Current & past employers:	BERKSHIRE FACULTY SYSTEM, BERKSHIRE FACULTY SYSTEM
Education:	KHYBER MEDICAL COLLEGE

This borrower member posted the following loan description, which has not been verified:

Me and my wife both are physicians and are currently working and have been trying to pay off our credit cards loan for the last couple of years but they are not moving an inch.Moreover we are paying high interest rates.Our son will be going to college in near future and we want to start saving for his college which is not happening with our credit card loan and other monthly expenses.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,459.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.21.2009 I am considering $500 investment in your loan. Questions I have are: 1. Positions and very briefest job descriptions Berkshire Faculty System are? 2. $13,333 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1.MD 2.One wage.3.mortgage 3,500. 4.$1200 5.$4000 to 4500.
Could you please verify your income with Lending Club? This involves contacting them and sending some documents (they will let you know which ones). Investors feel more comfortable lending when borrower income is verified. Thanks!	It should not be a problem.Let me know what documents you need.
The document verification is with Lending Club. If you contact them directly, they can better advise you on what documents are necessary. Thanks!	i will call
What are your current rates and balances on your cards? It seems like $4000 to $4500 is a big payment to not be moving the balance.	some where from 18% to 25 % APR

Member Payment Dependent Notes Series 444440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444440	$5,000	$5,000	8.94%	1.00%	October 5, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444440. Member loan 444440 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	MZA "The Michael Zanuck Agency"	Debt-to-income ratio:	19.20%
Length of employment:	2 years 9 months	Location:	Los Angeles, CA

Home town:	Fresno
Current & past employers:	MZA "The Michael Zanuck Agency", Starbucks, Quiznos Franchise Manager
Education:	Fresno City College, Los Angeles Pierce College

This borrower member posted the following loan description, which has not been verified:

Hello! I am looking to pay off my outstanding credit card debt so that I can have only one monthly payment with a lower interest rate. I have great credit for my age, and I have always payed higher than the minimum on my monthly payments. I have a secure job, and live modestly. This loan will only be used to pay off my current outstanding credit card debts, and nothing else. I anticipate paying of the loan quicker than 3 years, to be honest.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,089.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444496

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444496	$12,000	$12,000	17.74%	1.00%	October 5, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444496. Member loan 444496 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Basic Energy Services	Debt-to-income ratio:	24.13%
Length of employment:	2 years 6 months	Location:	Gillette, WY

Home town:	Brush
Current & past employers:	Basic Energy Services, Eagle Excavation
Education:

This borrower member posted the following loan description, which has not been verified:

We are currently somewhat behind in our payments due to me not working this summer, my husband's hours cut from 60 to 50 a week and some unexpected finances this summer. We are able to make our payments (although some have been late recently); however we are paying the minimum-some of which run $300.00-$400.00-and since they are revolving credit will we never see the end on them. The debt on the cards were for household improvements and also a large amount were put toward a tool box for my husband to have at work. It is a huge tool box with a value of $18,000.00. He has bought tools over the years that have a value equal to the box. We do take paying our debt seriously. It is our goal to consolidate our bills and pay them off as quickly as we can. It is also our goal to not obtain any new debt. With the furture of America on shakey ground we are anxious to resolve our debt. We do not haave a house payment-we own a mobile home and 2.5 acres of land. We sincerely hope that you will consider us for this loan.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	40
Revolving Credit Balance:	$19,714.00	Public Records On File:	0
Revolving Line Utilization:	97.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I commend you on your decision to get out of debt. Do you have a plan for accomplishing this goal? Will you share it with us? Also, do you carry health insurance for your family?	Thank you for your question, yes we do have a plan for getting out of debt. First, we are reducing expenditures, cutting out things we don't need. We grow a large garden, we have nearly cut out heating bills by installing a wood burning stove. We also want to consolidate our debt. By consolidating our debt we will be able to pay off the exsisting debt, make one payment a month, and have the debt paid in three years, as apposed to possibly never getting caught up with the revolving interest on the present debt. Lastly, the credit cards will go by the way side, we have a debit card-wonderful how that works, swip it like a credit card, but payment is instant! We are both in our mid fifties so retirement is not that far off-it is imperative to us that our debt is resolved prior to that. In answer to your last question, yes, both wife and myself carry health insurance through our jobs.
09.21.2009 I am considering $500 investment in your loan. Questions I have are: 1. Husband's position and very briefest job description Basic Energy Services are? 2. $5,417 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? 6. You mentioned "not working this Summer". What is your usual line of work? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Thank you for considering investing $500. in our loan. First, Gary's position is shop foreman, he is a mechanic and in charge of the other mechanics. Basic Energy Service is service company of the oil, coal, and methane fields. They work on exsisting wells, build roads, locations, reservoirs, crush rock for the coal mines. Most of this uses heavy equipment and that is what they work on in the shop. $5,417.00 is Gary's wage (gross), Terry (wife) brings home about $1500.00 a month. Terry is the one who did not work this summer, she works at a school as a Para Educator (Special Education aide). We have no mortgage, we own a mobile home and 2.5 acres of land. We have one car payment and it is $569. a month. Credit card payments are around $1400. a month. Thank you again for your consideration.
What are the interest rates on your credit cards and what are you monthly expenses? Thanks.	Thank you for your questions. Our interest rates on most are around 21.9% We spend $569.00 on car payment, about $1400.00 on revolving credit, insurance (house & Vehicle) about $200.00, tv, internet, phone and electric about 380., grocery bill is minimal as we buy a beef a year and put up a garden. Thank you again for your interest.
Can you confirm your income by sending LendingClub your w-2s or your income tax return?	yes, I will, how do I send them?
10.02.2009 Refer to your reply to ClarkJ74. You mentioned convenience using debit cards- just like a check, but only payment is faster. Banks promote debit card usage for 2 primary reasons: 1. It reduces fees they must pay to the Federal Reserve for processing paper checks AND 2. Banks easily charge an overdraft fee caused by debit card useage just as if it were an overdraft caused by NSF checking account balances. Banks charge debit card users $25, $30, $35 or whatever the NSF fee is at that bank. When debit cards are used MULTIPLE times on same day this often results in compounded overdraft fee charges which places account balance further into negative status until deposit credit occurs. Stories of $4 Starbucks latte coffess followed by $6.00 meals at McDonalds paid by convenient debit cards resulting in 2 $35 overdraft fees are all routinely reported in media. Beware using debit cards because additional convenience sometimes extracts a vey high price tag! Refer to my earlier email. I funded $500 of your requested debt consolidation loan. Semper Fidelis (U S Marine Corps motto).	These are facts that we actually were not aware of. Thank you for enlightening us to these facts, and we will use that as advice on handling our debt card. As more and more stores are using electrictronic checks, do those work on the same principals as a debit card? Thank you for your advie and for the $500. that you have funded, both are very much appreciated.
10.02.2009 Electronic checks are 1st scanned by participating stores AND if account against check $$ amount is to be paid has sufficient $$ available then 2nd the store receives an authorization from the provider performing the electronic scanning and 3rd then $$ amount is automatically deducted from spenders bank account. Advantage electronic checks have over debit cards is debit cards will process transaction even if at that time sufficient $$ is NOT available thus resulting in either single, or oftentime multiple, costly NSF charges. However electronic checks will NOT process and be paid unless there is sufficient $$ available in account to pay $$ amount of check. I would always keep at least 1 active credit card to use. I would use that credit card 1st and avoid possible overdraft fees caused by using debit cards when only small $$ balances are available in bank account. Then pay-off that credit cards ENTIRE monthly balance every month reducing balance to ZERO. Advantages of on-line banking- which all banks vigorusly promote in the Internet age- are two: 1. Banks require less "brick and mortar" branches and consequently fewer employees and 2. Customer' thenselves can check their account balances 24/7/365 and know exactly what account $$ balance status is at that point in time. Credit card charges, debit card charges and electronic check payments are always processed that overnight by vendors you patronized. Almost without exception NLT (not later than) following morning debits (charges) sucessfully processed overnight will appear as debits (charges) and automatically deducted from your bank account. Best idea is using your banks on-line account services to check your bank account balances BEFORE leaving home to shop with intentions to use your debit cards. That eliminates confusion about your bank account balance at that point in time and possible overdraft fee charges you may incur later. Hope this information is useful. Semper Fidelis.	Thank you for answering my question-have learned quit a bit about the debt card through you and very much appreciate that. We do have online banking and it great to be able to see at any time pretty much what our balance is. I am just still surprised how much I DIDN'T know about the debit card. Once again, thank you for ALL your help.
Your answers to other lenders helped me decide to fund part of your loan, which I will do as soon as I have funds available this week. In your quest to get control of your finances, you may find a free tool online that I use to be invaluable. It is at yodlee.com. With it you can look at the big picture of your financial status as well as at the details, and manage it all. There is a similar tool at mint.com, that others have told me is also useful. Good luck to you.	Thankyou for your advice I will check out both the web sights you reccommended. Thank you also for your funding it is very much appreciate it
thanks for your honesty in your posting and please don't screw us over. Our money means more to us than the big banks and credit card companies.	Our goal is to use this money to get out of debt and certainly not to screw anyone over. It is our desire to get caught up and out of debt-we have always done our very best to pay back our debts and truely we have never screwed anyone over. Thank you for your support and we will use this money wisely.

Member Payment Dependent Notes Series 444498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444498	$2,500	$2,500	8.59%	1.00%	October 1, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444498. Member loan 444498 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	self employed	Debt-to-income ratio:	23.53%
Length of employment:	1 year 6 months	Location:	naples, FL

Home town:	Walworth
Current & past employers:	self employed, Trinity Chiropractic, Sunshine Pack and Ship
Education:	University of Wisconsin Oshkosh

This borrower member posted the following loan description, which has not been verified:

I have a lot of credit card debt that I diligently pay monthly with no end in sight. I charge very little anymore, but it seems that my monthly payments keep me from saving and getting ahead. I want to find a solution to this and the banks associtated with the cards do not want to help, obviously! I know with a lower rate, and given a chance, I will get through this mess.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$80,572.00	Public Records On File:	0
Revolving Line Utilization:	71.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444504

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444504	$9,000	$9,000	13.22%	1.00%	October 2, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444504. Member loan 444504 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Stock components	Debt-to-income ratio:	16.90%
Length of employment:	5 years	Location:	eagle mountain, UT

Home town:	Pleasant Grove
Current & past employers:	Stock components
Education:

This borrower member posted the following loan description, which has not been verified:

this is to pay off credit cards and dental bills.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	64
Revolving Credit Balance:	$11,274.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 444554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444554	$9,500	$9,500	12.87%	1.00%	October 1, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444554. Member loan 444554 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	I-many, Inc.	Debt-to-income ratio:	2.50%
Length of employment:	6 years 8 months	Location:	Arlington, MA

Home town:	Marine
Current & past employers:	I-many, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

My husband and I are expecting a baby in November and are hoping to replace his 1995 car with something newer and more reliable. We've found a newer car that is in pristine condition with only 70,000 miles, but because it is a 2001 model we cannot apply for traditional used car financing through the dealer. I have made credit mistakes in years past but I've been working hard to correct those mistakes and have had a spotless credit record for the last few years. I am a homeowner with a stable job and high income, and my husband and I live a very quiet, stable life. This is a very low-risk transaction and we would much rather pay our interest to you instead of to a credit card company or bank. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	30
Revolving Credit Balance:	$3,267.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I may be interested in contributing to your loan. Would you mind answering a few questions first? You indicate that you've been working hard to correct past credit mistakes. Could you describe specifically what changes you have made? Could you explain the delinquency of 30 months ago? How much are you intending to add to this amount for a down payment on the car? Do you have a savings account? Are you able to save any amount on a regular basis from your income? Thanks in advance for your responses.	My past credit mistakes were late payments due to poor organization and a busy travel schedule. I have corrected this by switching to online automated payments and paying closer attention. My husband and I are putting 10% down on the car; the loan request through Lending Club is for the balance. We do have a savings account and retirement accounts and would have the money to pay for this car outright within the next month or two but are choosing to finance it to save cash reserves for the arrival of our new baby. Thank you.
I am interested in investing in part of your loan. Automated online payments are great.. I pay all my bills online, and have noticed that the due dates change frequently, which potentially could make some automated payments late. To prevent that from happening, I also use a free online tool, yodlee.com Yodlee (if you set it to do this) will notify you prior to bills becoming due. They are able to do this as part of their financial management program, which has many other useful features. Too long to explain here, but you may be interested in checking it out. Good luck to you.	Thanks for the recommendation! I will certainly check it out!
Can you please contact LC to verify income? Thanks.	I believe that income has already been verified; the status is no longer "In Review" and shows as "Verified" on my loan page. I'll be happy to request further verification from LC but I'm not sure how to go about it.

Member Payment Dependent Notes Series 444575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444575	$3,000	$3,000	11.14%	1.00%	October 1, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444575. Member loan 444575 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Friar Tuck Beverage	Debt-to-income ratio:	8.70%
Length of employment:	1 year 3 months	Location:	Champaign, IL

Home town:	Danville
Current & past employers:	Friar Tuck Beverage, Barnes & Noble, Cost Plus World Market
Education:	Parkland College

This borrower member posted the following loan description, which has not been verified:

As a 19 year old pushed out of the house I had to work 2-3 low paying part time jobs at a time for years, with no assistance from my family, and I had to use credit cards to stay above water. Thankfully I was promoted a couple of years ago and can now afford my expenses and have been steadily paying down my debt; in fact I have stopped using credit cards almost entirely and have paid down 35% of my previous debt. I was finally able to start going back to school this semester at my local community college and I hope to get my bachelor's A.S.A.P. but I will need to get the debt monkey off my back before I can start saving for further education. I hope you can help. Thanks!

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,941.00	Public Records On File:	0
Revolving Line Utilization:	39.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444583	$25,000	$25,000	15.31%	1.00%	October 5, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444583. Member loan 444583 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Certainteed	Debt-to-income ratio:	22.38%
Length of employment:	37 years 3 months	Location:	Kansas City, KS

Home town:	Kansas City
Current & past employers:	Certainteed
Education:	none

This borrower member posted the following loan description, which has not been verified:

I will youse this money to consolidate debt, and to help me get back on my feet from plant shutdowns.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,430.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.22.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Certainteed are? 2. $5,000 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Type your answer here.checker power equipment operator, 1 wage-earner, mortgage payment- $796.79. no car payments, credit card payments-$640.00

Member Payment Dependent Notes Series 444594

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444594	$16,000	$16,000	14.96%	1.00%	October 5, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444594. Member loan 444594 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	HCA/Brandon Regional Hospital	Debt-to-income ratio:	21.54%
Length of employment:	8 years 2 months	Location:	Brandon, FL

Home town:	Jamaica
Current & past employers:	HCA/Brandon Regional Hospital
Education:	Hillsborough Community College

This borrower member posted the following loan description, which has not been verified:

I'm needing extra cash for my daughter's wedding on 10/17 - so I need cash fast. I can probably do everything by myself, but those last minute expenses come up fast. If there is cash left over, I plan to consolidate existing loans

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1975	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	22
Revolving Credit Balance:	$36,095.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does the >36K of revolving credit balance consist of?	$19,000 is paying off a 2007 Harley $10,000 is to my credit union - credit card pay off $12,000 + credit card debt
10.02.2009 I'm interested in providing up to $500 to help fund your daughters wedding expenses. I have just a couple questions. 1. Your position/job description HCA/Brandon Regional Hospital? 2. $5,000 Grosss Income is one-wage earner (yours)? 3. Mortgage payment per month is $ ? 4. Is borrower's loan note in your name? Or in your daughters name? Or in both you and daughters names? (e.g., who is p-r-i-m-a-r-i-ly responsible for repayment of $16,000 loan obligation). Thanks for your expected answers. P.S. My niece lives in Zepherhills, FL; both her husband, my ex-brother-in-law ans she were patients at HCA/Brandon Regional Hospital. The three have excellent opinions of hospital doctors, professional staff and services- except of course the inpatient bland meals about which all patients complain.	Thanks for your interest. I am a RN and I work in Neonatal Intensive Care. 2. One wage - mine. 3.$1060/mo 4. My name and my spouse - I am responsible for the loan. Glad your family received good care at BRH. Yes, the food still isn't very good

Member Payment Dependent Notes Series 444596

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444596	$25,000	$25,000	12.18%	1.00%	October 5, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444596. Member loan 444596 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,541 / month
Current employer:	Operational Security Systems	Debt-to-income ratio:	7.49%
Length of employment:	17 years 3 months	Location:	Marietta, GA

Home town:	Thomson
Current & past employers:	Operational Security Systems, Georgia Institute of Technology
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

Due to the declining health of my Mother-in-law a few years back, my family had to sell our house and move to be closer. The market was down and after 2 years of not selling, we had to settle on a price for less than asking. This coupled with helping her with medical, funeral and home repair expenses forced us to use credit cards for these and everyday expenses. I am currently putting $2000 a month toward paying this off but would like to get a better rate. I have been employed now for 17.5 years with the same company and have a 6 figure income. I have always had an outstanding credit score and recently paid off my wife's student loans and Home Depot credit account early. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,492.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the $2,000 you currently pay the minimum monthly payment for all of your credit card debt? Please list the debt you are trying to pay off including balances and interest rates, and what your other monthly bills amount to? Thank you	card bal min intrate cc1 38228 750 9.9 cc2 13500 315 13.24 cc3 7750 165 14.99 cc4 9230 170 13.24 no other debt no car pmt., monthly mort. $1700
Which of the credit cards you listed in the reply to roadtrip would you allocate these loan funds for? Do you plan to use the money for any other purpose?	I was planning on eliminating cc2,cc3, and part of cc4 cc2 13500 315 13.24 cc3 7750 165 14.99 cc4 9230 170 13.24 As you can see, that would use up all of the $25000 so the money would not be for any other purpose.
Hi. I'm not a Tech grad, but I went to a similar school in the northeast, and lived in Atlanta for 10 years, so I have a lot of friends from Tech. I have already funded a portion of your loan, but I'm thinking of making a more sizeable investment, close to your remaining balance of $1,100. Can you assure me that you won't let us down?	Blind faith is a wonderful thing! I can only point you to my credit score and work history. You cant get a 700+ credit rating and work for the same company 17 years by letting people down. I just want to be done with the debt and if I can pay other people willing to help rather than the credit card companies, that makes it even better!!

Member Payment Dependent Notes Series 444605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444605	$5,000	$5,000	13.57%	1.00%	October 5, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444605. Member loan 444605 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,283 / month
Current employer:	1-800 Contacts	Debt-to-income ratio:	21.42%
Length of employment:	6 months	Location:	SALT LAKE CITY, UT

Home town:	Salt Lake City
Current & past employers:	1-800 Contacts, American Express
Education:	Salt Lake Community College

This borrower member posted the following loan description, which has not been verified:

medical expenses

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,817.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444618	$3,000	$3,000	7.74%	1.00%	October 1, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444618. Member loan 444618 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,439 / month
Current employer:	City of Falls Church Police Department	Debt-to-income ratio:	7.33%
Length of employment:	9 years 8 months	Location:	Broad Run, VA

Home town:	Allentown
Current & past employers:	City of Falls Church Police Department, City of Falls Church Police Department
Education:	Ferrum College

This borrower member posted the following loan description, which has not been verified:

I would like to reduce my credit card debt at a better rate.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,721.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444665

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444665	$25,000	$25,000	14.96%	1.00%	October 5, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444665. Member loan 444665 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Tower Credit Union	Debt-to-income ratio:	6.30%
Length of employment:	13 years 4 months	Location:	Wausau, WI

Home town:	Pana
Current & past employers:	Tower Credit Union, Community Credit Union of Wausau
Education:	Eastern Illinois University, Southwest Wisconsin Technical College

This borrower member posted the following loan description, which has not been verified:

My partner and I started this business 3 1/2 years ago. We sell boots made by in the USA, many of which are made in Wisconsin. Our monthly gross sales are now consistently between $20,000 and $30,000 per month. We started this business on a shoestring - and the shoe company has been carrying us in the amount of approximately $40,000 to $50,000. They are willing to set up payment arrangements on the amount owed if we can come up with some $ to pay down on what is owed, and then we will keep current with them in the future. My partner is a 28 year marketing and advertising veteran. In 2006 he started a small internet business development company with the launch of our current venture. As Managing Director, my partner overseas the day-to-day management of customer orders, queries and new business development. He also serves as the web master; maintaining and refreshing our two sites as conditions require. I am the CEO of small financial institution and have contributed my bookkeeping and financial management experience to the partnership. I also manage our relationship with the major search engines and have optimized our position resulting a continuous page one placement for both websites on Google. I have excellent credit and will continue to manage the financials, while my partner will focus on operations.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,793.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does the amount owed = (the cost of) inventory on hand ? Or does it represent other business costs? What is the net before taxes of the business/year?	Sorry I didn???t get answers to you sooner, I was at meetings most of the day today. T he amount owed to our boot manufacturer is for accounts payable. We do not stock inventory. We have used our account at Weinbrenner to finance the growth of our business for the past three years. They are asking us to pay all or a good part of our accounts payable, and in return they will give us a discount on future purchases, which will help our net income in the future. Our accounts payable position has remained roughly the same throughout 2009. Our net income through the end of August is $-13,200. As our sales have increased, we have (until recetly) continued to advertise heavily through pay per click advertising. At our high point earlier this year we were spending approximately $110 per day on pay per click. In September we decreased our pay per click advertising from $88 per day to $30 per day. We did this because we have built our customer base to the point that we no longer need to advertise so heavily on pay per click. This will decrease our expenses by over $1,700 per month, which means we will be able to start operating in the black. Our gross sales have increased from $5,800 per month in 2007 to $16,800 per month in 2008 and to iver $23,000 per month in 2009. The last six months has averaged $24,600 with sales in September headed toward $29k. By e-marketing to our previous customers, and adding a person to market our American Made products to unions across the U.S., we expect our sales to continue to grow.
09.22.2009 I am considering $500 investment in your small business loan. Questions I have are: 1. Position and very briefest job description Tower Credit Union are? 2. $6,750 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Thanks for you interest. Here are the answers you are looking for. 1. I'm the President of Tower Credit Union. I wear many "hats" in my position including asset/liability management, human resources, policies and procedures, marketing, member complaints, etc. 2. Income shown is for 1 wager earner (me!). 3. Mortgage payment is currently $1180 which includes escrow for taxes and insurance. I am going to rewrite my mortgage at a lower rate and add my car loan ($17,000 balance, $350/month payment) and my HELOC ($17,100 balance) to it. This will be an $87,000 loan at 4.6% for 10 years fixed. 3. Personal credit card is paid in full every month. Business card (Capital One) has a balance of $4,700 and I pay $200 per month.
What is your monthly net income? How will you pay off this loan if the business does not earn enough to pay it?	Thanks for your question. Net income YTD is - $13,200. We will more than make this up by lowering our pay per click advertising (see above). We started this business without using any equity in our homes and with only about $10,000 in start-up capital. If necessary I can use the equity in my home, which is approximately $100,000. I have never missed a payment - I'm in my mid-50's and I don't intend to start missing payments now!!
How successful is your business? What are your monthly profit margins? Sounds like there is a cash flow problem. How do you intend to improve the business?	You're right - there has been a cash flow problem. We are just at the point where it will start to cash flow, but would like to pay of our shoe manufacturer so that we can take advantage of the discount they are offering. Thanks - let me know if you need more info!
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	As soon as I get done typing this response - I will be calling so Lending Club can verify my income! Thanks for the advice!
Hello, Nice and quick question, how many hours do you spend at both workplaces	I take care of the accounting and paying the bills and spend probably 8 hours per week on bootpro solutions. I work between 40 and 50 hours a week for the credit union. My partner, on the other hand, spends at least 60 hours a week keep the website fresh, answering phone calls, answering e-mails, dealing with returns, etc. We also have a commissioned sales person working on union sales, and we just got another commissioned sales person to start calling on manufacturing facilities, construction companies, etc. Thanks for your question, and if you think of any more questions just let me know!
Since you are the president of a credit union, I would think you could get a better business loan than 14+%. Is this not possible?	We do not make business loans at the credit union, and I would rather not go to a local bank for a loan. I don't know why they rated the loan the way they did, especially given my credit score, etc., but the discount we will get from our shoe manufacturer will make up for the difference in the interest rate! Thanks for asking!
10.04.2009 Refer to RetiredUSMCInvestor earlier communication. A question I forgot to ask is: Does our boot manfacturing company currently have an "Up and Running" Website for retail sales to the public? At 6:40 AM EST requested $25,000 loan is 96% funded. Loan should finish entire 100% funding later today.	Our boot manufacturing company does NOT sell retail sales to the public - on the web or in a retail store. That works to our great advantage!
Just a comment. I checked out your website and customer service policies. Fantastic website, very easy to navigate, and super friendly policies toward your customers. I was very impressed with the, "Try On Two Pairs - the first time," policy. You gained an investor, and a new boot customer. Keep up the great work, and I wish you and your partners the very best.	Thank you for your positive feedback! We really do think this will work!!

Member Payment Dependent Notes Series 444732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444732	$25,000	$25,000	16.00%	1.00%	October 5, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444732. Member loan 444732 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Monster Cable	Debt-to-income ratio:	17.83%
Length of employment:	12 years 6 months	Location:	MILLBRAE, CA

Home town:	Galway
Current & past employers:	Monster Cable, The Good Guys
Education:	Calasanctius College

This borrower member posted the following loan description, which has not been verified:

I would like to pay off credit cards that have me at a high APR and get my debt paid off faster. I would like to consolidate my payments in to one bigger one and see my balance go down faster. I have a good job secure job, have been employed by the same company for 13 years. I have not bankrupted nor do I have any major negatives on my credit report.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	31
Revolving Credit Balance:	$17,426.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 444739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444739	$5,000	$5,000	12.18%	1.00%	October 1, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444739. Member loan 444739 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	GREAT HEARTS ACADEMIES	Debt-to-income ratio:	2.22%
Length of employment:	3 months	Location:	GLENDALE, AZ

Home town:	Cedar Rapids
Current & past employers:	GREAT HEARTS ACADEMIES, STARBUCKS COFFEE COMPANY
Education:	Ave Maria University, KATHOLIEKE UNIVERSITEIT LEUVEN

This borrower member posted the following loan description, which has not been verified:

My wife, daughter and I recently relocated from Europe to Arizona and will be using the loan money to finance the move (including plane tickets, travel expenses, and possibly a vehicle). My credit history is nearly flawless, and I have a steady, full-time job with ample monthly income to meet the loan payments. I am currently renting an apartment and have very few monthly bills to meet. I pay my bills on time and am very responsible with my money. In short, if this loan application is accepted, you can be assured that payments will be met promptly and regularly.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,070.00	Public Records On File:	0
Revolving Line Utilization:	60.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 444805

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444805	$13,800	$13,800	11.83%	1.00%	October 5, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444805. Member loan 444805 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	The Methodist Hospital	Debt-to-income ratio:	20.86%
Length of employment:	3 years	Location:	Houston, TX

Home town:
Current & past employers:	The Methodist Hospital
Education:	Prairie View A & M University

This borrower member posted the following loan description, which has not been verified:

I work as an RN at the Methodist Hospital in Houston. I paid for my last semester with a credit card with a high interest rate. Now I am looking to get into an installment account to pay of the same loan.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,981.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444831	$24,000	$24,000	14.61%	1.00%	October 5, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444831. Member loan 444831 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,333 / month
Current employer:	US Government	Debt-to-income ratio:	21.94%
Length of employment:	6 years 9 months	Location:	Ashburn, VA

Home town:	Boston
Current & past employers:	US Government, George Mason University, AT&T Inc.
Education:	University of Kentucky, National University of Singapore

This borrower member posted the following loan description, which has not been verified:

After my divorce, I tried to live off my real estate commission income during a down market. It didn't work (obviously) and I continued to put more and more expenses on credit cards trying to keep up the same standard of living for my children. Yes, I know it was stupid, but who knew the market would tank as much as it did. I finally got smart and went back to work for the US Govt. I have been in a wonderful job for the past nine months, with an excellent income. However, I am still plagued with credit card debt spread out over several cards. I would like to consolidate my debt and pay it off quicker with a set payment every month. I have a good solid income, and I own my own home (with the bank!). I just need some help to get me back on my feet. Please help!

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$124,784.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.22.2009 I am considering $350 investment in your loan. Questions I have are: 1. Position and very briefest job description U S Government are? 2. $11,333 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. I am an Enterprise Systems Engineer for the US Government in one of the IC organizations. I worked there for 6 years before, and have now returned. 2. Income is based on one wage earner. 3. Mortgage payment is 2500 / month 4. Car payments are 706 + 154. 706 ends in 11 months (yeah!). 5. Minimum balance due on all credit cards is 879.
At nearly $125,000, You have a significant amount of revolving debt. Could you describe what portion of that debt you intend to pay with this loan? And then what the remaining debt consists of? (type of debt -- credit cards, auto loans, etc; amounts, percentage rates) Could you give the sum of your monthly expenditures against your $11,333 income? How will a payment of $827.41 fit into your current budget? Thanks in advance for your responses.	1. 70K of revolving debt is a HELOC. (5% rate) 2. 8K is 2 yr loan from bank to pay taxes. (12% rate) 3. approx 35 K is credit card (up to 28% rate) 4. approx 12 K is balance on car loans (12% rate) I wish to take a swipe at reducing the credit card balance significantly and paying it back over 3 years.. instead of just paying a bit each month and never really seeing a dent it the balance. I have seen a financial counselor where I work, and her suggestion is to consolidate the credit card debt with a goal of paying it off over a fixed term, while at the same time creating a budget and allocating a portion of "extra" expenditures to paying down this debt. My car payments and the tax repayment will all be done at about the same time.. I want to make sure I have significantly decreased my credit card debt in parallel. This monthly payment of 827 will replace some of the existing payments I am making, but will be targeted to a specific goal of paying down the credit cards over a fixed period. I hope I have adequately answered your questions.

Member Payment Dependent Notes Series 444832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444832	$22,000	$22,000	20.86%	1.00%	October 5, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444832. Member loan 444832 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,333 / month
Current employer:	On Wheels, Inc.	Debt-to-income ratio:	10.81%
Length of employment:	15 years 3 months	Location:	Bowie, MD

Home town:	Camden
Current & past employers:	On Wheels, Inc.
Education:	George Washington University (GW)

This borrower member posted the following loan description, which has not been verified:

My business is 15 years old and generates $2.5 million annually. I have grown without the help of loans or investors. I am launching an expanded multimedia for the multicultural market. It will be the first national consumer reports in this growing market. I am transitioning from being the first national auto magazines for this market to covering travel, business, finance, health, green, entertainment and more. I will have close to $1 million in commitments from corporate 500 companies for the launch and will generate $15 million in five years. Because of my past connection to the auto industry, i cannot secure bank financing, although I am a disabled Veteran owned small business. We have invested everything in building this multimedia platform that offers advertisers print, web hub, digital magazines, events, e-newsletters, research and more. The growth industries continues to get digital, Green, and multicultural and we provide all, including the launch of a national Green magazine for this market. We launch in a few weeks and need operating capital.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$109,901.00	Public Records On File:	0
Revolving Line Utilization:	66.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am considering a $1000 investment towards your loan. Do you have a website for your business? If so, please send me the link. 15 million in three years seems like you're ready to go public. Any plans on going public in the near future?	Imad, current site is www.onwheelsinc.com and we launch the new site next month. We have a PPM for cerified investors with a return of 20-30% in five years and minimum $50,000 for equity share.
What are you monthly expenses (personal)?	I did not list my wife income. Together we earn $330,000 annually with about $10,000 monthly. The reason for my loan is because i have invested everything into expanding my business.
Is your company going to go public anytime soon? I would like to purchase stock if it does. If you do not receive your full loan amount will you accept whatever you have received so far?	I have 3 days left and over 75% funded, so it should reach it. However, we have a private placement memo for equity investors now. If you are interested, i will send you the business plan and PPM. we are projected 20 to 30% return in 5 years and will break even Q1 2010. Instead of stock, you will have equity ownership in On wheels Media, LLC.

Member Payment Dependent Notes Series 444835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444835	$4,500	$4,500	7.40%	1.00%	October 1, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444835. Member loan 444835 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,418 / month
Current employer:	Black and Decker	Debt-to-income ratio:	6.77%
Length of employment:	25 years 8 months	Location:	SHELBYVILLE, KY

Home town:	Taylorsville
Current & past employers:	Black and Decker, Southwestern Tobacco Company
Education:	McKendre College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to purchase a boat. My credit record speaks for itself.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,986.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444862

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444862	$7,000	$7,000	7.74%	1.00%	October 2, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444862. Member loan 444862 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Pilgrim's Pride Corp	Debt-to-income ratio:	7.27%
Length of employment:	25 years 11 months	Location:	DIBOLL, TX

Home town:	Atlanta
Current & past employers:	Pilgrim's Pride Corp, Gold Kist
Education:	Sam Houston State University

This borrower member posted the following loan description, which has not been verified:

I'm purchasing a 2009 utility vehicle for our farm. I've been employed for 26 yrs by the same company. I've lived at current location for 12 1/2 years. I plan on making automatic payments for this purchase. I have very little debt and will have no problem paying this loan. Thanks

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1981	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	29
Revolving Credit Balance:	$7,283.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. You have great credit. I'm surprised you can't get a better than 7.74% rate from a dealer. Any idea why? Thanks!	Particular dealer doesn't have financing.

Member Payment Dependent Notes Series 444884

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444884	$15,600	$15,600	11.83%	1.00%	October 1, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444884. Member loan 444884 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Honeywell International Inc.	Debt-to-income ratio:	17.26%
Length of employment:	8 years 4 months	Location:	Surprise, AZ

Home town:
Current & past employers:	Honeywell International Inc.
Education:	DeVry University-Arizona

This borrower member posted the following loan description, which has not been verified:

Looking to replace flooring in kitchen and gameroom. Also would like to install automatic sprinklers in backyard. Section of yard to be turned into kids play area.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$256.00	Public Records On File:	1
Revolving Line Utilization:	1.70%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444886	$6,000	$6,000	14.26%	1.00%	October 5, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444886. Member loan 444886 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,375 / month
Current employer:	Department of Defense	Debt-to-income ratio:	20.83%
Length of employment:	1 year	Location:	TWENTYNINE PALMS, CA

Home town:	new bedford
Current & past employers:	Department of Defense, United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

my vehicle broke down requiring an engine swap the auto repair place is Baileys auto repair in twentynine palms, ca the total cost for parts, and labor.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.23.2009 Marine, I am considering $250 investment in your loan. Questions I have are: 1. Rank/Grade USMC are? 2. Expiration Current Contract (ECC) is? 3. $3,375 income is: 1 or 2 wage-earners? 4. Rent payment per month is? 5. Car payment(s) per month is? 6. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers. Master Sergeant USMC Retired (Disburing-Finance)	I am a former Marine and i am now a civilian police officer for the DoD. I am in the middle of a lawsuit with the vehicle i own so i plan on paying off the loan with the settlement money. My debt to income ratio is 36%. Thank you for your time.
So tell us about this lawsuit, I'm in the auto repair industry and would like to help you out, but I need to understand more about what happened to your vehicle and what the suit is about before I invest. Thanks	so i purchased a v10 f250 on june 13 09 on the 15th of june the engine started to knock. i brought it back to the dealerership where i was told that it would be taken care of and to wait three weeks to take it to the repair shop. what he did was purchase a warranty. the warranty company denied to fix it after being in the repair shop for 2 months and the dealership told me on my own. so now i have a lawyer and i was instructed to go through the better business bureau first. i just need the loan to pay for the truck in the mean time while im waiting for everything to get worked out
Please list your expenses per month, like rent, car, cc, other loans, savings. Is there any additional income from a second wage-earner?	Im a police officer for the u.s. govt i.e. i work on fed land. I make 1500 every other friday after taxes i pay 250 rent per month, 200 ins.,100 phone, 75 cable and internet, 300 truck payment .. i have a clean credit history and have never been late on a payment. I appreciate your interest.
Former army man here but I always look for prior service and those with low debt. BBB I found does nothing to be honest your better off calling a local news company and have them feature your story on TV and I bet its taken care of the next day. No matter looks good and I am happy to invest you. Keep up the good fight!	Thank you for your advice sir i appreciate it and for your investment. I probably should contact the news station. The BBB instructed the dealership to not contact me and he has been leaving messages with the utmost kindness. The last time i contacted him he basically told me off and it was my problem so i am hoping it will put a scare into him. Anyways thank you again and semper fidelis.

Member Payment Dependent Notes Series 444900

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444900	$4,200	$4,200	14.26%	1.00%	October 1, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444900. Member loan 444900 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	graybar	Debt-to-income ratio:	5.14%
Length of employment:	1 year 1 month	Location:	CREST HILL, IL

Home town:	joliet
Current & past employers:	graybar, jewel/osco, schwans fine foods
Education:	Northern Illinois University

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to pay off some debt for school and to help pay to get my car fixed.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	10	Months Since Last Delinquency:	10
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide some more details on the car repairs you need and the amount of your school debts? Would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Graybar? Do you have a savings account or any other kind of emergency fund?	Hi, thank you for taking interest in my loan and I will gladly answer any questions that you have. My school debt comes to about 3600-3700 and my car's muffler recently came off of my car on a couple hour road trip. So the repairs for that will range around $300 to get that all fixed up. My monthly expenses are typical expenses like internet, cable, gas, elec., cell phone, rent, etc. I have a roommate that I split the costs with and it comes to about 600-650. At graybar, the work I do is typically warehouse/inventory work right now because of the amount of layoffs that they have done. My position is very secure in the company, thank god. I do have a savings that I use for an emergency, only if I absolutely need to. My mom also is always available to help me if for some reason I ever needed it. If you have any other questions please ask. Thanks again for taking time to possibly help me out with this.

Member Payment Dependent Notes Series 444901

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444901	$25,000	$25,000	16.35%	1.00%	October 6, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444901. Member loan 444901 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	New World Systems	Debt-to-income ratio:	14.32%
Length of employment:	2 years 7 months	Location:	ROYAL OAK, MI

Home town:
Current & past employers:	New World Systems
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

Excellent credit

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,427.00	Public Records On File:	0
Revolving Line Utilization:	86.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do? Do you carry health insurance?	I am an attorney and do have comprehensive health insurance
09.23.2009 I am considering $500 investment (maybe higher) in your loan. Questions I have are: 1. Legal practice specialty and very briefest job description New World Systems are? 2. $12,083 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Intellectual Property is my specialty. Chief legal officer would be a general description. 12083 is one wage earner. Spouse also works with a gross of 5777 monthly. Mortgage payment is 1985 inclusive of taxes and insurance. Car payment is 550. CC payments of 1100. Thanks for your questions.
What are the interest rates on your credits cards that carry a balance? Could you also explain why you're trying to consolidate using Lending Club? It looks like you could pay down your CCs quickly without it. How much CC debt does your spouse have?	Thanks for the question. Rates are roughly 22 percent. I can and will pay this down quickly. Reason I am using lending club is for a lower rate and disciplined plan to pay off in three years. Spouse has no cc debt.
Can you confirm your income by sending LendingClub your w-2s or your income tax return?	They have my YTD earnings for this year and I am sending in my W-2s per their request. Thanks for the question.

Member Payment Dependent Notes Series 444908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444908	$10,000	$10,000	13.57%	1.00%	October 1, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444908. Member loan 444908 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Eden Design	Debt-to-income ratio:	8.75%
Length of employment:	10 years 7 months	Location:	Kearneysville, WV

Home town:
Current & past employers:	Eden Design
Education:	Shepherd University

This borrower member posted the following loan description, which has not been verified:

Greetings: I am a 30-something small business owner who would like to pay off the outstanding balance on my one and only credit card. I've had an automatic withdrawal of the minimum amount taken out of my account for the last year and a half (around $275) but with an APR of 18% the balance is not going anywhere. So, I feel confident I'll have no problem paying around $340 a month to pay the debt off. I've been in business for ten years and luckily my work flow has continued to be steady throughout the past year. Several years ago, I used a credit card to help build my office for my business and the interest quickly escalated out of control. I've now learned from experience that credit cards are not a good fit for me and would LOVE to pay the card off and take on a Lending Club loan instead. I'd much rather pay my interest directly to Lending Club members then to the credit card company. Thanks for your consideration!

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	31
Revolving Credit Balance:	$24,223.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444910

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444910	$16,000	$16,000	13.57%	1.00%	October 2, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444910. Member loan 444910 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,667 / month
Current employer:	Click 3X	Debt-to-income ratio:	6.67%
Length of employment:	8 months	Location:	DEMAREST, NJ

Home town:	Burbank
Current & past employers:	Click 3X, Nth Degree Creative Group
Education:	California State University Northridge

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my debt into one account. I have a great job and a good credit rating. No worries about me paying my bills and I will most likely pay it off before the 3 years.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	25
Revolving Credit Balance:	$715.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. I only see a small amount of credit card debt listed. What cards do you owe on, and how much do you owe? Thank you.	I owe 15,500.00 on a AMEX that I personally guaranteed at my former company. They are charging me 27% interest.
I see that your employment history is 8 month from the current job, do you see your job as relatively stable in the current economy? And how did you accumulate 15k in credit card debt? everyday expanding exceeding your income? Thanks.	i folded my company that I owned for the past 5 years into my current company so yes I feel this is a very stable situation. The fifteen carried over from the other company which I was personally on the hook for and this is why I'm looking for the loan. Hoe this answers your question.

Member Payment Dependent Notes Series 444914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444914	$25,000	$25,000	16.00%	1.00%	October 6, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444914. Member loan 444914 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	U.S. ARMY	Debt-to-income ratio:	15.06%
Length of employment:	4 months	Location:	ALEXANDRIA, VA

Home town:	Penn Yan
Current & past employers:	U.S. ARMY, U.S. Army - Active military service (March 1984-Feb 2009)
Education:	State University of New York at Oneonta

This borrower member posted the following loan description, which has not been verified:

I retired from the Army in February 2009 after 25 years of active duty. In May 2009, I took a civilian position with the Army in Arlington, Virginia. Unfortunately, my family can't join me in Virginia until we sell our house in El Paso, Tx. Before putting the house on the market, we need to make some minor repairs. To compound our problems, we have high credit card debt, which I would also like to consolidate into one payment at a lower interest rate. If we are able to receive a $25,000 loan, we will use $4,000 - $6,000 to do the house repairs (less, if possible). The rest will go toward paying down the unsecured debt. Even with our high debt, a mortgage AND a lease, and two girls in middle and high school, we have never fallen behind on any of our payments. I am currently making about $97,000/year and can easily make these payments. Once we sell our house, we'll use whatever we make on it to pay off the remainder of our debt. My goal with this loan is to get my family back together here in Virginia. After retiring from the Army, I thought we wouldn't be separated like this again (I had just completed a 14 month tour in Korea without my family). My wife and kids need for this to happen as soon as possible...parenting by phone is difficult on all of us!! Thank you!

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,551.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.23.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description U S Army are? 2. $8,083 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? 6. US Army Retired Rank/Grade? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. I am the Supervisory Paralegal Specialist in the Government Appellate Division, US Army Legal Services Agency, Arlington, Virginia. 2. Income is currently only one wage-earner. My wife is preparing our El Paso home for sale, so she won't be working until we sell and the family joins me in VA. 3. Mortgage is $1400; rent in Alexandria, VA, is $1300. 4. No car payment. 5. Credit card payments per month run around $1500. 6. I retired as an E8, Master Sergeant.

Member Payment Dependent Notes Series 444944

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444944	$24,000	$24,000	15.31%	1.00%	October 6, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444944. Member loan 444944 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Payne Home Improvements and Repairs	Debt-to-income ratio:	11.71%
Length of employment:	12 years 2 months	Location:	Colonial Heights, VA

Home town:	Colonial Heights
Current & past employers:	Payne Home Improvements and Repairs
Education:

This borrower member posted the following loan description, which has not been verified:

We are trying to pay off some credit card debt and also want to purchase a used car. WE have ALWAYS paid our debts on time. However, recently some of our credit cards lowered our credit limit and that has hurt our credit. In addition, we have closed some cards because they were going to increase our interest. We make plenty of money to pay our debts and we have been trying to lower the debts and have paid off several in the last 2 weeks. We do have a 2004 Kia Amanti that was paid off the month after it was purchased new in Sept.2005. So we can do a secured loan also.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,598.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.23.2009 I am considering $500 investment in your loan. Questions I have are: 1. Position and very briefest job description Payne Home Improvement and Repair are? 2. $10,417 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Owner of Payne Home Improvements and electrician by trade. General Contractor and do everything except carpet and vinyl floors. I am also high and low voltage certified and have high security clearance for the government. I do Commercial, Residential, both new construction and remodeling, and Industrial, as needed. 1 wage earner, my wife is a stay at home Mom. Mortgage payment is 618.00 monthly. All 3 cars are paid in full. Credit card payments-total 686.00. However, I always pay extra.

Member Payment Dependent Notes Series 444950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444950	$6,000	$6,000	7.74%	1.00%	October 1, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444950. Member loan 444950 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Master Pitching Machine	Debt-to-income ratio:	22.90%
Length of employment:	28 years	Location:	Kansas City, MO

Home town:	Ottawa
Current & past employers:	Master Pitching Machine
Education:

This borrower member posted the following loan description, which has not been verified:

We were wondering if you would finance an unrestored 1957 Chevy pick up. We found this GREAT project and it's about 50% restored. Most of the body work has been done and done right. 95% of the parts are there including an new running motor -an Edelbrock carburator NIB-Camaro subframe-all the new componets for a wood bed and so on. For the most part it will just need to be put together, interior work and paint. The cost to us is $5,500 and we are looking for someone to finance this project. This is a fabulous offer and we would be idiots to this pass up. When completed, the value of the truck should be around $20,000. As it sits now, the value is actually around $7,500. Meaning that if we got this today we could sell it, as-is, tomorrow for $7,500. The current owner has fell onto hardship and cannot afford to complete this project. I realize that projects like this are only appreciated by those who are interested in this type of "hobby" but it is a good investment to anyone.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$63,299.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 444972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444972	$12,000	$12,000	16.00%	1.00%	October 6, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444972. Member loan 444972 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	BGA	Debt-to-income ratio:	23.85%
Length of employment:	1 year 10 months	Location:	Dallas, TX

Home town:
Current & past employers:	BGA
Education:

This borrower member posted the following loan description, which has not been verified:

I have 2 cards that have magically went up to 29.9% as a resut of changes in policy. I am looking to consolidate these cards with something more reasonable and hopefully get it paid down in a few months. I have never missed a payment on a card in my life and have a solid score. I am a quality borrower and would be very happy with any help

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	3
Revolving Credit Balance:	$61,956.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current payment on those two cards? Please describe your last employment and for how long? Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person?	Payment is about 680 combined. One wage earner. I am just looking for liquidity for a few months to get rid of the high rates. Makes me sick to see what they are charging.
09.23.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description BGA are? 2. $10,417 income is: 1 or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Money management with a focus on US equities. One wage earner. Rent: 1200, Car: 400, Credit Cards/loans: 1400 (estimate).
Please describe your last employment and for how long? This question was overlooked. Important to me since you have only been with your current employer for 1 yr. and 10 mos.	Sorry. Several years at a financial services firm on the east coast.
I would like to help fund your loan but I am looking for stability in employment. "a financial services firm" and "several years" is not very specific. Are you willing to be a little more specific?	Yes. Deutsche Bank for 5 years and Alliance for 3 years.
glad to help a fellow Deutsche banker out.. don't let me down	Type Thank you. I won't. I appreciate your interest!

Member Payment Dependent Notes Series 444991

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444991	$10,000	$10,000	8.94%	1.00%	October 5, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444991. Member loan 444991 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,125 / month
Current employer:	High Mountain Taxi	Debt-to-income ratio:	13.73%
Length of employment:	2 years	Location:	Aspen, CO

Home town:	Waterloo
Current & past employers:	High Mountain Taxi, Charles Schwab
Education:	Georgia State University

This borrower member posted the following loan description, which has not been verified:

I work as a taxi driver in Aspen, CO. Last year I made $37,500. Will be consolidating all outstanding debt with this loan and closing all but one credit card.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$417.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	Thank you. I will do that today. Also, I will be verifying my bank account in the next day or two....depending on how soon the small debit takes place. Thank you for the suggestion. Doug Sloter

Member Payment Dependent Notes Series 444997

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444997	$5,400	$5,400	16.00%	1.00%	October 1, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444997. Member loan 444997 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Mandel Communications	Debt-to-income ratio:	10.61%
Length of employment:	2 years 1 month	Location:	Felton, CA

Home town:	San Jose
Current & past employers:	Mandel Communications, Muscular Dystrophy Association, RealCare Elder Care, Santa Clara County Office of Education
Education:	Gavilan College, DeAnza College

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I am a 28 year old female who is tired of treading water. My significant other was hospitalized last year and had to have major surgery to keep him from going paralyzed. He has been unemployed for the past year and a half due to his surgery. All of my income has had to go to our mortgage and bills. Due to this I have reached the limit on all of my credit cards. I purposely have kept my limits low, so my total debt is not too significant. I would like to be able to pay off these high interest rate cards and finally be able to gain some ground. My significant other is now employed and we both want nothing more than to start paying off our debt. I have been with my wonderful employer for over 2 years and have been consistently employed since the age of 18. It is high time I start using my money wisely, but will never be able to do so until I can pay down my debt. This seems like a wonderful program and I would love to be able to be able to turn around and invest when I can financially do so. Thank you for your consideration. You have no idea how much this would impact my day to day life as well as my future. Best regards, Swimmer

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	27
Revolving Credit Balance:	$1,487.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.23.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Mandel Communications are? 2. $4,167 income is: 1 or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Dear RetiredUSMC, Thank you very much for your consideration. Please see the answers to your questions below: 1. Position and very briefest job description Mandel Communications are? Mandel Communications is a presentation training company. My job is to manage all of the trainings that take place all over the world. I need to ensure each training is set up successfully. 2. $4,167 income is: 1 or 2 wage-earners 1 wage earner and that is my gross income. 3. Rent payment per month is? I share a home with my boyfriend who is the home owner. I am not listed as an owner on our home. Our mortgage is $1967 per month. Since he has not been able to work I have been contributing one entire paycheck of $1400 to go toward our payment. 4. Car payment(s) per month is? $255 per month 5. Credit card payments per month are? Paying only the minimum payments is $223 per month Thank you again for your consideration. Please let me know if you have any more questions or concerns. Best, Meghan
Your significant other is employed, yet you are paying the mortgage since he has not been able to work? Please clarify?	Hi CriticalMiss, Yes, he was out of work due to his surgery and we have been completely dependant on my income to pay our mortgage. He just got a new job 2 weeks ago. Now that he will have more income coming in other than his unemployment and disability, I want to get start paying down our debt as soon as possible. He is only working part time to start, so we will still rely on my income for the majority of our bills, until he is moved to full time Thank you for your consideration and please let me know if you have any additional questions. Best, Meghan
Thank you for the clarification. I am investing in your loan. Getting a handle on managing your finances is work, but well worth it. You may find yodlee.com helpful. It is free and I have found it very helpful in managing my own finances. I have heard that mint.com is also good, but have not used it myself. Good luck to you!	Thank you so very much! I will absolutely look into both of those websites. And I agree that all of the work is well worth it. Thanks again.

Member Payment Dependent Notes Series 445007

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445007	$20,000	$20,000	13.92%	1.00%	October 6, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445007. Member loan 445007 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	cintas uniform company	Debt-to-income ratio:	12.61%
Length of employment:	9 years	Location:	NORTH WALES, PA

Home town:	Philadelphia
Current & past employers:	cintas uniform company, Crown Holdings
Education:	Philadelphia community college

This borrower member posted the following loan description, which has not been verified:

I am using this money to put on an addition on my in laws house. This loan will allow us to have no rent or mortgage and enable to pay off other bill and children tuition payments.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$197.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.23.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Cintas Uniform Co are? 2. $7,083 income is: 1 or 2 wage-earners? 3. Car payment(s) per month is? 4. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Type your answer here. ! Plant manager. 2. Sorry I dont understand what you are asking. 3. Car payment is $500 reimbursed by company 4. $200.00 CC payment

Member Payment Dependent Notes Series 445060

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445060	$12,000	$12,000	11.83%	1.00%	October 1, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445060. Member loan 445060 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	bereman carpets	Debt-to-income ratio:	18.90%
Length of employment:	10 years	Location:	pacific grove, CA

Home town:	Los Banos
Current & past employers:	bereman carpets, the golf mart
Education:	Monterey Peninsula College

This borrower member posted the following loan description, which has not been verified:

i have great credit

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,061.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Can you please describe what you plan to use the loan for? Regards; Art	Type your answer here. To consolidate my bills and have my classic car painted
If you contact Lending Club and have your income verified, lenders will have a higher level of confidence in your loan.	I have contacted them and verified all my income please let me know if there is anything else I need to do. Thank you
I am interested in funding part of your loan. Please itemize your monthly expenses. Thanks.	$2,000 per month rent $580 per month car payment 2001 Toyota sequoia last payment is this December. Approx. $500 per month utilities, phone, cable etc... The balance of my monthly income goes to credit cards, groceries etc... Feel free to ask if you have any other questions. Thank you Sean Bereman

Member Payment Dependent Notes Series 445083

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445083	$19,800	$19,800	13.22%	1.00%	October 6, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445083. Member loan 445083 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	Midwest Insurance Company	Debt-to-income ratio:	17.05%
Length of employment:	1 year 6 months	Location:	West Sacramento, CA

Home town:	Carmichael
Current & past employers:	Midwest Insurance Company, FirstComp Insurance
Education:	California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

Hello, Thank you for taking the time to look at my posting. I am obtaining this loan because I have accrued some revolving debt the past several months which I will explain throughout this posting. I would much rather pay interest to people rather than to the credit card companies so that is why I am using lending club. I bought a brand new home some time ago and it became time to do the backyard. The yard is huge and took a lot of time and money to complete but it is now done. I am also getting married very soon so we not only had to pay for the backyard but we also had to pay for the remainder of our wedding. Needless to say, our expenses have been very high these past few months but everything is now paid for and it is business as usual now and time to pay off the debt. With this loan, I am going to pay off my revolving credit card debt and a loan I already have with Lending Club. I obtained a loan in January of this year with Lending Club in the amount of $16,000 with a monthly payment of $530. I have paid that loan down to a balance of $6990 in 9 months so I have averaged paying over $1,000 a month each month on that loan. You may ask why I haven't been paying the minimum on the Lending Club loan and using the cash I would save by not paying extra on Lending Club to pay for my expenses on the backyard and wedding. The answer is that the two main credit cards that I have been using have the introduction rate of 3% but that goes away in November so it made sense to do what I have been doing. The lending club loan I referenced above I obtained due to a vehicle. Unfortunately, I made a couple poor choices in college in changing vehicles and kept on rolling negative equity into cars that I purchased. When I worked for my company prior to this, I bought a new Dodge vehicle and rolled in quite a bit of negative equity. With my prior company, they did not provide me with a company car so I had to use my own vehicle. I put 30,000 miles on the vehicle in one year and then I left that company to come to my current company and they provide me with a company vehicle. I had to sell my Dodge with a ton of miles in a awful economy with a lot of negative equity in it to start with. I had to get rid of it way below blue book and took a huge loss. Live and learn. I am a Marketing Representative with a Insurance Company with a base salary of $77,500. In addition to the salary, I receive monthly commissions based on performance and year to date through Septempber I have made $79,000 so far and I project to make $107,000 for the year at least. I have been with this company for a year and a half and have complete job security. I have a company car so I have no car payment, no insurance, no maintenance, and no fuel expenses. Also, I work from home so my company pays for my cell phone, home phone, and cable internet. With all of those things, that adds up to be a lot of money that I save each month for expenses. I also have a side job with a friend that I make $150/month in as well. Income: $9000/month salary Expenses: Lending Club: From my calculations, it will be $640/month or so with this loan amount. Student Loan: $150 Mortgage: $2250 (split 2 ways with my fiancee) Utilities/Food/Entertainment: Varies, but $500 is probably about average As you can see, my income is great versus my expenses. I have no late or missed payments on my credit report and never will. My credit score is lower than usual just because I have the revolving debt on it right now and that impacts the score. Before this debt was on the reports a few months ago, my credit scores were all around 720. Thank you very much for reading this very long posting and considering this loan.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,075.00	Public Records On File:	0
Revolving Line Utilization:	67.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445091

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445091	$3,000	$3,000	13.92%	1.00%	October 1, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445091. Member loan 445091 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Search Services	Debt-to-income ratio:	5.35%
Length of employment:	4 years 10 months	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Search Services
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

I have a short term need for a business loan. I made over $315k last years on w2 and can fax it for your record. Also, have made $175k this years so far in earnings. All my cash is tied into mutual funds and cd's and do not want to access it. This loan would be repaid in three weeks. I need it for a small business asset purchase. Thanks

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	12
Revolving Credit Balance:	$5,415.00	Public Records On File:	1
Revolving Line Utilization:	12.80%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What business asset are you trying to purchase? 2. Can you explain the delinquency 12 months ago?	relevant database for my industry. The delinquency was an oversight. Not sure what was it for anymore.

Member Payment Dependent Notes Series 445134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445134	$9,250	$9,250	7.74%	1.00%	October 1, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445134. Member loan 445134 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Sikorsky	Debt-to-income ratio:	8.17%
Length of employment:	2 years 3 months	Location:	West Haven, CT

Home town:	McCloud
Current & past employers:	Sikorsky, Art Images Reno Nevada
Education:	University of Nevada-Reno, ENMU

This borrower member posted the following loan description, which has not been verified:

This money would be used to consolidate cards and pay a divorce settlement. I build Blackhawks for Sikorsky, a UTC company. My union just signed a 5 year contract and if we don't get any more contracts from defense, we still have 8 more years of backlogged sales. I'm due for a $4,000 raise in 2010 and I believe I'm a great candidate for this loan. My credit scores are: TU-760; EX-715 and EQ-789. Thank You for helping me start over.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,147.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	Good idea. I've never done this before and wouldn't have thought of that.

Member Payment Dependent Notes Series 445168

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445168	$8,000	$8,000	15.31%	1.00%	October 6, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445168. Member loan 445168 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Sebastian	Debt-to-income ratio:	19.66%
Length of employment:	5 months	Location:	kerman, CA

Home town:	Fresno
Current & past employers:	Sebastian, Comcast Corp.
Education:	Fresno City College

This borrower member posted the following loan description, which has not been verified:

I would like to apply for a business loan to start up my own business. I have excellent credit and have put much thought into my business.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,644.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 2. Describe your business. What experience do you have in this business? 3. How much do you expect to earn from your business in the first year? 4. Will you keep your current job while starting up your new business? 5. Will you be able to repay this loan if the business does not pan out as well as you anticipate? 6. Describe your current position with Sebastian and how secure are you there? 7. What was your last employment before Sebastian?	1. The stated income is my own current wage. 2. My business is a Pure Water Store with a Juice Bar. The Experience i have to run a business is the experience i have working and managing my own department at sebastian and supervising at my last job of 12 years with Comcast. 3 - I am not looking at getting rich with my business. I want to live happy and well maintained. I want the independence, freedom and challenge of running my own business. 4 - During the day i will have my good friend help me run the business. During the late afternoon to late evening i will running the business solo. I believe most of my customers will be evening shoppers. 5 - I have money to start this business without this loan, however, this is bail money in case my business is unsuccessful. 6. My current position with sebastian is specialized position as a content coordinator. I have been hired, based on my business plan created for them, to create, run, and develop a Community local programming channel that spotlights our community. there are very little experts in this field and i am one of them. 7 - My last job was with Comcast as the supervising Producer/Director of a community programming channel with serviced 175 thousand customers in our area. I was employed there for 12 years. I hope i've answered your question...
Hi, do you have any idea why you have such great credit history but receive a D grade loan?	That's a good question... I just pulled my report from all three credit reports and I scored between good and closer to very good. 761, 732, and 754 is what my scores are. So why i scored a "D" is a good question. Maybe Lending Club is not receiving the correct information from the agencies. if you looked at my credit history I have plenty of credit from different sources and owe very little compared to the rest of the US general populous. you will see that i'm never late on my payments and have am very carful and responsible with the credit i do have.
Sorry but I couldn't tell from your answer if you were planning to keep your current job at Sebastian while you build up your business.	Yes i will continue working my current job during the first several months of my business. During the grand opening i will be taking several weeks of vacation to address any bugs than after that i will return to work early morning hours and spending the late afternoon and evening at my business. My business will be located 4 blocks of my current job. Literally walking distance from my current job.
Hi - I plan to support your loan request and I hope all goes well. I also wanted to suggest that perhaps the reason you received the D3 rating is because of your debt-to-income ratio, which is very close to 20%. Best of luck!	Thank you for you support and thank you for the calcification. One of the highest loans on my credit history is from A loan in which i co-signed for. I never thought it would hurt my credit rating. Thank you for your support.

Member Payment Dependent Notes Series 445199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445199	$17,000	$17,000	12.53%	1.00%	October 5, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445199. Member loan 445199 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Wells Fargo Advisors	Debt-to-income ratio:	14.15%
Length of employment:	4 months	Location:	Alexandria, VA

Home town:	Glen Cove
Current & past employers:	Wells Fargo Advisors
Education:	James Madison University

This borrower member posted the following loan description, which has not been verified:

Seeking to purchase an original owner, good condition and relatively low mileage 2003 or 2004 Mercedes Benz E320. Traditional auto finance companies do not seem to want to finance a vehicle over 5 years old as this apparently does not mesh with their financial depreciation models. The finance companies which are so willing are unfortunately usurious. In my humble opinion, they are missing a sweet spot as this E series should hold its value exceptionally well over next 5-10 years. The bulk of depreciation on this type of car occurs during first few years. And they are built to last; it is not unusual to get 250,000+ miles on a well maintained vehicle. As for downside, parts can be pricey. I have a weakness for German cars. I did consider a new vehicle with some of the compelling sales offers being proffered in this weak market; however no car comes close to the quality of this MB. I have not identified a specific vehicle as yet, taking my time endeavoring to find a private party seller car with the right options, condition, and "deal". It is my intent to drive this car for a very long time. I am replacing a 3 series convertible which has served me well, but it has 160,000 miles and is uncomfortably small to entertain clients and potential clients. I will be selling it after tagging the new car; I expect it to bring ballpark $3,500 - $4,500.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,071.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
good choice!	Thanks! :-)

Member Payment Dependent Notes Series 445203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445203	$15,000	$15,000	11.83%	1.00%	October 2, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445203. Member loan 445203 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Food Lion	Debt-to-income ratio:	12.27%
Length of employment:	7 years 9 months	Location:	RICHMOND, VA

Home town:
Current & past employers:	Food Lion
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to replace windows and roof on my house.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	69
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 445282

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445282	$1,500	$1,500	11.14%	1.00%	October 1, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445282. Member loan 445282 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,458 / month
Current employer:	Panera Bread	Debt-to-income ratio:	20.37%
Length of employment:	6 years 6 months	Location:	RICHMOND, VA

Home town:	Richmond
Current & past employers:	Panera Bread
Education:	ECPI Technical College

This borrower member posted the following loan description, which has not been verified:

I am currently planning to move into a house near the end of next month with my current roommates, and I need some extra money to help pay my portion of the "getting in" costs, such as fees, my part of the security deposit, etc.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,013.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445289	$20,000	$20,000	11.83%	1.00%	October 1, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445289. Member loan 445289 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	RPET Holding LLC	Debt-to-income ratio:	4.24%
Length of employment:	5 years 10 months	Location:	Simpsonville, SC

Home town:	Kensington
Current & past employers:	RPET Holding LLC, Parkdale Mills
Education:	Appalachian State University

This borrower member posted the following loan description, which has not been verified:

I have a full-unfinished basement that I would like to finish and add to the living space of the house. This will add value to the house at time of resale. I would prefer to do this project using borrowed money and pay it back over a period of time verses using my own over a few month periods.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,773.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at RPET Holding? Your loan would be alot more appealing if you verified your income. Pls call Lending Club to find out how.	I am the Sr. V. P. of Operations over the two facilities we own. Please let me know if you need more detail. Thanks Guy
Is this a trust or bank holding company?	I am sorry I don't understand the question "Is this a trust or bank holding company?". sorry what company? thanks Guy

Member Payment Dependent Notes Series 445335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445335	$14,000	$14,000	13.57%	1.00%	October 5, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445335. Member loan 445335 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,200 / month
Current employer:	Mountian High Moving & Storage	Debt-to-income ratio:	19.25%
Length of employment:	6 months	Location:	Denver, CO

Home town:	Los Angeles
Current & past employers:	Mountian High Moving & Storage, First Street Financial
Education:	California State University-Fullerton (CSUF)

This borrower member posted the following loan description, which has not been verified:

Hello, In the aftermath of getting married, relocating to Colorado, and having a baby boy, my wife and I want to reduce our debt with a consolidation loan with the ultimate goal of buying a home next year.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,177.00	Public Records On File:	0
Revolving Line Utilization:	75.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Who was your previous employer and for how long?	Hello Jose, After school, I worked as Home Lending Division's Accounts Payable Supervisor for IndyMac Bank on assignment for Adecco for just under one year. Thereafter, I joined Robert Half Accountemps for two years where I was posted to several large and medium-sized corporations in Corporate Treasury (cash accounting). IndyMac's Assistant Controller hired me at First Street Financial, a small California mortgage bank, until the Mortgage Crisis closed our doors in June of 2008. I was at First Street for one year. For almost two years after First Street, I worked my own clients which did include Citadel Servicing owned by the former CEO of First Street. And now I live and work in Denver. Thank you for the question Jose. I would be happy to answer any other questions you have.

Member Payment Dependent Notes Series 445337

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445337	$2,000	$2,000	12.87%	1.00%	October 1, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445337. Member loan 445337 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,400 / month
Current employer:	VA and SSA Benefits	Debt-to-income ratio:	6.64%
Length of employment:	12 years	Location:	Doral, FL

Home town:	Jersey City
Current & past employers:	VA and SSA Benefits, US Navy
Education:	Penn Foster Career School

This borrower member posted the following loan description, which has not been verified:

Funds will be used to secure the purchase of my very fist home, and to pay in full my two credit cards.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$992.00	Public Records On File:	0
Revolving Line Utilization:	82.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 445339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445339	$5,500	$5,500	19.13%	1.00%	October 6, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445339. Member loan 445339 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,000 / month
Current employer:	Administaff/Newview Technologies	Debt-to-income ratio:	3.58%
Length of employment:	8 years 10 months	Location:	WASHINGTON, DC

Home town:	Fredericksburg
Current & past employers:	Administaff/Newview Technologies, Accenture
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate/eliminate a Bank of America credit card balance (after they raised my rate retroactively for no good reason) along with several recent bills due to my recent move. I am also working to lower monthly expenses in order to save toward a home purchase in the next 12 months. This consolidation loan will help bridge the gap/expenses of the move so I can achieve my savings goals over the next 12 months.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	42
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.24.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Administaff/Newview Technolofies are? 2. $12,000 income is: 1 (you) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Newview is a software company (Administaff is our co-employer for HR/Benefits). As a solution architect, I map our customers' business needs to our software functionality for their implementations. %12K is my monthly base salary. Rent is $1,600 per month. No car (had one, but got rid of it 3 years ago living in the city). BofA credit card that I am paying off is about $150/mo. Amex paid in full each month. Student loans $430/mo.
We cannot see a revolving credit balance. Any idea why?	No. I noticed that myself and was going to follow up on the two open lines reported. One should be the BofA card balance ($3500 limit) which is what I am trying to pay off with this loan (balance is approx $3000). The other line should be Amex (does not have a limit) which recently have had balances as high as $4500. Pay that off monthly since it's Amex.
Your income per month is twice the amount you are trying to borrow. Could you explain why you cannot or don't want to quickly pay off the card out of your monthly income? You indicated that you are trying to lower monthly expenses. Could you explain how the $201.97 payment over the next 3 years fits into your budget and how it helps lower your expenses? Thanks in advance for your responses.	Good question. I could afford to do what you suggest (pay it off out of my current income) or lower my 401K contributions to pay it, or even take a loan out of my 401K. However, the last several years I have been worked hard to put my finances in order by NOT relying on credit. That was great for my financial situation (as you can see from the very low DTI ratio I have achieved), but did not do much for my credit since I was not building up any history of credit usage. I obtained the BofA card probably 18months ago in order to start reestablishing and building up positive credit history (which I have done on that account). But, BofA jacked up the rate about 3 months ago, made it retroactive, and added a bunch of fees (with no negative behavior by me). This loan and it's effective interest rate is much better than my current effective BofA interest rate (when you fold in fees, retroactivity, etc). Just on principle alone, I'd like to stop enriching BofA after this kind of treatment. Finally, I'd like to use this loan as the next addition to my build-up of positive credit so that my home loan in the next 12-18months has the lowest possible interest rate. Ultimately, raising my credit score will lower my future mortgage costs and is the big payoff. This loan is a small step toward that goal. Hopefully, that makes some sense. Thanks for considering funding my loan.

Member Payment Dependent Notes Series 445345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445345	$4,750	$4,750	14.61%	1.00%	October 1, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445345. Member loan 445345 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,167 / month
Current employer:	Macy's Inc.	Debt-to-income ratio:	10.71%
Length of employment:	2 years 3 months	Location:	Garden Grove, CA

Home town:	Orange
Current & past employers:	Macy's Inc., Walt Disney Co., CRESST
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I just graduated from UCLA and due to the economy, I have to move out... I have one part time job, but am in the process of getting another one so I will be working about 50 hours a week. I also have some credit card debt that I would like to consolidate.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,798.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Considering $250 investment in your loan. Questions I have are: 1. Rent payment per month is $_____? 2. Car payment(s) per month is $_____? 3. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed.) Can you give a short description of the type of work you perform? Do you have a savings account or any other kind of emergency fund?	I have not moved out yet and I probably won't until I know I am financially stable. However, once I am, rent will be 500 a month (including utilities). Car payments are 200 a month.. credit cards cost 125 total.. I have a savings account and 401K plus a VUL (value universal life). I work as a teller at bank of america and I am a freelance makeup artist. I am also looking for another job (possibly waitressing/barista). Thanks for inquiring. :)

Member Payment Dependent Notes Series 445388

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445388	$5,600	$5,600	8.59%	1.00%	October 1, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445388. Member loan 445388 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,417 / month
Current employer:	MedAssets Inc.	Debt-to-income ratio:	12.15%
Length of employment:	5 months	Location:	NEWPORT BEACH, CA

Home town:	Fontana
Current & past employers:	MedAssets Inc., Perot Systems, Select Data, Cerner Corpoaration, Spheris Inc., QuadraMed Corporation, Apria Healthcare Group
Education:	Biola University

This borrower member posted the following loan description, which has not been verified:

I am an excellent credit risk and pay my bills and debts on time.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,084.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You do indeed have an excellent credit history. I'm surprised, as I'm sure many other potential investors are, that you need a $5600 loan with a monthly income twice that amount. Could you please explain why you cannot or don't want to pay the loan off quickly out of your monthly income?	I do intend to pay off the loan much more quickly than three years. When I borrow money I generally do so for a longer term so that I have can breathing room in case I have a large unexpected expense and need to pay the minimum amout for a short period of time.

Member Payment Dependent Notes Series 445444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445444	$5,000	$5,000	14.26%	1.00%	October 1, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445444. Member loan 445444 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,233 / month
Current employer:	Mayo Clinic	Debt-to-income ratio:	9.56%
Length of employment:	8 years 9 months	Location:	Rochester, MN

Home town:	Mcallen
Current & past employers:	Mayo Clinic
Education:	Texas A & M University at Corpus Christi

This borrower member posted the following loan description, which has not been verified:

I would like to remodel a house I just bought in December 2008. I would like to do a home equity loan but I was told that I could not do this unless I used the purchase price of the house as the value. The value of the house was about 10,000.00 more than what I paid for it. It is on the tax rolls for considerably less, and I believe that is affecting my ability to get a loan.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1979	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	25
Revolving Credit Balance:	$2,470.00	Public Records On File:	1
Revolving Line Utilization:	39.20%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.24.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Mayo Clinic are? 2. $6,233 income is: 1 (you) or 2 wage-earners? 3. Home ownership says N/A. Narrative says you bought home in Dec 2008. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	I am the only wage earner, so it is just me. I am the sole owner of the home, my mortgage payment is 1362.60 per month, credit card payments are 345.00 per month. I have 5 months left on paying off all of my credit cards at 345.00 per month.
Please explain the public record and delinquency? Thank you.	I had a bankruptcy in October of 2000. The deliquencies are from credit card debt, however I have been in credit counseling, and have 5 payments left until I have completely paid off all debt except for my home loan, and a credit union loan for a plumbing problem that happened right after I moved into my house.
I see 6 credit inquiries in the last 6 months. How many of those led to granting of credit? How much new debt? How much new available credit?	I am not sure of available credit. In the last year I received a parent student loan for my daughter for 18,000.00 over ten years, and while it is in my name I have a promisory note from her mother for her half. Two weeks after I moved in to my house I received a loan from my credit union for 7500.00 for a plumbing problem that the seller did not disclose. 2500.00 was to pay off an existing loan at the credit union, and the rest went for the repairs. That is still in litigation. Because the loan is less than a year old, they cannot grant another loan. Another factor affecting their decision is that I went to a credit counseling agency three years ago with revolving debt of close to 10,000.00 My balance is now 900.00 and I have 5 payments left. That will be done in January. Right now my credit score is 679 and will substantially increase once that is done. The parent student loan does not begin until next year. Also, I have no car payment and do not pay alimony, child support, etc... thanks for your inquiry.

Member Payment Dependent Notes Series 445445

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445445	$16,000	$16,000	12.18%	1.00%	October 2, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445445. Member loan 445445 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,000 / month
Current employer:	southern California Fuels	Debt-to-income ratio:	16.40%
Length of employment:	5 years 9 months	Location:	Menifee, CA

Home town:	Mexicali, Mexico
Current & past employers:	southern California Fuels
Education:

This borrower member posted the following loan description, which has not been verified:

We are tired of paying and seeing the balance never going down the interest are high and we are getting frustrated that we are never going to live debt free form those companies. We have good credit and we want to keep it that way that is why we are trying to borrow money so we can pay off all debts without the feeling that we are going to be paying all of our lives. thank you for your time

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	64
Revolving Credit Balance:	$12,295.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why have you requested $16000 while your revolving credit balance is listed as $12295?	I have other credit cards with my wife that are only under her name and i used a credit card that my daughter lend it to me because my father past away and we had to pay the funeral expenses.

Member Payment Dependent Notes Series 445472

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445472	$7,800	$7,800	12.53%	1.00%	October 1, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445472. Member loan 445472 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Northern Valley Kitchen and Bath	Debt-to-income ratio:	16.42%
Length of employment:	6 years	Location:	Old Tapan, NJ

Home town:	Northvale
Current & past employers:	Northern Valley Kitchen and Bath, Creative Design Construction
Education:

This borrower member posted the following loan description, which has not been verified:

I am dedicated to paying off this loan because I'm sick of being in debt. I'm a hard worker and it is rare that I miss work. I'm looking for this loan so that I can concentrate on paying it down quickly and easily.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,608.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. You show $25,608 in revolving credit balance. Are you committed to paying down that balance with the full proceeds of your LendingClub loan?	Completely committed to paying it down. I'm getting rid of all of my credit cards until this loan is paid off.

Member Payment Dependent Notes Series 445480

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445480	$5,500	$5,500	12.53%	1.00%	October 1, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445480. Member loan 445480 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	AES Mantenance	Debt-to-income ratio:	16.20%
Length of employment:	2 years	Location:	south lake tahoe, CA

Home town:	Portland
Current & past employers:	AES Mantenance, Bluebird Plumbing and Hydronics Inc., Summit Art Licensing
Education:	Roger Williams University, Lake Tahoe Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to purchase a brand new 2008 Honda CRF 450R dirt bike, a total of $5300, almost half of the retail value. The reason for financing as opposed to paying cash is more of a financial security issue instead of necessity. I would feel more comfortable making a down payment of around $1000 and financing the rest in case of any unexpected expenses over the course of the next year. I plan to have the loan payed in full before the term of the loan expires, assuming a 36 month loan.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,509.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in contributing to your loan. You indicate you'd like to pay off the loan early. What is the time frame you have in mind? Also, could you describe how you foresee a monthly payment of $184.07 fitting into your current budget?	The time frame for repaying the loan would be a window of about 16 to 24 months. The monthly payment of $184 would be far less than the payments I had previously been making to a family friend who loaned me the capital to allow me to start my business. That loan has been paid in full 12 months ahead of schedule for a total (including interest) of $10,300.

Member Payment Dependent Notes Series 445485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445485	$3,000	$3,000	13.22%	1.00%	October 1, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445485. Member loan 445485 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	East Kentucky Broadcasting	Debt-to-income ratio:	22.43%
Length of employment:	3 years 1 month	Location:	Pikeville, KY

Home town:	Columbus
Current & past employers:	East Kentucky Broadcasting
Education:	Morehad State University

This borrower member posted the following loan description, which has not been verified:

This request is for expenses for travel and wedding expenses. It is basically paying for my round trip airfare and one way airfare for my fiancee. Will have the money in a few months...but need it more soon. I plan to pay this loan off early if I can.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,905.00	Public Records On File:	1
Revolving Line Utilization:	81.20%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 445524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445524	$5,600	$5,600	13.57%	1.00%	October 1, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445524. Member loan 445524 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Metropolitan Capital Managment	Debt-to-income ratio:	17.47%
Length of employment:	7 months	Location:	Little Rock, AR

Home town:
Current & past employers:	Metropolitan Capital Managment, Goldman Sachs Group, Merrill Lynch
Education:	Princeton University

This borrower member posted the following loan description, which has not been verified:

Thanks for your consideration. I am 41 and have worked in the finance industry my entire adult life. I left Merrill Lynch a couple of year ago to start my own business, and did not get profitable before business ground to a halt, and was left with credit card bills which had originally been at very low rates. They are much higher now, and I would really like to pay them off. My wife is a freelance artist/graphic designer, but mainly takes care of our two children. She previously made $55-60k/yr, and will likely work when needed or next fall. I have never had any missed payments, and doubtful even a late one. My credit rating has generally been 770-815 the last few years, but I am now closer to the limits on the credit cards. Monthly budget: Income: $5800 Mortgage: $1600 Utilities: $325 Food, etc: $450 Credit cards: $650 We have some assets, real estate and vehicles, we are likely to sell in the next few months to finish paying down debt. Would rather pay you interest than higher credit card rate. Thanks for the offer.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,280.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. 1. You listed expenses at 2025. What are you doing with the difference to 5800? 2. Are you paying more than minimums? 3. How much do you put into savings? 4. Did you function with cc balances before you left Merrill Lynch, or always pay off the cards each month?	1. Net minus expenses is going to pay off debt (cc and mortgage) 2. yes 3. small amount 4. Always paid off cards monthly before starting the company, look forward to being back there soon.

Member Payment Dependent Notes Series 445535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445535	$11,000	$11,000	19.47%	1.00%	October 1, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445535. Member loan 445535 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Brown Brothers Harriman	Debt-to-income ratio:	3.17%
Length of employment:	5 years 6 months	Location:	JERSEY CITY, NJ

Home town:	Brooklyn
Current & past employers:	Brown Brothers Harriman, JPMorgan Chase & Co.
Education:	New Jersey Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I am a current MBA student and I need additional funds for my classes. I was approved for only a set amount for the federal loan program and this additional money will help. I work for a finance firm as a tech analyst and will pay back on a timely basis.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	39
Revolving Credit Balance:	$409.00	Public Records On File:	0
Revolving Line Utilization:	40.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your current monthly expenses? What is your monthly discretionary income?	Rent - 1100 Gas / electric - 70 No car note or insurance Internet - 68 Student loan from BA degree - 120 Cell phone - 50 No balance on the credit card Food - 360 (that includes any lunch bought at work) Discretionary - almost 800; could be higher if I didn't contribute 5% to my 401k (employer's match). The company no longer offers student reimbursement, so that extra money would have been used to cover excess grad school costs.
09.25.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Brown Bros Harriman are? 2. $4,167 income is: 1 (yourself) or 2 wage-earners? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	I am an analyst - I watch over all applications in the testing phase before they go into production. Most of these applications are financial instruments to gather information to ensure the best returns for our clients. The income is for one person. Thank you for your questions and feel free to ask again if you have any other concerns.
are you full time or part time at your job? how do you find the time to work and go to school at the same time. Do you take night classes?	Full time at my job (40 hours most weeks; 50 when there is a big production issue). The MBA program I attend is only on Saturdays.
Would you please expain the delinquency from 39 months ago. Thanks and good luck on your MBA.	If I remember correctly, it was a credit card issue: I mailed the check before the due date, they cashed it way after the fact. I believe the check was in limbo for about 3 weeks or so. Although I could have paid over the phone, I was afraid they would "double-bill" me as I went through that before with an insurance company. I have had not had that issue since with that credit card company. Thanks for your question!
Your financial situation looks strong. Do you need the loan just because they require a large up-front payment? If they have any sort of payment plan, I would think that would be a better deal for you than this loan. Can you explain more precisely what you need the money for?	You are right; a regular loan would make more financial sense. I tried to get a loan from Wells Fargo, etc. and they would not do it without a co-signer. I don't have that option. Also, the amount was less than $11k. Since I have a student loan with Wells Fargo now, they feel that until I paid that one off they would not be able to extend me any new credit on my own. The funds will be used for tuition.

Member Payment Dependent Notes Series 445664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445664	$5,500	$5,500	15.31%	1.00%	October 2, 2009	October 10, 2012	October 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445664. Member loan 445664 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Shire HGT	Debt-to-income ratio:	0.28%
Length of employment:	5 years 1 month	Location:	JAMAICA PLAIN, MA

Home town:	Norfork
Current & past employers:	Shire HGT
Education:	Boston University, University of Massachusetts at Boston

This borrower member posted the following loan description, which has not been verified:

To Whom It May Concern: I am applying for this loan in order in to close a sudden and unforeseen gap in my wedding budget in one consolidated act of borrowing that best protects the long term fiscal health of myself and my soon to be wife. If approved for this loan the funds will be directed right into paying the remaining balance on our catering bill, covering the remaining venue rental any additional unexpected expenses that may come. The wedding will cost us $12,000 from the rehearsal dinner to the last dance, well below the national average even with the 160 guest we expect to attend. We had been promised a contribution $6,000.00 up until this past week from a family member, and had no reason to believe otherwise but however due to a sudden and unforeseen hardship, the money is no longer available to us with but weeks left. With attendees flying in from Japan, Guyana, England, and not to mention all over the country so canceling is out of the question and with such little time our options are limited. Collectively we do have about $8,000 of credit available to us via credit cards with extremely high interest dwarf those quoted for this loan. My second option would have been to cash out 1000 vested stock options from my employer which yield $6,000 to $7,000 after taxes. However given the rapidly strengthening performance of the stock, potential new product launches in exclusive markets and a steady stream of buyout chatter from the internet this would also be a very foolish course of action. I am a QC microbiology technician at a biotech firm that is rapidly expanding its foot print and operations in the area. I have been working at firm for five years, and make a base salary of $43,000.00 a year and can usually expect to earn an additional $4,000.00 to $7,000.00 a year in overtime and bonus. My fianc??e is a Technical writer at a specialty Financial Software firm located in Downtown Boston, currently in her second year of employment. She has a base pay of $55,000.00 and a scheduled yearly bonus that ranges between 10-20% of her annual salary. We are financially stable and will be quite able to make our loan payments with very little difficultly. We would have had very little issue paying for this event had we known that this rather large some was not going to be available to us, and because of the short time remaining. Many thanks

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	33
Revolving Credit Balance:	$68.00	Public Records On File:	0
Revolving Line Utilization:	2.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.27.2009 I am considering $250 investment in your loan. Questions I have are: 1. $3,583 Shire HGT income is: 1 (yourself) or 2 wage-earners? 2 Rent payment per month is? 3. Car payment(s) per month is? 4. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Thank your interest. 1. The Shire income is myself and is 43,000. 2. Our rent is 1450 a month (heat included.) 3. I have no outstanding car loans. 4. I make one to two credit card purchase a month for items that I can afford and pay the balance shortly there after so this varies quiet a bit, most often $60-100. I am currently not paying any large balances.
Congratulations on your upcoming nuptials! I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thank you very much your well whishes Stockman. I do not have any student loans to pay off or outstanding car loans. My credit card purchases are specific, only for items I can afford, and done with the specific purpose of improving my FICO score over the next few years. I do have a joint emergency checking account that I just started with my fianc??e for around $3,000.00. We are still working on merging our finances, have just moved into our new place together so I am still working our creating our shared budget, but can however say that my monthly expenses are approximately 1300-1400 including utilities. I will be happy to verify my employment. I have sent a request for more information on how to do this at the Lending Club website. Many thanks again.
I am interested in contributing your loan. Would you mind explaining your delinquency from 33 months ago?	Thank you very much for considering me for investment. Please forgive me but since the event occurred so long I cannot recall the specific circumstances which resulted in the delinquency as much as I try to remember. I can say that at the time my financial footing was not as firm, as it is now. I have been promoted twice since this occurred, and I have taken greatest pains to improve my credit and ensure all debts are paid on time, and in full, and not to sell out tomorrow for the sake of today.

Member Payment Dependent Notes Series 445694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445694	$18,000	$18,000	11.83%	1.00%	October 2, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445694. Member loan 445694 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,667 / month
Current employer:	Lindmore Irrigation District	Debt-to-income ratio:	12.92%
Length of employment:	2 years 6 months	Location:	Visalia, CA

Home town:	San Bernardino
Current & past employers:	Lindmore Irrigation District, Friant Water Authority
Education:	California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

I currently have a loan against my pension balance. My pension plan does not allow more than one loan at a time. I need approximately $18,000 to pay off my current loan. I would like to borrow $18,000 from Lending Club to pay off my current pension plan loan. I will then re-apply for another loan with my pension plan to take advantage of my higher pension plan balance. I will then pay Lending Club back as soon as my old Pension Plan loan is paid off and the new loan is issued. My employer and I renegotiated my contract for five years adding about $1,000 a month to my income. I now make $128,000 per year. In January 2010 I will be making and addtional $2,500 per year. I have a clause in my contract that if I am fired, I will be paid three months pay as well as my sick time and vacation time. I have been working here for nearly three years. Due to a signed contract I will be another five years. It is my intention to repay the loan I borrow from Lending Club within 30 days. This pension plan at my current workplace has a balance of nearly $60,000 and the plan allows for up to 50% loan. In addition I have another $10,000 in my 457(b) (Deferred Comp Plan) which I will tap into to assist me in paying as much of my credit card debt as I can. I will secure the loan I get from you against the balance in my 401(a) Pension Plan until it is paid in full (again, I believe it should be less than one month). My overall intention is to pay off about $15,000 in credit card debt. At that point I will only have $4,000 left which I will pay for in six months. I will then be paying off the pension plan loan. (Chase $5,550.00, Discover $5,250.00 and Chase #2 $4,750.00) Due to the short term nature of the loan, I am willing to pay up to a 1.5% fee plus an interest rate of up to 10%. My calculations are that Lending Club will make about $420 for a loan of $18,000 for thirty days. This is a long story but I am trying to pay off all my debt (including my mortgage) in the next 84 months. This will greatly assist me in doing that. By borrowing against my Pension I will receive the 7% interest being paid to above credit cards. I have excellent credit. I want to keep it that way. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,204.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If I'm reading this correctly, you're trying to end up with a low interest rate through pension/403(b) loans, using Lending Club as a means to accomplish this. In your calculations, have you accounted for the fees you will have to pay for taking out 2 or 3 loans (1 from LC, 1 from pension and possible 1 from 403(b)) and how those fees will affect your affective interest rates? You shouldn't touch the 403(b). At least not to pay off credit card debt.	I appreciate the advice. With a recent increase in pay we and with this opportunity, we will pay off all of our debts in 36 months. I have analyzed the fees and the current returns on my pension plan. Since the plan is a trustee directed plan and our returns are averaging substantially less than 7% over the past ten years, borrowing from my pension plan will actually increase my pension plan returns and I will not be paying interest to Chase and Discover. We are going to be eliminating both credit cards.
how much are you paying on your credit cards monthly and please list interest payments separately. Will you be paying less then the 596$ you will be paying.	My current payments are 2.5% of my balances. My balances are about @15,500 so my payments are right at $390 a month. We do not make the minimum payment now.
might want to study the long term impact of taking a loan against your tax deferred savings. you may be quite upset once you learn about how the repaid dollars are treated long term.	My repaid dollars are reinvested under my direction. If my investments are earning in excess of 7% (what I pay myself on the loan), then I will of course incur lost investment opportunity on those costs. However, I am fairly aggressively investing 30% of my investments and mildly aggressive on the other 20% then 50% will be invested at a fixed 7%.
>> From : http://retireplan.about.com/od/401kplans/a/401k_loan.htm 401(k) Loan Fact 7 - Negative Tax Impact When you pay back your loan, you do so with post-tax (after-tax) dollars. Consequently, a $100 loan repayment reduces your take-home pay by $100. Worse, when you take the money out of your 401(k) plan during retirement, you will pay tax on the same money again.	All my debts are paid with after tax dollars. I am paying Discover (23%) and Chase (15.9%) interest. I will pay myself 7% interest. The problem with using a 401 loan is that if your plan is earning in excess of what you are paying that cost should be considered into the cost of the loan. Secondly, if your employment is terminated your loan becomes due and payable immediately. If you can't pay it back you pay the penalty and the tax on the income. My situation is if I am fired I am paid three months pay which is more than enough to pay my loan. Also, earlier a lender asked how much my payments were. At the end of my statement I noted that we don't make the minimum payment. What I should have said was that we make more than the minimum payment.

Member Payment Dependent Notes Series 445702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445702	$15,000	$15,000	8.94%	1.00%	October 1, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445702. Member loan 445702 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,500 / month
Current employer:	North Salem Central School District	Debt-to-income ratio:	6.21%
Length of employment:	11 years 2 months	Location:	BREWSTER, NY

Home town:	Brewster
Current & past employers:	North Salem Central School District
Education:	Fashion Institute of Technology (FIT)

This borrower member posted the following loan description, which has not been verified:

buying a car for my son

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,054.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any other household income/debt (e.g. from spouse)? Did any of your last two credit inquiries lead to new revolving credit/debt?	Type your answer here. Additional income besides salary and rent is spouse's social security. Last 2 inquiries were probably regarding a credit card dispute...or perhaps from other lenders.

Member Payment Dependent Notes Series 445706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445706	$2,100	$2,100	7.40%	1.00%	October 1, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445706. Member loan 445706 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	Koinonia Foster Homes, Inc.	Debt-to-income ratio:	13.19%
Length of employment:	13 years 8 months	Location:	Reno, NV

Home town:	Reno/Reno
Current & past employers:	Koinonia Foster Homes, Inc., US Bureau of Mines, Washoe County Library
Education:	University of Nevada-Reno, Lewis & Clark College

This borrower member posted the following loan description, which has not been verified:

I have a credit card with Chase. The lending bank has changed so many times since I took out this loan I can barely keep track of who holds the credit card! I have been paying this debt at a special rate of 1.87%, which is about to expire at the end of September, 2009. The new rate on this card will be 28.27%. I would like to pay the balance off at a more reasonable interest rate. I have excellent credit, take the use of credit very seriously, never miss a payment, and never have a need to pay late. This is serious business, borrwoing other people's money, and I will honor this debt with the promise it deserves, to pay on time every month until paid in full.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,548.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445728

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445728	$9,000	$9,000	12.53%	1.00%	October 1, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445728. Member loan 445728 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	Cameron Ventures Team LLC	Debt-to-income ratio:	9.76%
Length of employment:	4 years 9 months	Location:	Wilton, CT

Home town:	North Attleboro
Current & past employers:	Cameron Ventures Team LLC, IBM, Microsoft
Education:	University of Massachusetts at Amherst

This borrower member posted the following loan description, which has not been verified:

I am in a very unique circumstance by which my largest client is completing a funding raise that has them unable to cover my September retainer of $9K. They will be able to fund my needs by October 15th, and I am now unfortunately unable to meet my September' mortgage & core obligations. As such, a Lending Club loan would bridge me for the next 20-30 days and save my household. Thanks VERY much for your consideration!

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$110,441.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
For what it's worth... I recommend an emergency account at your favorite savings institution.	I would agree 100%, and when I am liquid I will establish a solid plan-B line of credit. Thanks!

Member Payment Dependent Notes Series 445734

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445734	$8,000	$8,000	16.00%	1.00%	October 5, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445734. Member loan 445734 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Self Employed	Debt-to-income ratio:	6.03%
Length of employment:	10 years	Location:	Schertz, TX

Home town:	Mankato
Current & past employers:	Self Employed, Continental Automotive - Mech Engineer
Education:	Texas Tech University - Engineering

This borrower member posted the following loan description, which has not been verified:

I am a single family home investor in South Texas and have been buying, selling, leasing and financing houses in 3 counties in and around San Antonio for over 10 years. In fact, my first investment was some 18 years ago. I am currently looking for private investors to fund Real Estate investments and trades (flips). I off private investors 2 to 3 times CD rates on 60 to 70% loan-to-value secured investments. Given our current RE and banking environment, opportunities are abundant in my area for the Real Estate business owner. In fact potential deals are being discarded because too many projects can be counterproductive. But with all these great deals, comes a greater need for working capital. The high number of good deals available right now has created a need for a little extra working capital. I have 2 rehab projects in progress right now and could use a little cushion to complete 2 rehab projects. I am looking for opportunities to create some long term relationships with the right individuals. This is a great opportunity for a lender (you) to earn a good rate of return and know that this money is being put into income producing properties - much more secure than debt consolidation, investing in a new business venture, or buying a depreciating product. Those are all worthy loans, but if an investment is tied to a project to create more income or capital, then the loan (in my opinion) is quite strong. I've recently gone from part time to full time investor; my passive income has not quite replaced my W2 income, but w/ the houses in the pipeline and 2 more sales of existing inventory, then replacement of the W2 income is assured. Additionally, my wife is retired military and full time government contractor in San Antonio and has a very stable job, repayment a loan of this size, is not difficult. Future and more sizeable loans with lenders desiring secured investments can be offered Notes w/ Trust Deeds.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	55
Revolving Credit Balance:	$362.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.25.2009 I am considering $250 investment in your loan. Questions I have are: 1. Wifes Rank/Grade/Branch of Service military retirement are? 2. $7,500 income is: 1 (yourself) or 2 wage-earners (wife and yourself)? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Good questions. 1) P01/E6 Navy. 2) 7,500 income is myself. 3) Mortgage payment is $2,000. 4) Car payment is $430. 5) credit card payment is maybe $50 - I only carry a small balance for positive credit reporting purposes. Thank you for considering investing with me and this venture - I am sure you will not be disappointed. If you are in San Antonio I will be glad to tour you around to our projects. Regards, Steve Carlson
I am a small investor that owns a property in San Antonio and would love to hear more about the opportunities. Can you forward me your contact info.	Sure. Lets talk or maybe meet for coffee Saturday morning. Steve Carlson 210-363-4620 Steve@ibuyguy.com
Can you please contact lending club to verify your income? Thanks.	Yes, that is on my schedule to complete before noon.
Do you plan to pay this loan off before the three years, or is this rate generally lower than what you earn on the fixer-upper projects?	I intend to pay this loan off before the 3 years. How much before the 3 year is unclear at this time. And yes, Sixteen Percent is a very large interest rate. I'm willing to offer this incredible rate because I am seeking long term business relationships with a select few that can fund larger deals. I am expanding the buying of houses and multi-family projects and additional partner/lenders are necessary to accomplish the business targets. Feel free to call or email if you wish. Regards, Steve Carlson Steve@IBuyGuy.com

Member Payment Dependent Notes Series 445760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445760	$16,000	$16,000	8.94%	1.00%	October 1, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445760. Member loan 445760 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Bureau of Engraving and Printing	Debt-to-income ratio:	7.85%
Length of employment:	26 years 9 months	Location:	Bowie, MD

Home town:	Prince Frederick
Current & past employers:	Bureau of Engraving and Printing, Avco Financial Services
Education:	PG Community College

This borrower member posted the following loan description, which has not been verified:

I will finish my basement with a bathroom. Renovate my garage[new garage doors and paint.]

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$92,944.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please contact Lending Club to verify your income? Thank you.	Type your answer here. $120k
Your employer brought a smile to my face, you must have the most secure job in the country! Just a few questions: 1. Is the $92k credit balance all credit card debt? 2. Do you have other debts besides the $92k? Thanks, good luck on funding your loan and on the remodel projects. I look forward to investing.	Type your answer here. What 92k

Member Payment Dependent Notes Series 445762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445762	$12,000	$12,000	12.18%	1.00%	October 6, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445762. Member loan 445762 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	pacific city bank	Debt-to-income ratio:	19.86%
Length of employment:	2 years 2 months	Location:	los angeles, CA

Home town:	Los Angeles
Current & past employers:	pacific city bank, Oxford Palace Hotel
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I have about $10000.00 credit card debt in 3 different cards. (interest rate is 13.99%) I want to consolidate into one note. Please help to escape from the debt.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,777.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 445768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445768	$8,000	$8,000	12.18%	1.00%	October 1, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445768. Member loan 445768 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	DUGGAN BERTSCH, LLC	Debt-to-income ratio:	8.54%
Length of employment:	2 years 4 months	Location:	Willow Springs, IL

Home town:	San Diego
Current & past employers:	DUGGAN BERTSCH, LLC
Education:	California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

I am looking to pay off the remainder of my credit cards. The debt is from college and the first year out of college. I simply spent money I didn't have and let it add up. I have the money to pay a lot of money each month toward my credit cards, but want to finish it a little faster. I work full-time and live with family so my expenses are very minimal. This loan will be paid back quickly and always on-time. I always pay well over my minimum payments and am always on time. I am an excellent candidate for a loan because of this and just need extra help to pay it off quickly.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,690.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $7,690.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Duggan Bertsch, LLC? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I will be using this loan to fully pay off my credit card debt. I do not currently have any other loans outstanding (my parents paid for college and are currently paying the loans they took out in my name). I do not own a car because I live in the Chicago area and have the use of my family's car as needed. My total monthly expenses are pretty basic. I pay for my cell phone, food, health insurance, 401k, mass transit and credit cards. I do not pay rent and do not pay utlities. Rough estimate of expenses, without credit card payments, would probably be around $500-$600 per month. I currently do not have a savings account or emergency fund because I am dedicating everything to paying off debt. I am working as an Executive Assistant for a partner in a firm and have excellent job security. I am more than willing to verify my income with Lending Club. Thank you for your interest!

Member Payment Dependent Notes Series 445804

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445804	$5,000	$5,000	8.94%	1.00%	October 1, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445804. Member loan 445804 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,167 / month
Current employer:	Everett School District	Debt-to-income ratio:	18.54%
Length of employment:	1 year	Location:	Snohomish, WA

Home town:	Irvine
Current & past employers:	Everett School District, Allied Barton Security Services, Silver Cloud Valet
Education:	Western Washington University, Bellevue Community College

This borrower member posted the following loan description, which has not been verified:

With this loan I will be paying a couple thousand toward my car loan which is making it possible for me to sell my current vehicle. So the $10k loan from Generations Credit Union will be going away. The other $3k will be used so I can buy a honda civic. I have a buyer lined up for my car right now so I need this done asap! Oh yeah, and the Provident Funding was from a previous marriage and I have no financial obligation to that. My ex wife pays it all. I also have no rent, food bills, or utilitites (as I live with my parents).

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,862.00	Public Records On File:	0
Revolving Line Utilization:	74.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you please explain why you want to sell your current vehicle and buy a Honda Civic? Do you have any other outstanding debts, like a student loan? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Everett School District? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	#1. I am selling my current vehicle to reduce my debt. I am currently carrying a $10k loan and the trauck gets 18mpg and takes $60 to fill up. I am looking at older civics which are way cheaper, get way better gas mileage, and are cheaper to fill up. The reason I am doing this is because I am getting married in November. #2. I do have a student loan ad 2 credit cards. The student loan balance is $28k ($346/month). Bank of America CC balance $2800 ($70/month). Universal CC balance $11k ($170/month). I have no house/rent payment, no utilities, no food payment (all these are free for me since I live at home). #3. Technically I am a long term sub. But I am a teacher just like any other. I taught 3rd grade at Mill Creek Elementary School last year and now I am teaching 3rd grade at James Monroe Elementary this year. #4. I do have a Fidelity account with approximately $8k in (in case of emergencies) #5. I would be willing to verify income if neccessary. If you have any other questions, feel free to direct them to me at brandon_hulet@yahoo.com

Member Payment Dependent Notes Series 445819

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445819	$7,200	$7,200	11.83%	1.00%	October 5, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445819. Member loan 445819 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Sears	Debt-to-income ratio:	23.33%
Length of employment:	1 year	Location:	BRISTOL, CT

Home town:	Hartford
Current & past employers:	Sears, Circuit City Stores, Best Buy Co. Inc., Lowe's
Education:	University of Kentucky, University of Wisconsin-Whitewater

This borrower member posted the following loan description, which has not been verified:

My wife just finished law school and is starting her job.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	35
Revolving Credit Balance:	$31,485.00	Public Records On File:	0
Revolving Line Utilization:	64.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 445820

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445820	$6,500	$6,500	8.94%	1.00%	October 1, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445820. Member loan 445820 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,606 / month
Current employer:	Dana-Farber Cancer Institute	Debt-to-income ratio:	12.49%
Length of employment:	4 years 2 months	Location:	Brookline, MA

Home town:	Wayland
Current & past employers:	Dana-Farber Cancer Institute
Education:	University of New Hampshire-Main Campus (UNH)

This borrower member posted the following loan description, which has not been verified:

**Note: Lending Club had to repost this submission because the original lending amount was listed as $8000 when it should've been $6500.** I'm looking to propose to my girlfriend of almost 4 years. We actually are already living together now. She means the world to me and I want to give her the world. I'm creating a very unique engagement ring and need a loan to make this purchase. I don't have any student loans or car loans, so this is my first time requesting a loan. I do own 2 credit cards, and I feel like for a large amount of money, I don't trust it on a credit card that can so easily adjust my APR on the whim. I pay my monthly payments without any problems. I have a very stable full time job working in IT in a hospital where I've been for over 4 years. I have a down payment to put on the ring and just need to cover 6500 of it. I heard excellent things about this site and you have a great APR. I hope you'll consider me for this loan as it's going to beautiful cause. Thank you very much! ~Chris

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,760.00	Public Records On File:	0
Revolving Line Utilization:	63.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445845

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445845	$2,500	$2,500	7.40%	1.00%	October 1, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445845. Member loan 445845 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	DJC CPA's & Advisors	Debt-to-income ratio:	11.48%
Length of employment:	1 year 9 months	Location:	Jefferson, WI

Home town:	Beaver Dam
Current & past employers:	DJC CPA's & Advisors
Education:	University of Wisconsin Whitewater

This borrower member posted the following loan description, which has not been verified:

I'm currently an accountant eligible to take the CPA exam. I'm frustrated with my current job and am not able to afford taking the exam with what I'm currently making. I would also like to gain CPA certification to make myself stand out to other prospective employers. The cost of the exam itself will be around $1250 taking the four parts in two parts at a time within six months each. Also the review program that I'd like to use is the exam matrix software which is going for $1395 for all four parts of the exam. So I'm currently looking for around $2500 to fund everything.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,641.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445846	$7,000	$7,000	8.94%	1.00%	October 2, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445846. Member loan 445846 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Abbott Nutrition	Debt-to-income ratio:	15.20%
Length of employment:	16 years 1 month	Location:	bronson, MI

Home town:	bronson
Current & past employers:	Abbott Nutrition, Solvay Automotive
Education:

This borrower member posted the following loan description, which has not been verified:

My wifes car died and we need a new automobile.We both have a good job I've been at mine for 16 years and theres never been a layoff.My wife has worked for 5 years at her job in an office.Were both responsible people that need to borrow a little money right now.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,764.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 445883

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445883	$1,500	$1,500	13.92%	1.00%	October 6, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445883. Member loan 445883 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Hope Online Learning Academy	Debt-to-income ratio:	4.09%
Length of employment:	1 year 3 months	Location:	DENVER, CO

Home town:	Lakewood
Current & past employers:	Hope Online Learning Academy
Education:	University of Northern Colorado

This borrower member posted the following loan description, which has not been verified:

I want to buy a new computer. I haven't had late payments for my student loan or credit card for many years. When I was young I made some bad decisions with my credit but I have been a very responsible borrower for years now.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	45
Revolving Credit Balance:	$286.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 445885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445885	$6,000	$6,000	12.53%	1.00%	October 5, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445885. Member loan 445885 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,833 / month
Current employer:	southwest airlines	Debt-to-income ratio:	17.28%
Length of employment:	11 years 5 months	Location:	ORLANDO, FL

Home town:	Newton
Current & past employers:	southwest airlines, GTE
Education:	St. Marys University

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to consolidate some of my debt.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,711.00	Public Records On File:	0
Revolving Line Utilization:	81.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you use credit cards on a daily basis?	No I do not use credit cards on a daily basis.

Member Payment Dependent Notes Series 445931

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445931	$3,350	$3,350	8.59%	1.00%	October 1, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445931. Member loan 445931 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	AmGen	Debt-to-income ratio:	22.54%
Length of employment:	6 years 2 months	Location:	WESTMINSTER, CO

Home town:	Lubbock
Current & past employers:	AmGen
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

Looking to get some extra cash to buy a new furnace. I have cash down and need about $2800 to complete the transaction. I have a stable job, have been at the same company 6 years, have lived in this home for 5 years, and plan to be here for a while. I have good credit history, am still carrying some credit card debt, but am paying it down now that I am earning more money. I have had to finance part of my college education and living expenses, and also had to put money into helping my father as he recently had unexpected medical expenses that were not covered by insurance.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,143.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Just FYI, right now the federal gov. has a TAX CREDIT program available (that I just used) for installation of certain types of heating units that qualify. I suggest you get a qualifying model, as we got a total tax credit on our's of $1800. Luck!	Yes! Incidentally the contractor that came and offered the unit to us spoke about that. Plus - the local heating company will give a credit back as well for buying an efficient unit!! :)

Member Payment Dependent Notes Series 445988

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445988	$6,200	$6,200	8.59%	1.00%	October 1, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445988. Member loan 445988 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	State of Wisconsin	Debt-to-income ratio:	19.10%
Length of employment:	1 year 3 months	Location:	Kimberly, WI

Home town:	Colorado Springs
Current & past employers:	State of Wisconsin, Northland Laboratories
Education:	Michigan Technological University

This borrower member posted the following loan description, which has not been verified:

Currently have a personal loan with high interest rate. Looking to pay it down faster with lower interest rate.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	31
Revolving Credit Balance:	$9,367.00	Public Records On File:	0
Revolving Line Utilization:	36.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445995	$7,500	$7,500	13.92%	1.00%	October 6, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445995. Member loan 445995 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,500 / month
Current employer:	Baker & Hostetler	Debt-to-income ratio:	11.86%
Length of employment:	4 years 1 month	Location:	Columbus, OH

Home town:	Alma
Current & past employers:	Baker & Hostetler
Education:	Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I recently purchased a home and have been informed by my insurance company that I need to replace the roof in order to maintain insurance. I have received estimates and it can be done for 7,500. I could provide a second mortgage for purposes of collateral. There is plenty of equity as I bought it at a short sale for much less than independent appraisal amount. Prices in this area have bottomed out, are not currently declining and look to be increasing over the next year. I also have money in my 401k to to cover this loan. I'd be willing to agree to cash it out to pay down the loan should I become unable to make the payments for some unforseen reason.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	21
Revolving Credit Balance:	$20,685.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.26.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Baker and Hostetler are? 2. $10,500 income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. Attorney 2. 1 wage earner 3. 1665 4. 460 5. approx. 600

Member Payment Dependent Notes Series 445996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445996	$25,000	$25,000	12.18%	1.00%	October 5, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445996. Member loan 445996 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	IL Secretary of State	Debt-to-income ratio:	11.30%
Length of employment:	14 years	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	IL Secretary of State
Education:	Rosary College, Dominican University, Columbia College Chicago, City Colleges of Chicago-Wilbur Wright College

This borrower member posted the following loan description, which has not been verified:

Reason I'm applying for this loan is to lower monthly interest payments that average 18% on some cards down to a 10-12 % on a loan that with my current debts will allow me to save over 2500 dollars over the course of a year I intend to pay off my loan as soon as possible. My business suffered dearly due to distributors not paying their accounts off, slowly they're paying back but a lot of the payments were to pay off the credit card debt that was incurred and to keep the boat afloat I needed to use credit cards at the time. Now the business is consolidated the cards just need to be paid off and by securing this loan I can do so with minimal amount of finance charges and without bowing to credit counseling and agencies that ruin your credit rating which I've brought to a respectable 806 and wish not to ruin as I have marriage coming soon and 3 kids to take care of and a new home for them so I wish to be in the best possible financial position for them and my family and have me and my significant other's feet firmly on the ground financially and the future.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,873.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I ma confused. You say you work for IL Sect of St, but you say your debt is due to your business. Please clarify	I work full time for IL SOS but sell on ebay and amazon on the side with revenue last year of over $330,000. The business is Blastoff Tech and is a sole proprietorship with me as the sole employee.

Member Payment Dependent Notes Series 446011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446011	$3,600	$3,600	12.53%	1.00%	October 1, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446011. Member loan 446011 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,041 / month
Current employer:	US Navy	Debt-to-income ratio:	24.47%
Length of employment:	6 years 4 months	Location:	SAN DIEGO, CA

Home town:	Ukiah
Current & past employers:	US Navy
Education:	San Diego Mesa College

This borrower member posted the following loan description, which has not been verified:

With this loan, i plan on paying off two credit cards i have, which I already closed out.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,888.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446014

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446014	$6,000	$6,000	13.57%	1.00%	October 1, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446014. Member loan 446014 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	American Health Care Association	Debt-to-income ratio:	19.93%
Length of employment:	8 years 4 months	Location:	Frederick, MD

Home town:
Current & past employers:	American Health Care Association, Health Insurance Association of America
Education:	Georgetown University

This borrower member posted the following loan description, which has not been verified:

Monthly net income: $ 4,100. Experian rating of 714. I have had the same job for eight and a half years. HSBC raised my interest rate on a credit card from 13% to 25% a few months ago, for no reason (greed?). In the past I would have cashed in some stocks to pay for this, but this year it would just lock in my losses. I am a good candidate for this loan because I have never missed a payment on any debt, ever. I pay several times the minimum on all credit cards. I have paid off one credit card in the past year and will pay off three more (the closed cards) by the end of this year. My credit score is less than excellent simply because I concentrate on paying off closed cards first--for example I have balances of $1,250 (Bank of America at 9.5%), $2,450 (Wachovia at 8%), and $1,400 (American Express at 11.25%) on closed accounts. I also have a home equity loan for $15,000 at 4.5%. Open credit cards are at low rates of interest (except for my friends at HSBC!): Wachovia 11% on $900, FIA, 9.9% on 7,900 and 2.9% on 2,500; Discover, 5.9% on $1,000, 11.24% on 1,000, and almost $1,000 at no interest; National City, 13% on 10,000, and a 13% loan from Prosper for $5500. Experian lists a card which I paid off and closed 10 years ago as open--I have asked them to correct this.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,116.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I might be interested in contributing to your loan. Would you mind providing a few more details? How did you accrue $52,000+ worth of debt? You seem to have a number of credit cards. Could you explain why you have so many cards with balances? Are you still using the open cards on a regular basis? Do you have a savings account or emergency fund? FYI: You mentioned that paying on closed accounts lowers your credit score. Did you know that when you close an account it reduces your maximum available credit and increases the percentage of your revolving line utilization. Yours is consequently very high at over 95%. This practice in fact lowers your credit score. Thanks in advance for your responses.	Easy question. in 1998 I was promoted and got a substantial increase in salary. I increased my credit card balances (which were almost nothing at the time) because I didn't see any problem paying them off. Everything would have been fine except that I lost my job two years later, and during a year and a half unemployment had to run up another $35,000 or so just to get by. I got my current job in 2001, but at a substantially lower salary. I have been paying my debt off ever since. I have a lot of cards simply because if a card offered a low rate of interest to transfer a balance, I took it. This is why most of my cards have very low interest rates. Yes, I use the open cards because except for the HSBC, they have relatively low interest rates. Up until about five months ago, when HSBC raised my interest rate to 25% (for no reason), I had been concentrating on paying the closed cards. No savings account???just IRAs; I have taken money from them in previous years to deal with this type of situation (card raising interest rate), but doing that in the last year and a half doesn't make sense because you would lock in your losses. I am not concerned about my credit score???I own my own house, plan to stay here until I die, and am within a few years of retiring. Unless something goes terribly wrong, all my debts should be paid in three years. I have $3,000 a month to devote to debt payments.
Just a few questions if you don't mind: 1. You currently have 4 open credit cards then? Are you planning on closing any other credit cards? 2. What was the HELOC used for? 3. What was the Prosper loan used for and how long is left on it? Username there? 4. What will be the difference of the monthly payment between this loan and the three cards you are paying off? Thank you in advance	Open cards are Discover, PNC, HSBC (the one I'm trying to pay off and close), Wachovia, and FIA. Except for the HSBC, they all have relatively low interest rates (c. 8%, 10%, 11%,13%). The 3 closed cards have a relatively small total balance and even lower interest rates ($5,100 and interest rates of 8%, 9.5%, and 11.24%) so although I pay the principal down $50 a month on each closed card, I am now concentrating on paying the other cards (esp. now HSBC) that have higher interest rates. Before HSBC raised my interest rate (for no reason, by the way), I was concentrating on paying off the closed cards, but for the last five months or so I have changed strategies. I still plan to pay them off by the end of the year just to get rid of them. Yes, when HSBC is paid, I will close it. Since my cards with low limits (Discover, Wachovia) also have low interest rates, the next card I close will be FIA--late next year. I also have an Exxon card, but there is never a balance on it, and I only use it for vacations and pay the balance immediately. I got a Prosper loan for $7,500 a year ago at 13% and there are two years left. Balance is approx. $5,500. Used to pay another credit card that raised my interest rate. Same user name there. My take home pay is $4,100 a month, and I have approx. $3,000 of that to spread around credit card/loan payments. No problem with making the payments, I have a lot of surplus, it's just a question of priorities.

Member Payment Dependent Notes Series 446034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446034	$4,000	$4,000	16.00%	1.00%	October 2, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446034. Member loan 446034 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,433 / month
Current employer:	Special Aerospace Security Services Inc.	Debt-to-income ratio:	19.63%
Length of employment:	1 year 6 months	Location:	MANASSAS, VA

Home town:	Manassas
Current & past employers:	Special Aerospace Security Services Inc., Lasership
Education:	Northern Virginia Community College

This borrower member posted the following loan description, which has not been verified:

Basically refinancing a loan from a different company at a better rate though Lending Club.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,277.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. How long will it take you to repay this loan? Are you planning to have this loan for full 3yrs/36mo? Also, please provide a brief description of your job and how secure are you in your job?	I plan on paying this loan off quicker than the 3 years (will be paying more than what will be my minimum payments) - I currently work for a gov't contractor, and my job is extremely secure. It's a very small company, so I'm not just a "number on a sheet". I've also just single handedly started leading two new contracts this past week that will have secured my job for atleast another 2 years. Thanks for your inquiry - please let me know if you have any more questions. Also - on a side note - if you'll notice, I've never missed/been late on a payment in my entire credit history.

Member Payment Dependent Notes Series 446097

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446097	$7,000	$7,000	8.94%	1.00%	October 1, 2009	October 10, 2012	October 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446097. Member loan 446097 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Comcast Corp.	Debt-to-income ratio:	10.49%
Length of employment:	2 years	Location:	san francisco, CA

Home town:	San Francisco
Current & past employers:	Comcast Corp.
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

have a unexpected vacation trip and need a loan

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,269.00	Public Records On File:	0
Revolving Line Utilization:	76.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446098

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446098	$4,000	$4,000	14.61%	1.00%	October 1, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446098. Member loan 446098 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	E-TEL Systems Corp	Debt-to-income ratio:	10.01%
Length of employment:	3 years 8 months	Location:	ASHBURN, VA

Home town:
Current & past employers:	E-TEL Systems Corp
Education:	James Madison University

This borrower member posted the following loan description, which has not been verified:

I pay my bills on time and have good credit. As a commissioned salesperson in a bad economy, I'm looking to temporarily lower my monthly expenses. This loan will pay off my credit card balances, the tax on my car for the year, and an expensive automotive repair. I expect to pay the loan in full ahead of schedule.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	38
Revolving Credit Balance:	$1,412.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please discuss your delinquency from 38 months ago? Also, could you please verify your income with Lending Club? If you contact them, they will let you know what documents to send in to do the verification. Thanks!	Hi, My delinquency from 38 months ago was a payment on my credit card that I missed by one day - I have an alarm set in my outlook calendar for each of my bills and I had mistakenly set that one for the day after it was due. It was paid immediately, and I haven't been late since. And I will be happy to verify my income with Lending Club. This is my first experience with them, and I'm still waiting for them to verify my bank account, which I believe must be completed to verify income. Additionally, after reading more of these loan descriptions, I would like to add a few more details about why my needs exist. I'm very responsible with my budgeting, but as a 30 year old man in great shape, I opted for a high-deductible health care plan in January, which makes the first $15,000 in health care costs per year out-of-pocket before the insurance begins to cover me. In March, I was diagnosed with an illness that requires expensive medication on a regular basis (it's not life-threatening, so there's no risk to the loan repayment). The costs of the medication wiped out most of my savings and caused the balance on my card. I've already been approved for a new insurance plan that covers my medication beginning on November 1, and budgeted this loan to cover drugs until then, as well as putting enough "emergency funds" back into my savings account to save me in the event of future unplanned expenses. This loan will lower my expenses by over $500 per month, and I will immediately be able to go back to adding to the savings account every month. In short, this is only necessary because of an unexpected medical emergency, and I've planned my loan request to put me back into excellent financial shape. According to Equifax's score calculator, as soon as my card balances are paid off, my credit score will be back above 740. Once I've got my nest egg built back up, I plan to invest here at Lending Club - it appears to be an excellent investment and a great opportunity to help other people. Thank you for your consideration and I look forward to helping you grow your investment if you choose to add funding to my loan.

Member Payment Dependent Notes Series 446121

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446121	$7,000	$7,000	13.22%	1.00%	October 5, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446121. Member loan 446121 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	Temple University	Debt-to-income ratio:	0.22%
Length of employment:	5 years	Location:	Philidelphia, PA

Home town:
Current & past employers:	Temple University
Education:

This borrower member posted the following loan description, which has not been verified:

I need to pay off some medical bills that are starting to pile up I have about 18,000.00 and I am asking for 25k so that I am not over my debt to ratio by maxing out your line if you issue it to me. I have always taken care of my credit and this will be something to make sure I don't get backed up. I am very trust worthy and will be sure to always make my payments on time.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1978	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$182.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Temple? Your loan would be alot more appealing if you verified your income. Call lending tree to find out how.	I will get my stubs and W-2's into Lending Club this week for sure.
Lending Club's credit line is not a revolving line of credit it is a personal loan so it won't affect your revolving line utilization ratio therefore there is no need to request more than the amount needed to pay your outstanding bill. I recommend that you only ask for the amount that you need or you will raise your debt to income ratio uncessarily. That said, I have a couple of questions. 1. Could you please have your Employment and Income verified by lending club? To do this please contact general member support at (866) 754-4094. I would like to help fund your loan, but your income goes a long ways in helping me determine your ability to repay your loan. 2. Most medical bills don't accrue interest, and only some, but few charge late fees only when payments aren't being made. Why do you want to convert non-interest bearing accounts those that charge you interest? 3. I have a concern over your need for this loan because because of what I stated in #2. I also am concerned because your Loan Discription makes it sound like you might be continuing to accrue more medical bills or other bills. What can you tell me that will convince me that with the medical bills covered by this loan, there wont be more bills that will bring into question your ability to repay? 4. Is your gross income reported one wage earner or two wage earners? 5. Can you please provide me with a list of your current monthly expenses? 6. You say you actually OWN your home. So your home is 100% paid off? No Mortgage? Thanks in advance for answering these questions. They should also help others decide on whether to fund your loan and should answer most of the questions others will have. --Sent at: Sep 24 2009 10:05:44 PDT Member_544310 Answered > Hi, Thacaro I'm glad to answer your questions: 1.I called the general member support # you suggested and they said they will verify my income and employment through the regular process. I just joined yesterday, 9/24 ???????? they said it would be within a few days. I am a federal employee ???????? Grade 13/Step 4. 2.I was delinquent 27 months ago for a really embarrassing reason. I have a corporate travel card and 3 years ago hadn't traveled in quite awhile. I traveled and put 1 night hotel on the card. This was at the same time that I was moving. I use ebills to pay all my bills online, but government credit card doesn't participate by sending ebills. Somehow this $100 statement never got forwarded to my new address and was returned every month to citibank. I wasn't aware of this until I finally got a phone call at work telling me that I was 150 days past due! This was a corporate card and they knew where to reach me and never contacted me for 150 days. Yes, I should have realized that I never received the bill, but this wasn't a regular monthly bill ???????? it was rare. So, for a $100 bill, it affected my credit immensely. 3.My gross income is for 1 wage earner. 4.Credit balance of $56,418 is for credit cards. I have recently paid off 3 of them, my outstanding balance 1 yr ago was ~$62,000. I am currently working on paying off the next card, but I could do 2 at once if I could get the interest rate down on a Discover Card. I don't have a HELOC. I recently refinanced my mortgage for a lower interest rate and lowered my monthly payment by $200/month. If I ever need to, I can stop my monthly savings contribution of $160 and 401k contribution of $460, but at the same time that I am trying to payoff my credit cards, I am trying to build up a small emergency fund and keep receiving matching 401k funds. Here are the details of the $56,000: Bank of America 10.5% $11.800 Beneficial 25% 5,000 Citibank/Shell 11.24 5,600 Discover 29.99 7,500 Need loan to lower int % & payoff in 3 yrs Discover 29.99 4,900 Paying off on my own with large payments Discover 22 13,300 Home Depot 21.99 8,200 5.Discover card current balance is $7,497 and monthly payment is $210. At 29.99% interest, if I continue to pay $210/month it will take 15 years to pay this off. I would really like to pay it off in 3 years for just a little more money per month.	What is this?
Could you please elaborate on how you foresee a monthly payment of $845.02 over the next 3 years fitting into your current budget? Could you explain the 2 credit inquiries over the past 6 months? Thanks in advance for your responses.	My home is paid off completely, my cars are all owned out-right. I don't ever play games with my credit. I have been fortunate enough to have a solid foundation and I am able to afford 800.00+ a month with ease. Those inquiries were from lenders I already have credit with and they offered me credit cards but I am not willing to pay interest for the next several years when I can pay you off in 3 or less years.
What do you do at Temple? Your loan would be more appealing if you verified your income. Call lending club to find out how.	I am a Registered Nurse for the past 15 years
I copy and pasted someone questions that I asked someone previously about a different loan. Aparently I did not remove their answers. Could you please answer the questions ignoring the responses. The questions are what were meant to be asked of you.	Ok great now I understand! Lending club has already contacted me about my funding so I need to handle that first, after that I will respond accordingly.

Member Payment Dependent Notes Series 446171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446171	$4,900	$4,900	8.94%	1.00%	October 1, 2009	October 10, 2012	October 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446171. Member loan 446171 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Coastal Travel	Debt-to-income ratio:	10.66%
Length of employment:	5 years 1 month	Location:	Saginaw, MI

Home town:	Goldsboro
Current & past employers:	Coastal Travel, Wayne Memorial Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

I currently have a Citifinancial CC at 19.99%. I want to get that rate down. I recently started investing on Lending Club and then it struck me that I should refinance my CC through here for a much better rate. I have no problem paying my bills or the current payment it just makes sense to refi at a lower rate. Not to mention that this is a "simple interest note" versus "revolving credit line". This is the last bit of debt that I have and then I will be debt free! Then I will be rolling my payments over into investing in assests, rental property, Lending Club notes, etc. I am ready to start building wealth! Thanks for your lending! Jackie

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,076.00	Public Records On File:	0
Revolving Line Utilization:	22.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $5,076.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Coastal Travel? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, this will be used to pay off all of my CC debt. After this months payment I will be below a 4900.00 balance. I do have another $19,000 from Prosper about 2 years ago which has less than 5000 left on that balance. My total monthly expenses are less than $2,000. I own my own marketing company and I actually market high value travel memberships for Coastal Travel. Been doing this for just over 5 years. It's been my primary source of income for 4 years. Verifying my income will be difficult because I am paid directly by my customers via money orders, cashier checks, or CC transactions. I do have a couple of thousand in an emergency fund. However, except for major catastrophies, I would be able to handle most incidentals that come up. I generate between 5K to 8K a month, I have had months as much as 27K. However, most of the time I pay my self a salary of 2K while investing the rest back into my business. In an emergency I could pull money from my business without any major effects. I have a client base and I get tons of referrals so business would be fine if I couldn't invest back into it for a couple of months. That's not optimal but in an emergency I would do that without thinking twice.

Member Payment Dependent Notes Series 446193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446193	$4,000	$4,000	7.40%	1.00%	October 1, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446193. Member loan 446193 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,392 / month
Current employer:	Compleat Restorations	Debt-to-income ratio:	17.24%
Length of employment:	7 years	Location:	lancaster, PA

Home town:	Miami
Current & past employers:	Compleat Restorations, Media printing
Education:

This borrower member posted the following loan description, which has not been verified:

im buying a car as a 2nd vehicle that is very much needed in the family i have great credit and always pay bills on time

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,765.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 446201

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446201	$9,250	$9,250	8.59%	1.00%	October 1, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446201. Member loan 446201 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	cardiology consultans of Philadelphia	Debt-to-income ratio:	22.90%
Length of employment:	2 years 5 months	Location:	NORRISTOWN, PA

Home town:	Norristown
Current & past employers:	cardiology consultans of Philadelphia
Education:

This borrower member posted the following loan description, which has not been verified:

My fiance and I would like to purchase a mobile home together. This will be a second home during the summer months. I have excellent credit, and make $25,000 a year. He has poor credit, and makes $40,000 a year. Between the two of us, we will defininitly be able to pay the loan back without a problem.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,803.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi Christina! Are you sure that your income can finance the land lease and insurance expenses for this mobile home?	My fianc?? already takes care of thr insurance and thr cost of the land for the old mobile home he has. It is in a campground that is used during the summer months. He will have these responsibilities with thr new mobile home as well, I am only splitting the cost of the new home with him.

Member Payment Dependent Notes Series 446224

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446224	$10,000	$10,000	7.74%	1.00%	October 1, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446224. Member loan 446224 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,783 / month
Current employer:	US Navy	Debt-to-income ratio:	12.60%
Length of employment:	28 years 1 month	Location:	Lynn Haven, FL

Home town:	Greenville
Current & past employers:	US Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for low rate personal loan to add with $5K down payment for therapy swim spa for home.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,212.00	Public Records On File:	0
Revolving Line Utilization:	19.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your paygrade? I presume enlisted. Are you remaining on active duty till 30 year mark (unless selected to separate by CPO continuation board)?	Actually no, I am civil service YC-02 (under the new NSPS system) which is equal to a GS-12. I am the Safety Manager for a major Navy installation. Rather than take the funds from my TSP or rob my savings, looking for a quick loan.

Member Payment Dependent Notes Series 446300

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446300	$4,900	$4,900	14.26%	1.00%	October 2, 2009	October 10, 2012	October 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446300. Member loan 446300 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	Self Employed	Debt-to-income ratio:	12.90%
Length of employment:	11 years 1 month	Location:	Fort Worth, TX

Home town:	Cape Town
Current & past employers:	Self Employed, Herbalife
Education:	University of South Africa UNISA

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate 1 store card and 2 credit cards. I have always paid all my bills on time and have never missed a payment as yet. With the high interest rates on my cards I am looking for a method where I can make one payment with hopefully a lower interest rate.

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,628.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you a U.S. citizen? What is your occupation?	I am a permanent resident and I am an Independent Herbalife Distributor.

Member Payment Dependent Notes Series 446332

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446332	$7,000	$7,000	12.87%	1.00%	October 5, 2009	October 10, 2012	October 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446332. Member loan 446332 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,907 / month
Current employer:	Clean Air Concepts Inc	Debt-to-income ratio:	19.56%
Length of employment:	2 years 9 months	Location:	Saginaw, MI

Home town:	Eau Claire
Current & past employers:	Clean Air Concepts Inc, Midland Country Club
Education:	Bethany College of Missions

This borrower member posted the following loan description, which has not been verified:

We have 3 credit cards, interest is currently at 19%, 27% & 27% We are waging war on our debt, and working hard to pay it off as soon as possible.

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,315.00	Public Records On File:	0
Revolving Line Utilization:	94.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please answer the following: 1. Are you the only wage earning in the household? 2. What are the balances, interest rates, and minimum monthly payments on the three cards you want to pay off? Thanks	1. No, I also live with my husband who works, maintenance lawn crew 2. Balances: $3,851.62-27%-min $135.00 $3,139.21-27%-min $115.00 $5,166.85-19%-min $130.00 Currently we would eliminate the 2 creditcards at 27% first
I am a friend of this Borrow and an investor on LendingClub. When her and her husband were talking about their interest rates spiking during this credit crisis I immediately encourage them to apply here for a loan. Am I biased? You bet I am... However, my wife's company is Clean Air Concepts (her current employer as well as her husband's former employer). He left on good terms to seek new oppurtunities, we wish him well. I am not concerned about her character nor do I need to vouch for that in order for someone to lend to them. Notice the CCs with 27% interest, their min. payments are more expensive then her loan payment will be. Also they have already payed off two other loans so making payments don't appear to be an issue. She should have included her husbands income because her DTI appears higher than it is. I am putting my money into this loan as well. All the best to my fellow lenders.. this one is sure money!	Thank you so much for the good word and the investment. We will update with the other income right away. We appreciate very much all of those who are making this loan possible.

Member Payment Dependent Notes Series 446340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446340	$5,600	$5,600	15.65%	1.00%	October 2, 2009	October 10, 2012	October 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446340. Member loan 446340 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Endeca Technologies	Debt-to-income ratio:	6.94%
Length of employment:	1 year 3 months	Location:	McKinney, TX

Home town:
Current & past employers:	Endeca Technologies, Invitrogen, Arrow Electronics
Education:	LSU

This borrower member posted the following loan description, which has not been verified:

This loan will be to consolidate a couple of credit card balances that have interests that are simply too high. I am gainfully employed, and have been for 25+ years. I am a home owner, and have been for 20+ years with no late payments ever. The same for multiple vehicles I have purchased over the years. I do not know my current credit score, but believe it to be in the low 700's - primarily because of a couple credit card balances that crept up above the 90% mark in the last year. I am available via e-mail to answer any specific questions you may have.

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	37
Revolving Credit Balance:	$9,044.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.27.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Endeca Technologies are? 2. $10,833 income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	My current position with Endeca is Sr Sales Engineer. It is a technical sales support role that I have held at several major corporations previously (10 + years). The monthly income I have listed is my sole income - however, my spouse also works and provides some supplemental income. Mortgage payment I would rather not list publicly - but will share that as a percentage of income, it is on the low end of recommended levels. I have been a homeowner for 17 years and have good equity. I do have one monthly car note that is nominal ($300). My big expenses are two teenagers...but that's a whole other conversation :) Thanks for your interest and consideration.
Could you explain why you need this loan that amounts to just over half of your monthly income? In other words, why is it that you cannot or do not want to quickly pay off these balances in cash? Could you explain the delinquency from 3 years ago? Thanks in advance for your responses.	My intent for this loan is to consolidate two credit card balances that I feel have unreasonable interest rates (given the options available in the market). I actually have been paying these down at an accelerated rate, so your point is well taken that I could and should clear these out asap. As part of my overall credit card consolidation effort, my plan is to move these balances to a lower interest bearing loan, and then accelerate the payoff of one other credit card at a much faster rate. So to specifically answer your question, my plan is to accelerate paying down a sep credit card balance that would not be covered by this loan, while moving two card balances to a lower rate via this loan. Regarding the delinquency from 3 years ago, I apologize but I do not have a copy of my current credit report so I don't know which account you are referring to. I do travel extensively for work, so I suspect it was a late payment by a couple of days. Not that that is an excuse, but I am very conscientious about my debts and proactively track and budget for all of my monthly payments. Many of these are now setup for auto payments now, but I only started doing that about a year and a half ago. Sorry I can't be more specific here since I don't have the details to address your question more directly.

Member Payment Dependent Notes Series 446415

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446415	$2,000	$2,000	8.94%	1.00%	October 2, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446415. Member loan 446415 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	amedisys	Debt-to-income ratio:	7.18%
Length of employment:	1 year 9 months	Location:	RABUN GAP, GA

Home town:	Franklin
Current & past employers:	amedisys, Baptist Health
Education:	FCCJ, BYU

This borrower member posted the following loan description, which has not been verified:

this money will go to the closing costs for our home refinancing

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 446429

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446429	$12,000	$12,000	11.48%	1.00%	October 2, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446429. Member loan 446429 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	US Tech Solutions	Debt-to-income ratio:	18.20%
Length of employment:	10 months	Location:	BAYONNE, NJ

Home town:	Jersey City
Current & past employers:	US Tech Solutions, Dr. Chludzinski, Hudson City Savings Bank, New York Merchantile Exchange
Education:	Fairleigh Dickinson University-Metropolitan Campus

This borrower member posted the following loan description, which has not been verified:

I will be using all of the money to pay for my wedding. This is the first and only time that I want to get married so I want to make it the wedding of my dreams, with your help. I'm not the type of person to want a big extravagant wedding with lobster tails and filet mignon but I would like for my closest family and friends to share the day with me. I've worked my whole life to look good on a piece of a paper, that's what my mother taught me. I pay all of my bills every month before the due date and nothing is going to change that about me because looking good on a piece of paper is the only thing that matters to lenders now-a-days. When I say look good on a piece of paper I mean credit score, number of debts, etc. So I told all of you what I would be using the money for and why I would be a good candidate for the loan. Now I want you to understand my complete situation. I am planning to have my wedding in 2010 and with this economy everything seems to get a little tougher over time. I've done all the math with regards to monthly payments for the loans and I have more than enough for that and all of my other bills and responsibilities. But with all of the extra money that I have its still not enough to pay for the wedding of my dreams. I wish that all of you can help my dreams come true!

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	15
Revolving Credit Balance:	$434.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.30.2009 I am considering $250 investment in your Wedding Expense Loan. Questions I have are: 1. Position and very briefest job description U S Tech Solutions are? 2. $2,500 income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. My position at US Tech Solutions is Human Resources. Some of my daily functions include joining formalities for payroll, employment letters, resignation letters, and billing. 2.The $2,500.00 income is for myself. 3. My rent payment per month is $500.00. 4. My car payment per month including insurance is $260.00. 5. My credit card payments per month is $430.00. Thank you!
I'm looking to invest in your loan. Can you explain the delinquency?	The delinquency was from over a year ago with Verizon Wireless. I had put my sister on my account, which ended up being a big mistake because she ran up a large bill. I could not afford to pay the bill in full. It took me about 1 month to pay the entire bill. Once I did that I removed my sister from my account with Verizon Wireless because I could not afford a bill over a $1,000.00 again. I thought I was being nice and helping my sister out but all she did was take advantage of the situation. Thank you!
Congratulations on your wedding! And certainly hope it will be your last. <smile> I have plunked in $200.	Thank you very much!!! I really appreciate you helping my dreams become a reality!!!

Member Payment Dependent Notes Series 446461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446461	$24,000	$24,000	11.83%	1.00%	October 5, 2009	October 11, 2012	October 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446461. Member loan 446461 was requested on September 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Hansen Mechanical	Debt-to-income ratio:	10.21%
Length of employment:	19 years	Location:	Pahrump, NV

Home town:	Butte
Current & past employers:	Hansen Mechanical
Education:	Correspondance classes only

This borrower member posted the following loan description, which has not been verified:

I have a few credit cards with high interest rate I would like to consolidate into one payment. With the work situation as it is this would be better for me. I am still working and have been with the same company for 20 years. I am buying my house and had the property paid off for years but purchased a new home 6 years ago and now have a morgage too. The mortgage is set up on an accelerated payment program and I really dont want to change this.

A credit bureau reported the following information about this borrower member on September 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,147.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does the $54,147.00 of Revolving Credit Balance consist of? (rough amounts)	American Express , 2 Visas
This loan request is for 24K. Revolving Balance is 54K. What will you be paying off (Visa1? Visa2? AMEX?) with the 24K?	The other 8 open accounts. If I consolidate all but these it will work for me. Visa 1 and 2 have low interest. I will use remaining to pay AMEX down as far as I can. This will leave a minimal balance there also. Amounts owed same but payments more reasonable.
I am interested in funding a portion of your loan. Please itemize your monthly expenses. Thanks.	My Monthy expenses are different monthly. Some of what I am trying to pay off are hospital bill for my daughter who is under 30 and been fighting cancer. My son is now currently unemployed life is just tough now and sent me to this website. House payment I am currently paying at excellerated rate is 2400 monthly. Other that that I have been handling the rest but am looking for a little relief in a 3 year loan to take care of this stress.
Hi! I'm happy to help fund your loan. I am **NOT** a financial advisor, but if I might make a suggestion. You may wish to stop making the accelerated payment on your home (and just make regular payments instead). The interest rate you are paying on your mortgage is probably considerably lower than you are paying on your cards (or your LC loan). And you will likely be "saving" interest expenses if you pay down your higher-interest debt first. Also, you may want to keep some of the money you've been using to pay down your mortgage on an accelerated basis in an emergency fund. Anyway, good luck!	Thanks for advise. I have been thinking about this but would also like biggest payment gone and own home outright again. Thanks again.

Member Payment Dependent Notes Series 446490

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446490	$1,200	$1,200	13.22%	1.00%	October 2, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446490. Member loan 446490 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,907 / month
Current employer:	Jean Mart Inc	Debt-to-income ratio:	10.54%
Length of employment:	2 years	Location:	SUNLAND, CA

Home town:	Torrance
Current & past employers:	Jean Mart Inc, Orchard Supply & Hardware, Do-It Yourself Center, Fry's Electronics
Education:	Los Angeles Mission College, Los Angeles City College, Pasadena City College

This borrower member posted the following loan description, which has not been verified:

This loan is to pay for a credit card that I want a boost in resolving the payment for. I've kept a stable credit line and I'm on time for my payments. My job is stable and my position at the denim contractor I work for is stable, because it is a family business and we are associated with True Religion Brand Jeans and Lucky Brand. So I won't be suffering any delays in payment due to the recession. I keep in good standings with my co-workers and my boss, keeping a strong ethic to be on time and resolve my tasks on a timely manner. This is why I want to ease the burden of the credit card and break it down block by block, its a principle I have to resolve matters as quick and efficiently as possible.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,826.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 446499

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446499	$5,000	$5,000	15.65%	1.00%	October 6, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446499. Member loan 446499 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Richard Deaver Design	Debt-to-income ratio:	18.39%
Length of employment:	3 years	Location:	YUCCA VALLEY, CA

Home town:	Indio
Current & past employers:	Richard Deaver Design, Nolte Engineering
Education:	College of the Desert

This borrower member posted the following loan description, which has not been verified:

We need to roll some high interest bills into one feasible payment which includes credit cards and legal bills and to have the ability to have a little bit of money to buy a used car

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	21
Revolving Credit Balance:	$663.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.29.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Richard DEaver Design are? 2. $2,083 income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	I am a lead prop guy and general laborer for a custom painting and finishes company. We paint and finish multi-million dollar homes in Palm Desert, CA. The income listed is just for myself--my wife is a full-time student receiving financial aid. We do not pay any rent as we live with family, but that was not an option we could choose. We pay $285 per month for our car payment. Thank you for your interest in investing in us!
What debt are you consolidating? Can you explain your last delinquency?	one credit card from me, one from my wife and one jointly, we also have some legal bills that need to get paid. My last delinquency was at almost 2 years ago and was simply a 30 days late with Bank of America

Member Payment Dependent Notes Series 446673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446673	$16,000	$16,000	8.94%	1.00%	October 1, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446673. Member loan 446673 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Verizon Communications	Debt-to-income ratio:	9.38%
Length of employment:	13 years 4 months	Location:	Elmhurst, NY

Home town:	Elmhurst
Current & past employers:	Verizon Communications
Education:	St John's University-New York, York College

This borrower member posted the following loan description, which has not been verified:

I will use the loan to consolidate my credit cards. I have been working for the same company for 13 years. Within the last few years I have been able to keep my credit score at 740-760. I am a single mom and in the near future I would like to purchase a co-op or a one family home. I have been making all my payments but with the high interest rates my debt does not to seem to lower fast enough. I would like to payoff my debt completely and as soon as possible.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,018.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you paying off credit cards or other? What are the interest rates, balances, and minimum monthly payments of the debt you will pay off with this loan?	I will be paying off my only 2 credit cards with balances. My first one has a balance of $12,000 with an interest rate of 11.99% and a minimum monthly payment of $230. My second credit card has a balance of $3,800 with an interest rate of 12.99%. The minimum payment is $70.00
Sounds like you'll be improving the interest rate quite a bit then. Will you be able to comfortably absorb the extra $208 in the monthly payment?	yes, because I actually send more than the minimum payment for both cards each month. I usually send $300 on one and $100 a month on the other so an extra $100 a month will be no problem especially knowing that I will pay it off in a shorter time period.
I am interested in funding a portion of your loan. Please itemize your monthly expenses. Thanks.	My monthly expenses are: Rent 823.06 Netflix 5.00 Creditkeeper 9.99 ConEdison 75.00 Cellphone 70.00 Cable/Internet 100.00 Phonebill 40.00 Transportation/Metrocard 85.00 Grocery 300.00 Weekly spending money 50.00 Gas 60.00 Car insurance 400.00 every 6month I also receive $400 a month for child support which covers my son's expenses and some household expenses.

Member Payment Dependent Notes Series 446726

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446726	$2,650	$2,650	7.40%	1.00%	October 6, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446726. Member loan 446726 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	RETIRED	Debt-to-income ratio:	1.20%
Length of employment:	11 years 10 months	Location:	HERKIMER, NY

Home town:	LITTLE FALLS
Current & past employers:	RETIRED, UNITED CEBEBAL PALSEY, P& C FOOD MARKETS
Education:	LITTLE FALLS JR-SR HIGH SCHOOL

This borrower member posted the following loan description, which has not been verified:

Robert will be home soon and take care of his debts.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$82.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Just out of curiosity, who are Robert & Linda if you don't mind my asking. Thanks.	Type your answer here. Robert is a friend from N Y City....Linda is his 12 yr old daughter. Robert and I are very close he always calls me "my wife".
Hi, Can you please elaborate what your loan has to do with the return of "Robert" ? Are you needing a loan until "Robert" is back? Allow me to ask, if you are retired, why your earliest credit line is in 1999, only 10 years ago. Thanks Sam	Type your answer here.Robert is a friend from NY city and had a bad experience whe he went to Africa for a job. He has had nothing but problems trying to come back home. I have helped all I can to afford to so I have had to aks for a loan for the rest of his ticket money. he has money in N Y C but cant get to it only by being in the bank. SECURITY. There is no record for me as my ex and i were selfemployed dairy farmers. I did not realize even to we filed joint income taxes, nothing was ever credited to me all those years. so now i ended up with a few yrs before i was married and a few years after divorced in 03. there should be a hand book for women who don't have outside jobs.

Member Payment Dependent Notes Series 446787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446787	$4,000	$4,000	11.83%	1.00%	October 2, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446787. Member loan 446787 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Keene State College	Debt-to-income ratio:	8.43%
Length of employment:	3 years 1 month	Location:	Keene, NH

Home town:	Dublin
Current & past employers:	Keene State College
Education:	NUI Maynooth.

This borrower member posted the following loan description, which has not been verified:

We're looking to replace our old steam furnace. We've had several quotes and the base price is $5000. It's amazing how a disparate bunch of people all quote the same price! We figure it is time to do this as the efficiency of the existing furnace would see us literally burning money this Winter. We've saved one thousand dollars for the project and would save more but the Winter is right around the corner here in New England. I've calculated that the efficiency savings more than make up for the interest rates offered here. Both of us have unblemished credit histories.. My wife is currently pregnant and will be taking maternity leave in February. Ordinarily, we would pay cash for a project like this but her company does not offer paid maternity leave. We are saving like crazy so she can be guaranteed a minimum of three months at home with our child. We're up to two months and hopefully will get more. Hopefully this route allows us to balance two needs. Thanks for your time .

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$450.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I understand the perceived necessity of replacing an old furnace but unless I am confused, why would you buy a new furnace when you indicated that you are renting ?	I am not renting - that is a mistake on my part... we own our home and hence replacing 'our' furnace. I've tried to change that but cannot. Niall
Good morning Niall, Thank you for the prompt response and clarification to my earlier question. You may also want to check with your local utility provider or service contractor to determine if there are any tax credits,discounts, or rebates available in your area for energy improvements. If you don't ask, they may not tell you... The challenge now will be to maintain your good credit by both staying current with your obligations as you start your new family. Good luck with the loan application.	Hi, We actually will qualify for a tax credit of $1500 under the recovery act. This is also why we wish to get this done by the end of the year. It makes sense from many angles. Thank you for your advice and take care, Niall
Hi, What are your monthly expense payments per month (a future projection based on the new child, and your wife no longer working) What is your new monthly take home income, after your wife takes maternity leave? What kind of revolving/installment debt do you have?	My wife will be working after a three month leave, which as per stated in the application will be covered by us saving now. Hence, applying for a personal loan on something which ordinarily we would pay for out of pocket. So, there will be no 'new monthly income.' We will save the equivalent of her wages between now and the birth. We have a car payment (250), student loans (375), credit card (150 per month to pay off total in six months), mortgage and property tax and insurance (1700) The exact expenses of the child are yet to be determined - who knows what the child might require? At a certain point future projections are meaningless and only of value if all things remain equal, which they seldom do e.g. if I lose my job, become terminally ill etc. Childcare etc. has of course been factored into our budget. Also, this application does not include my wife's earnings as it is a personal loan nor does it take into account our savings or assistance through friends or family or the $1500 tax credit.... hope this helps.

Member Payment Dependent Notes Series 446792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446792	$3,000	$3,000	7.05%	1.00%	October 1, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446792. Member loan 446792 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Allied Barton Security	Debt-to-income ratio:	8.16%
Length of employment:	3 months	Location:	San Jacinto, CA

Home town:	Hemet
Current & past employers:	Allied Barton Security, Customs and Border Protection (Customs Officer), Transportation Security Administration
Education:	Mt. San Jacinto College, Calvary Chapel Bible College

This borrower member posted the following loan description, which has not been verified:

I will be purchasing a used mobile home for my primary residence. I have saved half the asking amount, so am only asking a loan for the other portion. This will be very affordable living for my family-we like a bargain. We are honorable when it comes to our money and have always paid our debts. We just don't like to be extorted when it comes to interest rates-we are fine paying a reasonable rate. We fancy we are savvy people. Our credit score/history bears this out. We are honest people. Thank you.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$415.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 446794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446794	$8,000	$8,000	13.92%	1.00%	October 6, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446794. Member loan 446794 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,465 / month
Current employer:	CompuCom	Debt-to-income ratio:	23.69%
Length of employment:	14 years 1 month	Location:	Denton, TX

Home town:	Troy
Current & past employers:	CompuCom, Tuesday Morning, Chippenhook
Education:	Dallas County Community College District

This borrower member posted the following loan description, which has not been verified:

Hello, I've shredded my credit cards with the exception of two, which have max limits under $1000 each. I'm starting to save for a down payment on a house and would really like to get rid of all my credit card debt. The ones that have the higher balances and interest rates are the ones I would like to pay off now with this loan, if approved. My credit went in the toilet after my divorce and I've been working very hard and improving it. As a matter of fact my credit score has increased by 100 points in one year because of it. Unfortunately I was making more money at the time and could do that. I would really like the opportunity to get rid of these cards before the new interest rates start and make it even harder to pay off. I don't want to walk away from my debt, or take a deal to pay off less than what I owe. I'm hoping you can help me. I read about your company on MSN Money. Thank you for your time. Best Regards, Deborah

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	63
Revolving Credit Balance:	$9,728.00	Public Records On File:	0
Revolving Line Utilization:	91.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446823	$3,000	$3,000	7.40%	1.00%	October 1, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446823. Member loan 446823 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Christine Scirocco	Debt-to-income ratio:	5.55%
Length of employment:	2 years 8 months	Location:	Clinton, CT

Home town:	Bridgeport
Current & past employers:	Christine Scirocco, Norwalk Hospital
Education:	Bullard-Havens Regional Vocational Technical School

This borrower member posted the following loan description, which has not been verified:

Restructuring household budget. Alimony has recently ceased. Work has recently been decreased because of assisting elderly father. Would like to be more available to him and maintain current living situation also understanding that my personal expenditures need to be carefully budgeted.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,315.00	Public Records On File:	0
Revolving Line Utilization:	61.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446864

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446864	$5,000	$5,000	12.18%	1.00%	October 5, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446864. Member loan 446864 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Cox.	Debt-to-income ratio:	22.45%
Length of employment:	6 months	Location:	Wichita, KS

Home town:	Wichita
Current & past employers:	Cox., AT&T Inc.
Education:	Wichita State University

This borrower member posted the following loan description, which has not been verified:

I am very reliable, never been late once on anything.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,957.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 446873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446873	$2,000	$2,000	8.59%	1.00%	October 1, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446873. Member loan 446873 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,407 / month
Current employer:	Sacramento Child Advocates	Debt-to-income ratio:	15.96%
Length of employment:	4 years 5 months	Location:	Sacramento, CA

Home town:	Wilton
Current & past employers:	Sacramento Child Advocates, Coldwell Banker Real Estate
Education:	California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

I am applying for a loan for a 1965 mustang. It is only 2,000, and I have been looking for a car like this for a while. The reason I am applying for a loan instead of paying cash is because I am trying to build more credit history, as I am fairly young. I will be paying this loan off early. I have never missed a payment on any credit card or loan. The negative part of my credit is that I have too many inquiries on my credit score, because I recently bought a house. If you have any questions at all, just ask and I would be glad to answer. Thank you for helping me to build up my credit, and get my dream car in the process :)

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,545.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446879

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446879	$2,500	$2,500	11.14%	1.00%	October 6, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446879. Member loan 446879 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Wynn Las Vegas	Debt-to-income ratio:	18.09%
Length of employment:	4 years 5 months	Location:	Las Vegas, NV

Home town:	Jamestown
Current & past employers:	Wynn Las Vegas
Education:	Jamestown Community College

This borrower member posted the following loan description, which has not been verified:

I've heard good things about your organization which makes me confident that our dealings will be a very positive experience for both of us. I have been in the same field of employment for twenty-five years and my work history is excellent.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,482.00	Public Records On File:	0
Revolving Line Utilization:	84.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please list the debt you plan to pay off with this loan? Please include balances, interest rates, and minimum monthly payments. Also, please explain the $14,482.00 of revolving debt. Thank you	I had to make a high interest loan over the summer of $ 1,400.00 the payments are over $200.00/ mo. Due to a unusually slow business period at my workplace I've been unable to pay it down as rapidly as I had hoped to, as a result some other debts have occurred. This loan and a pick-up in business will help.

Member Payment Dependent Notes Series 446889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446889	$2,500	$2,500	17.04%	1.00%	October 1, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446889. Member loan 446889 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	RYBX Inc. / Self-employed	Debt-to-income ratio:	13.66%
Length of employment:	5 years	Location:	LOS ANGELES, CA

Home town:	Fullerton
Current & past employers:	RYBX Inc. / Self-employed, Uniworld River Cruises, PeopleSupport.com
Education:	Arizona State University, Santa Monica College

This borrower member posted the following loan description, which has not been verified:

Hi, I am requesting a $2500 loan to allow me to continue development on an email marketing application, which is almost completed, to be able to pay some existing debt/bills so I stay current on them, fund the time I have spent on development, and also be able to market the application and my other business services. Thank you for your time and assistance.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,999.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.29.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Rybx Inc. are? 2. $4,167 income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Hi there. Thanks for your inquiry. 1. I am Sr. Web Developer / President - Design and develop websites, web applications, email marketing programmer. Clients range from grocery store chains, software firms, travel companies and cruise lines, real estate, and entertainment/tv industry 2. Income listed is for myself. 3. Rent is $995/month (I am also property manager, so I typically earn some additional money based on the work required on the buildings) 4. Car payment is $247/month, I have 6 months left on the loan until the car is paid in full. I hope I have answered your questions clearly. If you have any further questions, please let me know. Many thanks.

Member Payment Dependent Notes Series 446898

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446898	$5,000	$5,000	12.87%	1.00%	October 6, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446898. Member loan 446898 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$24,583 / month
Current employer:	Ashby & Geddes	Debt-to-income ratio:	9.27%
Length of employment:	7 years 10 months	Location:	Wilmington, DE

Home town:	Philadelphia, PA
Current & past employers:	Ashby & Geddes, Skadden Arps Slate Meagher & Flom
Education:	Gordon College-Wenham, Temple University School of Law

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to cover some unexpected expenses that have arisen and provide some additional cash flow to get me through the end of this calendar year, when I receive a large bonus and will repay the loan.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$602,519.00	Public Records On File:	1
Revolving Line Utilization:	68.40%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does the >602K of revolving credit balance consist of? Please explain the Public Record 118 months ago? Thank you in advance for your answers.	The bulk of the revolving credit is a 2nd mortgage line with WSFS Bank ($570K), the rest is credit card debt. The public record was a bankruptcy filing.

Member Payment Dependent Notes Series 447015

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447015	$4,000	$4,000	8.94%	1.00%	October 2, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447015. Member loan 447015 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Entertainment Partners	Debt-to-income ratio:	15.31%
Length of employment:	13 years 6 months	Location:	Woodland Hills, CA

Home town:
Current & past employers:	Entertainment Partners
Education:

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I have never missed a payment and have good credit. Over the years I accumulated credit card debt and with the high interest rates I am not able to pay the cards down. Thank you for help. Best Regards, Deborah

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$101,713.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your minimum payment on your $100k of revolving debt right now?	I only have 2 credit cards that have high interest rates. 1. Balance 15,192.07 apr 16.49 min payment 300.00 2. Balance 8056.27 apr 18.90 min payment 202.24 The other credit cards have low interest rates and although the report says $100k it's actually $65,698.52. Perhaps they are including credit available to me. Thank you -
if you have 15K + 8K = 23K in high interest debt, why are you only requesting 4K?	It only makes since for to use LendingClub is I can get a lower interest rate than I already have. To get the lowest interest rate I am taking out 4K. I then plan to take out another 4K at that same low interest rate. I will then have paid off my credit card that is at 18.9. - D

Member Payment Dependent Notes Series 447026

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447026	$3,000	$3,000	7.74%	1.00%	October 6, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447026. Member loan 447026 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,167 / month
Current employer:	Walgreens	Debt-to-income ratio:	21.51%
Length of employment:	4 years 5 months	Location:	LANCASTER, OH

Home town:	Newark
Current & past employers:	Walgreens, Target
Education:	Columbus State Community College, Wright State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Having 4,000 available to me, would help out in so many ways in the coming months. That way, I won't have to work so much and can focus on school. Instead of going part-time, I can go full-time and be done with it sooner.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,520.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you increase the hours you go to school, will that decrease the hours that you work?	I already work about 35-40 a week now, but I'm working some 10-hour shifts and I can't keep doing those while trying to fit school in, it wears me out. There will always be an income on my end.

Member Payment Dependent Notes Series 447028

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447028	$8,000	$8,000	14.61%	1.00%	October 5, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447028. Member loan 447028 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Edmunds.com Inc	Debt-to-income ratio:	0.00%
Length of employment:	4 years 3 months	Location:	Alhambra, CA

Home town:	Taipei
Current & past employers:	Edmunds.com Inc, Tireco Inc, Advance Computing Group
Education:	Claremont Graduate University, California State University-San Bernardino (CSUSB)

This borrower member posted the following loan description, which has not been verified:

Saw this wonderful motorcycle and would be nice to able to purchase it.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	48
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. What is the primary reason for the motorcycle purchase? Do you have any other outstanding debts, like another vehicle loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Edmunds.com Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	i will be using the motorcycle for my commute to work. I do not have any auto loan nor student loan. My roughly monthly expense will be around 2500 including rent/ utilities/ phone/ and food. I do have a saving account. What I do at Edmunds is providing application services planning/ implementation/ support. I am willing to have lending club verify my incoming. Thanks
If you verify your income I will invest with you.	i'm trying to work with the customer support how to verify my income thanks
have a link to the motorcycle?	it is from a local seller. so no pictures. it is a 1999 H-D

Member Payment Dependent Notes Series 447050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447050	$3,000	$3,000	7.40%	1.00%	October 5, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447050. Member loan 447050 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	University of California	Debt-to-income ratio:	5.58%
Length of employment:	16 years 2 months	Location:	Berkeley, CA

Home town:
Current & past employers:	University of California
Education:

This borrower member posted the following loan description, which has not been verified:

I'm applying for funds to learn to make short professional films for websites and for classroom teaching. To do this, I need to take the classes, buy a used computer with Final Cut Pro (you spend a lot of time editing!) and buy a used prosumer videocamera and tripod. Making films is something that I can use for work - possibly leading to a promotion and/or small commissions - but my other ambition is to develop an idea for a commercial website. I've designed it, but I need to show some professional content to increase traffic and then approach investors. Because I'm not exactly sure how the website is going to work, I need to do it myself, learn from doing, not hire someone to make the films (also: I love making films!). So this is why I'm applying for a loan to invest in the equipment and in my own training. Teach a man to fish...i.e., make commercial films....and he can sustain himself for life...

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447108	$2,700	$2,700	7.40%	1.00%	October 2, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447108. Member loan 447108 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,325 / month
Current employer:	Boeing Company	Debt-to-income ratio:	0.18%
Length of employment:	10 years 11 months	Location:	long beach, CA

Home town:
Current & past employers:	Boeing Company, USAF
Education:	Argosy University

This borrower member posted the following loan description, which has not been verified:

I am a lender as well - I purchased a refrigerator and in order to get the discount had to finance through the store which has a finance rate of 19.9% for 4 years. I don't need the loan for 4 years and don't need to pay the high interest rate.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,269.00	Public Records On File:	0
Revolving Line Utilization:	2.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 447122

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447122	$8,000	$8,000	11.14%	1.00%	October 2, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447122. Member loan 447122 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	World Fuel Services	Debt-to-income ratio:	17.39%
Length of employment:	2 years 8 months	Location:	Columbia, MD

Home town:	Sofia
Current & past employers:	World Fuel Services, The World Bank
Education:	Johns Hopkins University

This borrower member posted the following loan description, which has not been verified:

I need the money for closing cost and minor repairs in the new appartment. I do not want to make cash advances on credit cards.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,388.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.30.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description World Fuel Services are? 2. $7,083 income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	The World Fuel Service was erroneously listed as employer by the LendingClub system. My employer is the World Bank where I am a Web Coordinator. The stated income is myself only. Mortgage $2400/mo. Car payment $280/mo. I hope this helps for more informed decision.
If you contact Lending Club and have your income verified, lenders will have greater confidence in your loan.	Thank you for the advice. As I use the site for a first time I did not know how to go about verifying anything. At this point I think it is too late and will trust my credit history, but if I have to use it again in the future, I'll try to verify as a part of the application itself.

Member Payment Dependent Notes Series 447132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447132	$20,000	$20,000	11.48%	1.00%	October 2, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447132. Member loan 447132 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Genentech	Debt-to-income ratio:	14.06%
Length of employment:	4 years 5 months	Location:	San Francisco, CA

Home town:	Hong Kong
Current & past employers:	Genentech
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

Need to consolidate the debt/Wedding expenses.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$177.00	Public Records On File:	0
Revolving Line Utilization:	1.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.30.2009 I am considering $250 investment in your Wedding Expenses loan. Questions I have are: 1. Position and very briefest job description Genentech are are? 2. $6,167 income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. Research Associate - potency assay validation. 2. myself only 3. $1500 4 . $550 Thank you for being my lender.
If you contact Lending Club and have your income verified, lender confidence in your loan will increase.	Thank you for your suggestion. I will do that.
Congratulations on your upcoming nuptials! I would like to help fund your loan, but have a few questions. When are you planning on having the wedding? Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $177.) Do you have any other outstanding debts, like a home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund?	1) The wedding is a month away from now. 2) Mainly just 1 credit card. They are wedding expenses including banquet and travel since I will have an oversea wedding as well as a wedding here in the US. 3) 1 student loan and 1 car loan = estimate total = $11,000 4) monthly expense =$3000 5) yes, i have joint account with my wife for emergency fund.

Member Payment Dependent Notes Series 447139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447139	$14,400	$14,400	11.83%	1.00%	October 2, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447139. Member loan 447139 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	City of Austin EMS	Debt-to-income ratio:	11.52%
Length of employment:	9 years 10 months	Location:	Kyle, TX

Home town:	Corpus Christi
Current & past employers:	City of Austin EMS, City Of Beeville
Education:	Del Mar College

This borrower member posted the following loan description, which has not been verified:

I really would like to get out of debt, I have a credit score above 700 and pay my bills on time. The banks at this time aren't of any help. I am a homeowner with 2 incomes myself and wife.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,757.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Could you please have your Employment and Income verified by lending club? To do this please contact general member support at (866) 754-4094. 2. Is your gross income reported one wage earner or two wage earners? 3. Can you please provide me with a list of your current monthly expenses (mortgage, utilities, car payments, payments on cards other than the ones you are consolidating ect)?	Type your answer here. This is gross income for myself. My monthly expenses Mortgage my part is 700 $, Utilities 500$ including internet and cable. Car payment of 550$, 600$ on credit cards that i will be paying off. With this loan. I also have child support that is withdrawn through my job $550 month. Never had a late payment. Thank You for helping out.
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $19,757.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? Can you give a short description of the type of work you perform for the City of Austin EMS? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The debts I wish to considate are credit cards that are accumilating some interest, I will pay off these cards with the entire loan leaving me with a balance of 5,357.00 I should be able to handle this amount with one card that i have with a low interest of 7%. My car loan is a 4 % I still owe 3 yrs on with a balance of 22,000. I have no home equity loans on my mortage and no student loans. I work as a Paramedic for the City of Austin 911 Services. Provide emergency care for the sick and injured. I do have a Savings. With this loan i will be able to start my emergency fund that is my next goal. I do also have My 401 K with the city of austin. And a separate fund Deferred Comp through city of austin which is mutual funds. Thanks again for your help and time for helping out. It is greatly appreciated

Member Payment Dependent Notes Series 447140

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447140	$6,000	$6,000	8.94%	1.00%	October 5, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447140. Member loan 447140 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	james taylor general contracting	Debt-to-income ratio:	8.05%
Length of employment:	8 years	Location:	valpariso, FL

Home town:	Ft Walton Beach
Current & past employers:	james taylor general contracting, big dogs
Education:

This borrower member posted the following loan description, which has not been verified:

I previously had a aproved loan for 4800 and it was in progress on funding but if i could get 6000 it would help me out by being able to pay off a high interest loan i have for 1200 (24.9) percent. thanks in advance james

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,489.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You mention that you need to pay off a $1200 debt but you are requesting $6000 for this loan. What is the rest of the money to be used for?	It will be for purchasing a car. And in return i will be selling the one i have. Witch is a 2000 chrysler lhs I am looking to get around 3000 to 4000 for it. But I need the money to buy the new car first so i can still go to work and what not.

Member Payment Dependent Notes Series 447174

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447174	$4,800	$4,800	13.57%	1.00%	October 2, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447174. Member loan 447174 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Department of Justice	Debt-to-income ratio:	6.29%
Length of employment:	6 years	Location:	SAN DIEGO, CA

Home town:	San Antonio/San Diego
Current & past employers:	Department of Justice, Department of Social Services
Education:	University of California San Diego

This borrower member posted the following loan description, which has not been verified:

Good afternoon, I am requesting a $3,000 loan so that I can cover my two daughter's expenses. I have one daughter's quinceanera (sweet 15) this October and my youngest is trying to go on the Washington DC/New York trip with her 8th grade class. I am a hardworking single mother of two teenage daughters. I have worked with the Department of Justice as an Analyst for 6 years now, I have a part time job at the University of California San Diego, UCSD as an Instructor at a Language Lab. I also receive child support electronically into my bank account every two weeks. The reason I am requesting this loan is because my ex husband is backing out on his word of helping with my daughter's sweet 15 and I have to come up with the difference. I also have my 13 year old trying her best to keep her good grades so that she can go to the Washington DC/New York trip with her 8th grade class, and she deserves it. I could really use this help. We would really appreciate it. I have 2 stable jobs and just need help due to these extra special circumstances. Thank you

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	80
Revolving Credit Balance:	$500.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide a list of your average monthly expenses (rent, car,...)? Thanks.	Rent $1,000 Car loan $330 Car Ins $124 Braces $120 Gas $280 Phone $45 Parking at work $135 School lunch $100 Food $400

Member Payment Dependent Notes Series 447194

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447194	$2,400	$2,400	11.83%	1.00%	October 2, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447194. Member loan 447194 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,150 / month
Current employer:	Devereux Kanner Center	Debt-to-income ratio:	6.94%
Length of employment:	2 years 8 months	Location:	PHILADELPHIA, PA

Home town:	Philadelphia
Current & past employers:	Devereux Kanner Center
Education:	University of Pittsburgh-Main Campus

This borrower member posted the following loan description, which has not been verified:

I need to borrow $2000.00 to pay for a car repair. I am more than capable of repaying the loan in one year. My salary covers all of my monthly expenses with a little extra. Some of this extra will be used to pay off the loan every month. This will allow me to pay the loan off within such a short amount of time.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	57
Revolving Credit Balance:	$107.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447280	$10,000	$10,000	8.94%	1.00%	October 2, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447280. Member loan 447280 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,833 / month
Current employer:	CIGNA	Debt-to-income ratio:	7.03%
Length of employment:	10 years 1 month	Location:	Weston, FL

Home town:	Cali
Current & past employers:	CIGNA
Education:	University of Iowa

This borrower member posted the following loan description, which has not been verified:

$32k outstanding credit card balance with American Express. Help me in my journey to be credit card debt free over the next 3 years, and at the same time, help me send a personal message to AmEx, which has been abusing customers over the last 18 months. I have been an Amex customer for several years, had low 9.99% fixed interest rate. Rate increased 4% in Nov 2008. Rate is now scheduled to convert to variable, adding another 2%, effective 10/1/09. AmEx does not deserve my business anymore. Help me pay off this balance as soon as possible.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$140,420.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I immediately clicked on your loan request because I saw the word AMEX in it. I have stopped using my AMEX card (I don't carry balances though) because they have been making regular changes to my account terms to the point that it has gotten annoying. That said, I have some questions. 1. Could you please have your Employment and Income verified by lending club? To do this please contact general member support at (866) 754-4094. 2. Is your gross income reported one wage earner or two wage earners? 3. Your credit lists a revolving credit balance of $140,420. This is very high for a revolving balance. What exactly does it consist of? If a HELOC, what is the amount of the HELOC and what is the amount owed on the HELOC.	Thacaro - Thanks for clicking on my listing. I'm glad there are other people out there as outraged with Amex as I am. Now to your questions... 1. I will work with Cust. Service to verify my income/employment over the next couple of days. 2. Gross income reported is 1 earner, does not include bonuses in the 0%-15% range. 3. The $142k revolving balance is mostly a HELOC ($92k, 100% used as lender reduced line about a year ago). $32k is the Amex card balance, the rest is a Citi card balance being paid off slowly but steadily as I have a 1.5% interest rate until balance is paid off in full. No new charges have been made to any of the cards for several months now.
If you owe them 32,000, why are you asking for only 10,000? Do you have cash of 22,000 to pay off? Also, can you detail other bills owed?	winner10 - Thanks a lot for checking my listing. Regarding your question, the main reason I am asking for $10k only is interest rate. When creating the listing the options presented to me for higher loan amounts would make me end up with a rate higher than I wanted. I am trying to minimize the cost of my credit card debt, one step at a time - wisely and steadily! Please take a look at the response I provided to Thacaro for details on other bills owed.
Could you summarize your monthly expenses and show how you will eliminate your $140,000 credit card debt in 3 years?	jondelph - thanks for looking at my listing. With respect to your question, please review the answer I provided to Thacaro regarding the $140k revolving balance.

Member Payment Dependent Notes Series 447281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447281	$16,750	$16,750	8.94%	1.00%	October 2, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447281. Member loan 447281 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Golf Holidays International	Debt-to-income ratio:	13.81%
Length of employment:	8 years 1 month	Location:	San Diego, CA

Home town:	Montreal
Current & past employers:	Golf Holidays International
Education:	McGill University

This borrower member posted the following loan description, which has not been verified:

I have been trying to pay off credit cards but high interest rates make it impossible. I can afford $1000 monthly payments and would like to consolidate into one loan at a reasonable rate so that I can actually make some progress paying it off and not just pay interest to the banks every month. They certainly aren't making it easy for hard working, honest people like me to get ahead! With this loan I will also be able to pay off my husband's card, so we would be better off as a family. Your support would be most appreciated. I have excellent credit, and always pay my bills on time.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,669.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Could you please have your Employment and Income verified by lending club? To do this please contact general member support at (866) 754-4094. 2. Is your gross income reported one wage earner or two wage earners? 3. Your credit lists a revolving credit balance of $2,669. Since obviously not all of your credit card balances are listed on your credit report, could you please tell me more about what cards you wish to consolidate and their respective interest rates? 4. Can you please provide me with a list of your current monthly expenses?	Type your answer here. My gross income is mine alone. My husband and I work together operating a family business and his gross income is 75k. I owe $2500 on my 2 cc's but my husband has a balance of $12k on one of his. The interest rate on that card 29+% - last month I made a payment of $600 and it only reduced the balance by $140. We called the cc company to try to negotiate and they would not budge. He pays most of the family bills, including the mortage, water, electricity etc...so I have more monthly discretionary income and am trying to help him pay off his card as well as mine. My monthly expenses include food ($500), cell phone ($139), car ($141), misc such as kids, gas etc ($500). Because I have good credit, I am in better position to finance a loan and would like to do this to help improve our family finances.

Member Payment Dependent Notes Series 447394

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447394	$5,000	$5,000	13.57%	1.00%	October 5, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447394. Member loan 447394 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,472 / month
Current employer:	Paulding County DFCS	Debt-to-income ratio:	15.53%
Length of employment:	8 years 6 months	Location:	Dallas, GA

Home town:	New York
Current & past employers:	Paulding County DFCS, Chattahoochee Technical College
Education:	East Central Technical College

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my debt into one monthly payment. I have a good payment history and pay my debt regularly each month. I work for the State of Georgia.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	41
Revolving Credit Balance:	$3,262.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $3,262.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Paulding County DFCS? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello, Yes I would be using the loan to pay off all credit card debt. I do have a car loan and I am paying a mortgage. My car loan is 215.00 per month and my mortgage is 561.00 per month. I work for the Paulding Co. DFCS as an Employment and Training Case Manager. My job is to help people who are not employed with their job search. I have worked with the department for about 9 years. I have a savings account which I contribute to monthly. I hope this answers your question. Thank you.
10.01.2009 You have job security working for Paulding County DFCS. I am considering $250 investment in your loan. Questions I have that StocksMan did not ask are: 1. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Hello, My minimum payment to my credit cards are approximately $40.00 or less each month.
How long has it been since you paid your revolving credit balance in full, or have you never done that? What is (are) the rate(s) on that debt? Why not use what's in your savings account to pay down the revolving credit?	The last time I paid the balance in full was two years ago. I am not sure was you mean by the rate on my debt? Unless you mean the annual percentage rate? The highest rate is 21.99%. I have in the past used my savings account to pay down my debt, however I am a mother and would like to keep the money in my savings available in case of an emergency related to my child or other unexpected needs instead of using more credit. I hope this answers your questions.

Member Payment Dependent Notes Series 447413

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447413	$15,000	$15,000	8.94%	1.00%	October 5, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447413. Member loan 447413 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Orloff Lowenbach Stifelman and Siegel	Debt-to-income ratio:	8.99%
Length of employment:	4 years	Location:	BRIDGEWATER, NJ

Home town:	Bergenfield
Current & past employers:	Orloff Lowenbach Stifelman and Siegel
Education:	Bergen Community College & 2 years of Court Reporting School

This borrower member posted the following loan description, which has not been verified:

We currently owe about $16,000 on a Bank of Amerca Platinum Plus Visa card. I want to consolidate it into one payment per month and know that it will be completely paid off in three years. I am applying to you for $15,000, which will immediately be sent to Bank of America to pay off all but $1,000 of the balance, and I will pay off the remaining $1,000 before the end of the year. We received an e-mail from you (and Lending Tree) today that we have been pre-approved at 8.49%. Please advise as soon as possible as to what our next step is. Thank you.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1981	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,908.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Orloff Lowenbach Stifelman and Siegel? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do have a car loan, but we do not have any home equity or student loans. The main monthly expense for me and my husband is the mortgage (P&I is about $1,965, plus real estate taxes). Other expenses include the usual utilities, phone, cable, etc. I am a legal secretary and work with the senior litigation parter in a mid-sized law firm. In total, I have been with this law firm for 14 years - from 1983-1994 and then again from 2005 until the present. Yes, I have a 401K. Sure, Lending Club can verify my income.

Member Payment Dependent Notes Series 447417

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447417	$15,000	$15,000	12.18%	1.00%	October 5, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447417. Member loan 447417 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	American Express	Debt-to-income ratio:	5.78%
Length of employment:	14 years	Location:	New York, NY

Home town:
Current & past employers:	American Express
Education:	University of the Pacific

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to consolidate debt, reduce balances, and pay off completely credit card debt with the highest finance charges.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	54
Revolving Credit Balance:	$33,436.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for American Express? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do not have a car loan or any student loans. My only debts are the credit cards. I'd estimate my monthly expenses at about $4000.00. My work at American Express is in the vendor management part of the business (managing vendors who provide services to our customers). I do have both a savings and checking account, plus an IRA and a 401K. And yes, I am willing to have the Lending Club verify my income.

Member Payment Dependent Notes Series 447470

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447470	$10,000	$10,000	8.94%	1.00%	October 2, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447470. Member loan 447470 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	General Growth Properties	Debt-to-income ratio:	10.47%
Length of employment:	10 years 5 months	Location:	Cranston, RI

Home town:	Providence
Current & past employers:	General Growth Properties, The Armory Revival Company, Commonwealth Development Group
Education:	Rhode Island College

This borrower member posted the following loan description, which has not been verified:

Some time ago my husband became ill and could not work. This caused us to increase our cc debt. While he is well again and back to work. I would like to consolidate our bills and have one monthly payment

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	39
Revolving Credit Balance:	$93,093.00	Public Records On File:	0
Revolving Line Utilization:	1.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Did your husband's salary continue during his illness? Is your husband back at the job he had before he became ill? Does he earn the same as before he became ill? Thanks, Bill	No he did not earn income during his illness. He has a different job making alot less money
I see that you have a revolving credit card balance of $93k. You are applying for $10k loan. So you will still owe $83k credit card debt, correct? I'd like to help, but I worry about the general financial health of your situation	The $93k is not related to credit card debt. It is a home equity line of credit
By getting this loan how much will it decress your monthly monthly payments? Will it pay these cc debts off completly?	Yes it will pay off all of my credit card debt

Member Payment Dependent Notes Series 447574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447574	$12,000	$12,000	12.53%	1.00%	October 5, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447574. Member loan 447574 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	City of Gainesville (FL)	Debt-to-income ratio:	3.74%
Length of employment:	14 years 4 months	Location:	Gainesville, FL

Home town:
Current & past employers:	City of Gainesville (FL)
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

Hello all I would use this loan to consolidate 2-3 credit card debts. I have excellent credit scores (Experian:748; TransUnion:768; Equifax:739 as of 09/24/09). My credit score has been as high as 783 in the past and I do not have any late payments. Also, I have been employed at the same job for 14+ years. In essence, this would be a great investment! Again, thank you for your consideration!

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,762.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.02.2009 I am considering $250 investment to help fund your requested $12,000 loan. Questions I have are: 1. Position and very briefest job description City of Gainesville, FL are? 2. $6,250 gross income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investmentS in loans occurs AFTER I received answers.	Hello, To answer you question, my position is in law enforcement and the income is just mine, since I am single. Rent is $800/month and car pmt is $426/month. Thanks again for your consideration!
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $23,762.) Can you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello StocksMan, I wish to consolidate 2 credit cards (American Express and Bank of America), which is roughly half of my revolving credit of $23,762. The remaining balance is on another card that has a smaller interest rate than Lending Club at the moment. My monthly expenses runs around $3500/month (includes rent, car note, utilities, food, child care, gas, insurance, phone, and credit card payments). My savings is around $1000. I have no problem with Lending Club verifying my income. I thought that they would have done that anyway, but I will contact Lending Club on Monday to find out what they need.
If you contact Lending Club and have your income verified, lenders will have greater confidence in your loan.	I will contact them on Monday to verify income.
Please provide a little information about the near $24000 in revolving debt. (Who you owe, purpose of loan(s), interest rates, monthly payments.) Will this loan pay off some of that debt? Is so then which creditors, and lastly - What about the other $12000?	Hello CoLender I am borrowing roughly half ($12000) to consolidate an American Express card and Bank of America card. Until now both had low rates since I've had them (American Express going from 3.99% since 2007 to a higher rate and Bank of America is raising the rate from 7.99%) Both are raising my rate, not because of anything I did, such as late payment, but I assume since financial institutions are tightening their belts. I currently pay about $500/month towards all the cards. The roughly other half of the $24000 is on a Sears card which currently has a lower rate than Lending Club, so I did not wish to consolidate it at this time.

Member Payment Dependent Notes Series 447578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447578	$10,000	$10,000	12.53%	1.00%	October 6, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447578. Member loan 447578 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	VCEHD	Debt-to-income ratio:	10.78%
Length of employment:	9 years	Location:	oxnard, CA

Home town:	OXNARD
Current & past employers:	VCEHD, US Army
Education:	California State University-Channel Islands, Oxnard College, Ventura College, Central Texas College

This borrower member posted the following loan description, which has not been verified:

I am a good candidate for this loan because I take my debts seriously and am at a point where I just would like to pay off some of my higher interest rate loans. I can definitely continue on paying these high interest rates as I currently do, though I would certainly appreciate having to pay less overall through a lower interest rate, and better to put my interest expense into individuals' hands rather than the big banks! I have a long stable work history with a government agency that pays well but I would like to pay off these debts to be able to save some money for an emergency versus living paycheck to paycheck.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	23
Revolving Credit Balance:	$26,373.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.01.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description government agency HECHD are? 2. $5,333 income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	My position as an Environmental Health Tech involves customer service, initial review of applications prior to submittal to our agency, accounts receivable transactions, and other admin duties. The income is generated by myself only. The mortgage payment is $1675.00 per month and there is no car payment. Thanks in advance for your consideration.
Could you please explain the delinquency?	I honestly can not remember what the delinquency was other then a late payment. It has been 23 months since the last delinquency.

Member Payment Dependent Notes Series 447839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447839	$2,000	$2,000	13.22%	1.00%	October 6, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447839. Member loan 447839 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Safeway Inc.	Debt-to-income ratio:	24.54%
Length of employment:	13 years 2 months	Location:	spokane, WA

Home town:	newport
Current & past employers:	Safeway Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

i want to consolidate some small payments into one.I have steady employment 40+ hrs a week for 13 years now.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,622.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list your monthly bills and the debt you are consolodating? Are you the sole wage earner in your household? Thank you	home depot 500 bill me later700 paypal 300 and my wife works also

Member Payment Dependent Notes Series 447849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447849	$9,500	$9,500	8.94%	1.00%	October 6, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447849. Member loan 447849 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,975 / month
Current employer:	Booz Allen Hamilton	Debt-to-income ratio:	2.84%
Length of employment:	2 years 1 month	Location:	Prince George, VA

Home town:	Oberlin
Current & past employers:	Booz Allen Hamilton, Northrop Grumman
Education:	University of Oklahoma Norman Campus

This borrower member posted the following loan description, which has not been verified:

Entered into agreement with Paramount Builders, Inc. for the purchase and installation of eleven energy-efficient windows for my primary residence. These windows meet the government's new requirements for the energy efficiency tax credit announced in June 2009. Total project cost is $10, 821.00, a 10% deposit of $1082.00 has been provided to Paramount as earnest money. I've never missed a mortgage payment on my home in over 17 years. Current mortage loan to value on the home is 75%. Property values have actually increased in this area despite national market trends over the last two years, due to the doubling in size of Fort Lee, VA as a result of the government's Base Realignment And Closure program. Based on my credit rating and income, I believe that I can find better interest rates than what's being offered by banks or Paramount's lenders.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$84,712.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.02.2009 I am considering $250 investment to help fund your requested $9,500 HIP/Energy saving loan. Questions I have are: 1. Position and very briefest job description Booze Allen Hamilton are? 2. $9,975 gross income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investmentS in loans occurs AFTER I received answers.	1. Associate - Supply Chain Management certified professional working on DoD client solutions for logistics transformation, Performance-Based Logistics, enterprise solutions, etc. 2. Solely my income. 3. $588 4. $282
Could you please give us some insight as to your revolving credit balance? Thank you	RC balance includes two credit cards, AmEx and Visa, and a home equity line of credit that was used for new roofing, siding, and gutters last year.

Member Payment Dependent Notes Series 447924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447924	$8,500	$8,500	11.14%	1.00%	October 6, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447924. Member loan 447924 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	US Navy	Debt-to-income ratio:	9.81%
Length of employment:	7 years 11 months	Location:	San Diego, CA

Home town:	Tulsa
Current & past employers:	US Navy
Education:	Thomas Edison State College

This borrower member posted the following loan description, which has not been verified:

Hi, I am seeking a loan to consolidate two credit cards that we no longer use due to the 15%+ interest rate that they carry. I am active duty navy, 2 years remaining on my contract. My take home pay(net) is roughly $4600 and will be going up in Nov a few hundred dollars based my length of service. My wife's take home pay is roughly $2000. All of our bills, including our mortgage/cars/insurance are roughly $3800. Our grocery/household items add up roughly to $800. The rest of our budget goes towards incidentals and discretionary items. I get one time bonuses every 01Oct09 as a retention payment from the navy, of roughly $2000. I will also get a one-time payment of 4000(pre-tax) in Nov when I renew my contract for 2 years with the Navy(till 05Nov11). The following year(2010) I will also get 4k, since they give you half up front and the rest spaced out over the period of your enlistment. Since I'm only doing two more years, I only have one year for the other half to be split into. If you have any questions, let me know. We are financially responsible people, we just racked up this credit card debt over the last year due to my wife taking off work for a year because we had a baby, she is now back to work as reference above. My goal in asking for a loan is to get a lower interest rate and have a structured payment. The cards will be closed after being paid. So it is mainly out of curiosity in the rate that I can get here vice going to the bank, this loan is not a make or break issue. I intend on paying this loan off by the end of next year. If you fund my loan, you will not have any issues with repayment.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,654.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.02.2009 I am considering $250 investment to help fund your requested $8,500 loan. Questions I have are: 1. Curremt rank/Ggade U S Navy are? 2. Current ECC and EAS are? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investmentS in loans occurs AFTER I received answers. Master Sergeant USMC Retired (Disbursing Chief) Virginia Beach, VA	I am an 8 year E-6 in the Navy.
Thank you for the excellent narrative. Glad to be on board in funding your loan as you get your debts under control. Best wishes for your new family.	Thanks
You mention that you have two years left with your current contract. What will you do after that, will you start a new contract, or will you have to look for a new job when the contract expires?	I will be getting out, I have a 4 year degree and will make more if I get a civilian job than if I stay in. My field in the Navy is Information Assurance, aka Computer Network/Security.

Member Payment Dependent Notes Series 447932

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447932	$6,800	$6,800	7.74%	1.00%	October 5, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447932. Member loan 447932 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	n/a	Debt-to-income ratio:	4.90%
Length of employment:	8 years 6 months	Location:	WATKINSVILLE, GA

Home town:	FLOWOOD
Current & past employers:
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

I got a little aggressive over the past couple of years. To make a long story short, I spent much of my reserves on a couple things. Well, Murphy moved in and bit me a little.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,296.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You've listed no current employer. Could you please give us an idea about your employment? Thank you	Absolutely. I didn't list my employer for privacy reasons. However, I can tell you that I have been employed in the insurance industry since 2000. I have had the same employer for over 8 years.
Who is this Murphy that moved in?	The bigger Murphy was the fact that I paid cash for a car knowing that I had a HELOC to back up my depleted reserves. The HELOC was frozen due to property values. The other Murphy-esque event was having to move after that to a house I was renting out to someone after it didn't rent as quickly as I thought it should.

Member Payment Dependent Notes Series 447971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447971	$1,750	$1,750	8.94%	1.00%	October 5, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447971. Member loan 447971 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$800 / month
Current employer:	Amanda Davis	Debt-to-income ratio:	21.25%
Length of employment:	6 months	Location:	Bolingbrook, IL

Home town:	DeKalb
Current & past employers:	Amanda Davis, KFC
Education:	Western Illinois University

This borrower member posted the following loan description, which has not been verified:

Personal loan for bills

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,385.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 448334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448334	$5,000	$5,000	8.59%	1.00%	October 6, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448334. Member loan 448334 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Social Security Administration (SSA)	Debt-to-income ratio:	7.33%
Length of employment:	n/a	Location:	Venice, FL

Home town:	Brooklyn
Current & past employers:	Social Security Administration (SSA), Newmark & Lewis
Education:	SUNY

This borrower member posted the following loan description, which has not been verified:

I have been approved for a home loan for 60,000 but I need the initial down payment showing in my bank account

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,494.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your projected monthly expenses? What do you have in savings?	Projected monthly expenses are $800, I only have a checking account not a savings account
what do you do, what are your monthly expenses, what do you have in savings, please contact LC to verify your income.	Monthly expenses are $800, I only have a checking account not a savings account
Let me rephrase, how much do you have in your checking account? We want to make sure that you have the capabiity to pay this back and that you are worth the risk, thanks.	Currently I have $1300.00 in my account. My wife is also waiting for her unemployment, which will be another $800.00 a month and is also in the process of applying for disability

Prospectus Supplement (Sales Report) No. 10 dated October 6, 2009